Exhibit 4.1

Execution Version

DB MASTER FINANCE LLC,

as Master Issuer,

and

CITIBANK, N.A.,

as Trustee and Securities Intermediary

BASE INDENTURE

Dated as of January 26, 2015

Asset Backed Notes

(Issuable in Series)

i

ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS

Exhibit A	Weekly Manager’s Certificate
Exhibit B	[Reserved]
Exhibit C	[Reserved]
Exhibit D	Form of Grant of Security Interest in Trademarks
Exhibit E	[Reserved]
Exhibit F	Form of Investor Request Certification
Exhibit G	Notice Requesting Contact Information of Initial Note Owners
Exhibit H	CCR Election Notice
Exhibit I	CCR Nomination
Exhibit J	CCR Ballot
Exhibit K	CCR Acceptance Letter
Exhibit L	Form of Mortgage
Exhibit M	[Reserved]
Exhibit N	[Reserved]
Exhibit O	Form of Note Owner Certificate

v

SCHEDULES

Schedule 7.3	-	Consents
Schedule 7.7	-	Proposed Tax Assessments
Schedule 7.19	-	Insurance
Schedule 7.21	-	Pending Actions or Proceedings Relating to the Securitization IP
Schedule 8.11	-	Liens

BASE INDENTURE, dated as of January 26, 2015, by and among DB MASTER FINANCE LLC, a Delaware limited liability company, and CITIBANK, N.A., a national banking association, as trustee and as securities intermediary.

W I T N E S S E T H:

WHEREAS, the Master Issuer has duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more series of asset backed notes (the “Notes”), as provided in this Base Indenture and in supplements to this Base Indenture; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Master Issuer, in accordance with its terms, have been done, and the Master Issuer proposes to do all the things necessary to make the Notes, when executed by the Master Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Master Issuer, the legal, valid and binding obligations of the Master Issuer as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

Capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Base Indenture Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

Section 1.2 Cross-References.

Unless otherwise specified, references in the Indenture and in each other Related Document to any Article or Section are references to such Article or Section of the Indenture or such other Related Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3 Accounting Terms; Accounting and Financial Determinations; No Duplication.

(a) All accounting terms not specifically or completely defined in the Indenture or the Related Documents shall be construed in conformity with GAAP.

(b) Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Related Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Related Document, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

Section 1.4 Rules of Construction.

In the Indenture and the other Related Documents, unless the context otherwise requires:

(a) the singular includes the plural and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the other applicable Related Documents, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c) reference to any gender includes the other gender;

(d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(f) the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in an “either . . . or” construction; and

(g) with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”.

ARTICLE II

THE NOTES

Section 2.1 Designation and Terms of Notes.

(a) Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Master Issuer, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers of the Master Issuer executing such Notes, as evidenced by execution of such Notes by such Authorized Officers. All Notes of any Series shall, except as specified in the applicable Series Supplement and in the Base Indenture, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

(b) With respect to any Variable Funding Note Purchase Agreement entered into by the Master Issuer in connection with the issuance of any Class A-1 Notes, whether or not any of the following shall have been specifically provided for in the applicable provision of the Indenture Documents, the following shall apply (except to the extent that the Series Supplement or Variable Funding Note Purchase Agreement with respect to such Class of Notes provides otherwise):

(i) for purposes of any provision of any Indenture Document relating to any vote, consent, direction, waiver or the like to be given by such Class on any date, with respect to each Series of Class A-1 Notes Outstanding, the relevant principal amount of each such Series of Notes to be used in tabulating the percentage of such Series voting, directing, consenting or waiving or the like (the “Class A-1 Notes Voting Amount”) will be deemed to be the greater of (1) the Class A-1 Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (2) the Outstanding Principal Amount of Class A-1 Notes for such Series;

(ii) for purposes of any provisions of any Indenture Document relating to termination, discharge or the like, such Class shall continue to be deemed Outstanding unless and until all commitments to extend credit under such Variable Funding Note Purchase Agreement have been terminated thereunder and the Outstanding Principal Amount of such Class shall have been reduced to zero; and

(iii) notwithstanding the foregoing, and for the avoidance of doubt, a Series Supplement or a Variable Funding Note Purchase Agreement may provide for different treatment of commitments of a Noteholder of a Class A-1 Note subject to such Series Supplement or Variable Funding Note Purchase Agreement that has failed to make a payment required to be made by it under the terms of the Variable Funding Note Purchase Agreement, that has provided written notification that it does not intend to make a payment required to be made by it thereunder when due or that has become the subject of an Event of Bankruptcy.

Section 2.2 Notes Issuable in Series.

(a) The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement.

(b) So long as each of the certifications described in clause (vi) below are true and correct as of the applicable Series Closing Date, Notes of a new Series may from time to time be executed by the Master Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Order at least five (5) Business Days (except in the case of the issuance of the Series of Notes on the Closing Date) in advance of the related Series Closing Date (which Company Order will be revocable by the Master Issuer upon notice to the Trustee no later than 5:00 p.m. (New York City time) two (2) Business Days prior to the related Series Closing Date) and upon performance or delivery by the Master Issuer to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of the following:

(i) a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such new Series to be authenticated and the Note Rate with respect to such new Series;

(ii) a Series Supplement satisfying the criteria set forth in Section 2.3 executed by the Master Issuer and the Trustee and specifying the Principal Terms of such new Series;

(iii) if there is one or more Series of Notes Outstanding (other than a Series of Notes Outstanding that will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date or defeased in accordance with Section 12.1(c)), written confirmation from either the Manager or the Master Issuer that the Rating Agency Condition with respect to the issuance of such Additional Notes has been satisfied;

(iv) any related Enhancement Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.32;

(v) any related Series Hedge Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.33;

(vi) one or more Officer’s Certificates, each executed by an Authorized Officer of the Master Issuer, dated as of the applicable Series Closing Date to the effect that:

(A) the Senior ABS Leverage Ratio as of the applicable Series Closing Date is less than or equal to 6.5x after giving pro forma effect to the issuance of such Additional Notes and any repayment of existing Indebtedness from such Additional Notes;

(B) the DBI Leverage Ratio is less than or equal to 7.0x after giving pro forma effect to the issuance of such Additional Notes and any repayment of existing Indebtedness from such Additional Notes;

(C) no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of the issuance of the new Series of Notes;

(D) all representations and warranties of the Master Issuer in this Base Indenture and the other Related Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Series Closing Date, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date);

(E) no Cash Trapping Period is in effect or will commence as a result of the issuance of the new Series of Notes;

(F) the New Series Pro Forma DSCR is greater than or equal to 2.0x;

(G) no Manager Termination Event or Potential Manager Termination Event has occurred and is continuing or will occur as a result of such issuance;

(H) the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under this Base Indenture or the applicable Series Supplement;

(I) all costs, fees and expenses with respect to the issuance of the new Series of Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Series Closing Date have been paid or will be paid from the proceeds of the issuance of the new Series of Notes;

(J) all conditions precedent with respect to the authentication and delivery of such new Series of Notes provided in this Base Indenture, the related Series Supplement and, if applicable, the related Variable Funding Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such new Series of Notes have been satisfied or waived;

(K) the Guarantee and Collateral Agreement is in full force and effect as to such new Series of Notes;

(L) if such new Series of Notes includes Subordinated Debt, the terms of any such new Series of Notes include the Subordinated Debt Provisions to the extent applicable;

(M) the legal final maturity date for any new Class of Senior Notes will not be prior to the legal final maturity of any Class of Senior Notes then Outstanding;

(N) the legal final maturity date for any new Class of Senior Subordinated Notes will not be prior to the legal final maturity of any Class of Senior Notes or any Class of Senior Subordinated Notes then Outstanding;

(O) the legal final maturity date for any new Class of Subordinated Notes will not be prior to the legal final maturity of any Class of Senior Notes, any Class of Senior Subordinated Notes or any Class of Subordinated Notes then Outstanding;

(P) each of the parties to the Related Documents with respect to such new Series of Notes has covenanted and agreed in the Related Documents that, prior to the date which is (a) one (1) year, or (b) if longer, the applicable preference period in effect, and in either case of (a) or (b), plus one (1) day, following the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

(Q) there is no action, proceeding, or investigation pending or threatened against any Non-Securitization Entity before any court or administrative agency that would reasonably be expected to result in a Material Adverse Effect with respect to the Securitization Entities, except as set forth in Schedule 7.21; and

(R) if such issuance is of a Series of Senior Subordinated Notes or Subordinated Notes, the Master Issuer has established the applicable Collection Account Administrative Accounts set forth in Section 5.6(a) and such accounts are subject to an Account Control Agreement in accordance with the terms herein.

provided, that none of the foregoing conditions shall apply and no Officer’s Certificates shall be required under this clause (vi) if there are no Series of Notes Outstanding (apart from the new Series of Notes) on the applicable Series Closing Date, or if all Series of Notes Outstanding (apart from the new Series of Notes) will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date or defeased in accordance with Section 12.1(c);

(vii) a Tax Opinion dated the applicable Series Closing Date; provided, however, that, if there are no Notes Outstanding or if all Series of Notes Outstanding will be repaid in full from the proceeds of issuance of the new Series of Notes or otherwise on the applicable Series Closing Date or defeased in accordance with Section 12.1(c), only the opinions set forth in clauses (b) and (c) of the definition of Tax Opinion are required to be given in connection with the issuance of such new Series of Notes;

(viii) one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the applicable Series Closing Date, substantially to the effect that:

(A) all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture and the related Series Supplement and the new Series of Notes is permitted to be authenticated by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement (except that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of Notes on the Closing Date);

(B) the related Series Supplement has been duly authorized, executed and delivered by the Master Issuer and constitutes a legal, valid and binding agreement of the Master Issuer, enforceable against the Master Issuer in accordance with its terms;

(C) such new Series of Notes have been duly authorized by the Master Issuer, and, when such Notes have been duly authenticated and delivered by the Trustee, such Notes will be legal, valid and binding obligations of the Master Issuer, enforceable against the Master Issuer in accordance with their terms;

(D) none of the Securitization Entities is required to be registered under the 1940 Act;

(E) the Lien and the security interests created by this Base Indenture and the Guarantee and Collateral Agreement on the Collateral (other than the Non-Perfected IP) remain perfected or recorded as required by this Base Indenture and the Guarantee and Collateral Agreement and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such new Series of Notes; (provided the scope of the Opinion of Counsel described in this paragraph (E) need be no more extensive than that of the comparable Opinion of Counsel delivered by Ropes & Gray LLP on the Closing Date);

(F) based on a reasoned analysis, the assets of a Securitization Entity as a debtor in bankruptcy would not be substantively consolidated with the assets and liabilities of any Non-Securitization Entity in a manner prejudicial to Noteholders;

(G) neither the execution and delivery by the Master Issuer of such Notes and the related Series Supplement nor the performance by the Master Issuer of its obligations under each of such Notes and the related Series Supplement: (i) conflicts with the Charter Documents of the Master Issuer, (ii) constitutes a violation of, or a default under, any material agreement to which the Master Issuer is a party (which agreements may be set forth in a schedule to such opinion), or (iii) contravenes any order or decree that is applicable to the Master Issuer (which orders and decrees may be set forth in a schedule to such opinion);

(H) neither the execution and delivery by the Master Issuer of such Notes and the related Series Supplement nor the performance by the Master Issuer of its payment obligations under each of such Notes and the related Series Supplement: (i) violates any law, rule or regulation of any relevant jurisdiction, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(I) unless such Notes are being offered pursuant to a registration statement that has been declared effective under the Securities Act, it is not necessary in connection with the offer and sale of such Notes by the Master Issuer to the initial purchaser thereof or by the initial purchaser to the initial investors in such Notes to register such Notes under the Securities Act; and

(J) all conditions precedent to such issuance have been satisfied and that the related Series Supplement is authorized or permitted pursuant to the terms and conditions of this Base Indenture (except that no Opinion of Counsel relating to the satisfaction of conditions precedent shall be required to be delivered in connection with the issuance of Notes on the Closing Date); and

(ix) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

(c) Upon satisfaction, or waiver by the Control Party (as directed by the Controlling Class Representative) (which waiver shall be in writing), of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver, as provided above, such Series of Notes upon execution thereof by the Master Issuer.

(d) With regard to any new Series of Notes issued pursuant to this Section 2.2 that constitutes Senior Notes, Senior Subordinated Notes or Subordinated Notes, the proceeds from such issuance may be used at any time prior to the Series Anticipated Repayment Date for such Series of Notes to repay either Senior Debt, Senior Subordinated Debt or Subordinated Debt; provided, however, that at any time on or after the Series Anticipated Repayment Date for any Series of Notes that remains Outstanding, the proceeds from such issuance may only be used to repay (i) Senior Subordinated Notes and Subordinated Notes if all Senior Notes have been repaid and (ii) Subordinated Notes if all Senior Notes and Senior Subordinated Notes have been repaid.

(e) The issuance of Additional Notes shall not be subject to the consent of the Holders of any Series of Notes Outstanding. Additional Notes may be issued for any purpose consistent with the Related Documents, including acquisitions by the Securitization Entities.

Section 2.3 Series Supplement for Each Series.

In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which may include, without limitation:

(a) its name or designation;

(b) the Initial Principal Amount with respect to such Series;

(c) the Note Rate with respect to such Series or each Class of such Series and the applicable default rate;

(d) the Series Closing Date;

(e) the Series Anticipated Repayment Date, if any;

(f) the Series Legal Final Maturity Date;

(g) the principal amortization schedule with respect to such Series, if any;

(h) each Rating Agency rating such Series;

(i) the name of the Clearing Agency for such Series, if any;

(j) the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such Series and the terms governing the operation of any such account and the use of moneys therein;

(k) the method of allocating amounts deposited into any Series Distribution Account with respect to such Series;

(l) whether the Notes of such Series will be issued in multiple Classes or Subclasses and the rights and priorities of each such Class or Subclass;

(m) any deposit of funds to be made in any Base Indenture Account or any Series Account on the Series Closing Date;

(n) whether the Notes of such Series include Senior Notes, Senior Subordinated Notes and/or Subordinated Notes;

(o) whether the Notes of such Series include Class A-1 Notes or subfacilities of Class A-1 Notes issued pursuant to a Variable Funding Note Purchase Agreement;

(p) the terms of any related Enhancement and the Enhancement Provider thereof, if any;

(q) the terms of any related Series Hedge Agreement and the applicable Hedge Counterparty, if any; and

(r) any other relevant terms of such Series of Notes (all such terms, the “Principal Terms” of such Series).

Section 2.4 Execution and Authentication.

(a) The Notes shall, upon issuance pursuant to Section 2.2, be executed on behalf of the Master Issuer by an Authorized Officer of the Master Issuer and delivered by the Master Issuer to the Trustee for authentication and redelivery as provided herein. The signature of each such Authorized Officer on the Notes may be manual or facsimile. If an Authorized Officer of the Master Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Base Indenture, the Master Issuer may deliver Notes of any particular Series (issued pursuant to Section 2.2) executed by the Master Issuer to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.

(c) No Note shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual signature of a Trust Officer (and a Luxembourg agent (the “Luxembourg Agent”), if the Notes of the Series to which such Note belongs are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Master Issuer to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Notes of a Series issued under the within mentioned Indenture.

Citibank, N.A., as Trustee

By:
Authorized Signatory”

(d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Master Issuer, and the Master Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement to the Trustee and the Servicer (which need not comply with Section 14.3)

stating that such Note has never been issued and sold by the Master Issuer, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5 Registrar and Paying Agent.

(a) The Master Issuer shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the commitment of each Noteholder, if applicable, and the principal amount owing to each Noteholder from time to time. The Master Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent and the term “Registrar” shall include any co-registrars. The Master Issuer may change the Paying Agent or the Registrar without prior notice to any Noteholder. The Master Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Registrar and the Paying Agent and shall send copies of all notices and demands received by the Trustee (other than those sent by the Master Issuer to the Trustee and those addressed to the Master Issuer) in connection with the Notes to the Master Issuer. Upon any resignation or removal of the Registrar, the Master Issuer shall promptly appoint a successor Registrar or, in the absence of such appointment, the Master Issuer shall assume the duties of the Registrar.

(b) The Master Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Master Issuer fails to maintain a Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Master Issuer shall appoint a replacement Registrar or Paying Agent, as applicable.

Section 2.6 Paying Agent to Hold Money in Trust.

(a) The Master Issuer will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee notice of any default by the Master Issuer of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv) immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v) comply with all requirements of the Code and other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) The Master Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Master Issuer upon delivery of a Company Order. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Master Issuer for payment thereof (but only to the extent of the amounts so paid to the Master Issuer), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Master Issuer shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Master Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London and Luxembourg (if the related Series of Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Master Issuer. The Trustee may also adopt and employ, at the expense of the Master Issuer, any other commercially reasonable means of notification of such repayment.

Section 2.7 Noteholder List.

(a) The Trustee will furnish or cause to be furnished by the Registrar to the Master Issuer, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative, the Paying Agent or any Class A-1 Administrative Agent, within five (5) Business Days after receipt by the Trustee of a request therefor from the Master Issuer, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative, the

Paying Agent or such Class A-1 Administrative Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Unless otherwise provided in the applicable Series Supplement, the Trustee, after having been adequately indemnified by Note Owners satisfying the requirements set forth in Section 11.5(b) (“Applicants”) for its costs and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Master Issuer notice that such request has been made, within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Registrar nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

(b) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, the Master Issuer shall furnish to the Trustee at least seven (7) Business Days before each Quarterly Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8 Transfer and Exchange.

(a) Upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Master Issuer shall execute and, after the Master Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Master Issuer shall execute, and after the Master Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(b) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Master Issuer and the Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee may require. The Master Issuer shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c) All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Master Issuer, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d) The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee, the Master Issuer or the Registrar, as the case may be, shall not be required (A) to issue, register the transfer of or exchange any Note of any Series for a period beginning at the opening of business fifteen (15) Business Days preceding the selection of any Series of Notes for redemption and ending at the close of business on the relevant redemption date or (B) to register the transfer of or exchange any Note so selected for redemption after the mailing of the relevant notice of redemption, and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a).

(e) Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but the Master Issuer, the Registrar or the Trustee, as the case may be, may require payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f) Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by the Master Issuer or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

(g) If the Notes of any Series are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to the Master Issuer upon any transfer or exchange of any such Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

Section 2.9 Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Trustee, the Servicer, the Controlling Class Representative, any Agent and the Master Issuer shall deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (other than purposes in which the vote or consent of a Note Owner is expressly required pursuant to this Base Indenture or the applicable Series Supplement), whether or not such Note is overdue, and none of the Trustee, the Servicer, the Controlling Class Representative, any Agent nor the Master Issuer shall be affected by notice to the contrary.

Section 2.10 Replacement Notes.

(a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Master Issuer and the Trustee such security or indemnity as may be required by them to hold the Master Issuer and the Trustee harmless then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met, the Master Issuer shall execute and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Master Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Master Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Master Issuer or the Trustee in connection therewith.

(b) Upon the issuance of any replacement Note under this Section 2.10, the Master Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

(c) Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Master Issuer and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d) The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class of

any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by the Master Issuer or any Affiliate of the Master Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12 Book-Entry Notes.

(a) Unless otherwise provided in any applicable Series Supplement, the Notes of each Class of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class. The Notes of each Class of each Series shall, unless otherwise provided in the applicable Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series or any Class of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:

(i) the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(ii) the Master Issuer, the Paying Agent, the Registrar, the Trustee, the Servicer and the Controlling Class Representative shall deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii) to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Class or Series of the Notes;

(iv) subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5, the rights of Note Owners of each such Class or Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency; and

(v) subject to the rights of the Servicer and the Controlling Class Representative under the Indenture, and except for the Initial CCR Election and the rights granted pursuant to Section 11.5, whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the Outstanding Principal Amount of a Series or Class of a Series of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series or such Class of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b) Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c) Except with respect to the Initial CCR Election, whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Master Issuer shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency.

Section 2.13 Definitive Notes.

(a) The Notes of any Series or Class of any Series, to the extent provided in the related Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. All Class A-1 Notes of any Series shall be issued in the form of Definitive Notes. The applicable Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.

(b) With respect to the Notes of any Series or Class of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Master Issuer advises the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or the Master Issuer are unable to locate a qualified successor, (ii) the Master Issuer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series or Class of any Series of Notes Outstanding issued in the form of Book-Entry Notes or (iii) after the occurrence of a Rapid Amortization Event, with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series. Upon surrender to the Trustee of the Notes of such Series by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Master Issuer shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Master Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series or Class of such Series of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series or Class of such Series as Noteholders of such Series or Class of such Series hereunder and under the applicable Series Supplement.

Section 2.14 Cancellation.

The Master Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Master Issuer or an Affiliate may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee; provided that no such Notes shall be canceled unless all outstanding Advances at such time and interest thereon have been paid in full. Immediately upon the delivery of any Notes by the Master Issuer to the Trustee for cancellation pursuant to this Section 2.14, the security interest of the Secured Parties in such Notes shall automatically be deemed to be released by the Trustee, and the Trustee shall execute and deliver to the Master Issuer any and all documentation reasonably requested and prepared by the Master Issuer at its expense to evidence such automatic release. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Except as provided in any Variable Funding Note Purchase Agreement executed and delivered in connection with the issuance of any Series or any Class of any Series of Notes, the Master Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Master Issuer shall direct that cancelled Notes be returned to it for destruction pursuant to a Company Order. No cancelled Notes may be reissued. No provision of this Base Indenture or any Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled pursuant to and in accordance with this Section 2.14.

Section 2.15 Principal and Interest.

(a) The principal of and premium, if any, on each Series of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and in accordance with the Priority of Payments.

(b) Each Series of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Quarterly Payment Date in accordance with the Priority of Payments.

(c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Quarterly Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Quarterly Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d) Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement to the extent that the Paying Agent has been notified in writing of such exception by the Master Issuer or the applicable Class A-1 Administrative Agent, the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding taxes.

Section 2.16 Tax Treatment.

The Master Issuer has structured this Base Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of the Master Issuer or, if the Master Issuer is treated as a division of another entity for federal income tax purposes, such other entity, and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for all purposes of United States federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Master Issuer or, if the Master Issuer is treated as a division of another entity for federal income tax purposes, such other entity.

ARTICLE III

SECURITY

Section 3.1 Grant of Security Interest.

(a) To secure the Obligations, the Master Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in the

Master Issuer’s right, title and interest in, to and under all of the following property to the extent now owned or at any time hereafter acquired by the Master Issuer (collectively, the “Indenture Collateral”):

(i) the Equity Interests of any Person owned by the Master Issuer and all rights as a member or shareholder of each such Person under the Charter Documents of each such Person;

(ii) the Accounts and all amounts on deposit in or otherwise credited to the Accounts;

(iii) any Interest Reserve Letter of Credit;

(iv) the books and records (whether in physical, electronic or other form) of the Master Issuer;

(v) the rights, powers, remedies and authorities of the Master Issuer under each of the Related Documents (other than the Indenture and the Notes) to which it is a party;

(vi) the Contribution Agreements, including (A) the right to receive (x) from BRINT, any distributions received by BRINT from the Korean JV and (y) from DBI, (I) any distributions received from U.K. Holdco, to the extent that such distributions are made with the proceeds of dividends received from the Japanese JV and (II) any payments received by DBI on the U.K. Intercompany Note and (B) any and all other property of every nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of any Person to the Master Issuer under the Contribution Agreements and all guarantees of such obligations and the rights evidenced by or reflected in the Contribution Agreements;

(vii) any Future Contributed Assets;

(viii) any and all other property of the Master Issuer now or hereafter acquired, including, without limitation, all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles, health-care-insurance receivables, instruments, inventory, securities, securities accounts and other investment property and letter-of-credit rights (in each case, as defined in the New York UCC); and

(ix) all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing;

provided, that the Indenture Collateral shall exclude the following property (the “Collateral Exclusions”): (i) any other lease, license, or other contract or permit (or any rights or interests thereunder), in each case if the grant of a lien or security interest in any of the Securitization Entities’ right, title and interest in, to or under such lease, license, contract or permit (or any rights or interests thereunder) in the manner contemplated by the Indenture (a) is prohibited by the terms of such lease, sublease, license, contract or permit or would require the consent of a third party, (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (c) or would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the UCC or any other applicable law, (ii) the Excepted Securitization IP, (iii) any leasehold interests in real property, (iv) the Excluded Amounts, the Aggregate Real Estate Obligations Amount and the amount of any Business Development Transaction Expenses and (v) any DD Franchisor China Asset; provided, further, that the Master Issuer and the Guarantors will not be required to pledge more than 65% of the Equity Interests (and any rights associated with such Equity Interests) of (x) any direct or indirect foreign Subsidiary of any of the Master Issuer or the Guarantors or (y) any domestic Subsidiary, substantially all of the assets of which are Controlled Foreign Corporations (a “Foreign Subsidiary Holding Company”), and in no circumstance will any such foreign Subsidiary, any U.S. Subsidiary of a foreign Subsidiary or any Foreign Subsidiary Holding Company be required to pledge any assets, serve as Guarantor, or otherwise guarantee the Notes; provided, further, that the Master Issuer and the Guarantors will not be required to take any action (other than the filing of UCC-1 financing statements) to perfect the security interests created in any Securitization IP other than the Core Marks in the Specified Countries (except for Japan), and provided that steps to perfect are limited to making certain filings as set forth in Section 8.25(c) and Section 8.25(d); provided, further that the security interest in (A) the Senior Notes Interest Reserve Account and the related property shall only be for the benefit of the Senior Noteholders and the Trustee, in its capacity as trustee for the Senior Noteholders and (B) the Senior Subordinated Notes Interest Reserve Account and the related property shall only be for the benefit of the Senior Subordinated Noteholders and the Trustee, in its capacity as trustee for the Senior Subordinated Noteholders. The Trustee, on behalf of the Secured Parties, acknowledges that the Collateral shall not include any Collateral Exclusions and upon receipt of a Company Order, the Trustee shall execute any documents prepared by (and at the expense of) the Master Issuer to release the same.

Further, any cash collateral deposited by any Non-Securitization Entities with the Master Issuer to secure such Non-Securitization Entities’ obligations under the Letter of Credit Reimbursement Agreement shall not constitute Indenture Collateral until such time (if any) as the Master Issuer is entitled to withdraw such funds from the applicable bank account pursuant to the terms of the Letter of Credit Reimbursement Agreement to reimburse the Master Issuer for any amounts due by such Non-Securitization Entities to the Master Issuer pursuant to Section 4 or Section 5 of the Letter of Credit Reimbursement Agreement that such Non-Securitization Entities have not paid to the Master Issuer in accordance with the terms thereof.

(b) The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplements. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees to perform its duties required in this Base Indenture. The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(c) In addition, pursuant to and within the time periods specified in Section 8.37, the Master Issuer shall cause the Real Estate Holders to prepare, execute and deliver to the Trustee, for the benefit of the Secured Parties, a Mortgage with respect to each Existing Owned Real Property and each New Owned Real Property owned by such Real Estate Holder, which shall be delivered to the Trustee or its agent to be held in escrow; provided that upon the occurrence of a Mortgage Recordation Event, unless such Mortgage Recordation Event is waived by the Control Party (at the direction of the Controlling Class Representative), the Trustee or its agent shall, at the direction of the Control Party, record promptly within twenty (20) Business Days of the occurrence of such Mortgage Recordation Event all such Mortgages in accordance with Section 8.37.

(d) The parties hereto agree and acknowledge that each certificated Equity Interest and each Mortgage constituting Indenture Collateral may be held by a custodian on behalf of the Trustee.

Section 3.2 Certain Rights and Obligations of the Master Issuer Unaffected.

(a) Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Master Issuer acknowledges that the Manager, on behalf of the Securitization Entities, shall, subject to the terms and conditions of the Management Agreement, have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Managing Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by the Master Issuer under the Collateral Transaction Documents, and to enforce all rights, remedies, powers, privileges and claims of the Master Issuer under the Collateral Transaction Documents, (ii) to give, in accordance with the Managing Standard, all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given by the Master Issuer under any IP License Agreement to which the Master Issuer is a party and (iii) to take any other actions required or permitted under the terms of the Management Agreement.

(b) The grant of the security interest by the Master Issuer in the Indenture Collateral to the Trustee on behalf of and for the benefit of the Secured Parties shall not (i) relieve the Master Issuer from the performance of any term, covenant, condition or agreement on the Master Issuer’s part to be performed or observed under or in connection with any of the Collateral Transaction Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on the Master Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of the Master Issuer or from any breach of any representation or warranty on the part of the Master Issuer.

(c) The Master Issuer hereby agrees to indemnify and hold harmless the Trustee and each Secured Party (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Master Issuer or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Secured Party in enforcing the Indenture or any other Related Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any Secured Party which constitutes gross negligence, bad faith or willful misconduct by the Trustee or any Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.3 Performance of Collateral Transaction Documents.

Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to (a) a Collateral Transaction Document or (b) a Collateral Franchise Business Document (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Master Issuer’s expense, the Master Issuer agrees to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Servicer) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Master Issuer, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Master Issuer to the extent and in the manner directed by the Trustee (acting at the direction of the Servicer), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) the Master Issuer shall have failed, within fifteen (15) days of receiving the direction of the Trustee, to take action to accomplish such directions of the Trustee, (ii) the Master Issuer refuses to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Servicer reasonably determines that such action must be taken immediately, in any such case the Servicer may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Servicer), at the expense of the Master Issuer, such previously directed action and any related action permitted under this Base Indenture which the Servicer thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Master Issuer to take such action), on behalf of the Master Issuer and the Secured Parties.

Section 3.4 Stamp, Other Similar Taxes and Filing Fees.

The Master Issuer shall indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Related Document or any Indenture Collateral. The Master Issuer shall pay, and indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Related Document.

Section 3.5 Authorization to File Financing Statements.

(a) The Master Issuer hereby irrevocably authorizes the Servicer on behalf of the Secured Parties at any time and from time to time to file or record in any filing office (including, without limitation, the PTO) in any applicable jurisdiction financing statements and other filing or recording documents or instruments with respect to the Indenture Collateral (other than any Real Estate Assets and Non-Perfected IP), including, without limitation, any and all Core Marks (only to the extent set forth in Section 8.25(c) and Section 8.25(d)), to perfect or record evidence of the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture. The Master Issuer authorizes the filing of any such financing statement, other filing, recording document or instrument naming the Trustee as secured party and indicating that the Indenture Collateral includes (a) other than with respect to DD Franchisor, “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Securitization IP, or (b) as being of an equal or lesser scope or with greater detail. The Master Issuer agrees to furnish any information necessary to accomplish the foregoing promptly upon the Servicer’s request. The Master Issuer also hereby ratifies and authorizes the filing on behalf of the Secured Parties of any financing statement with respect to the Indenture Collateral made prior to the date hereof.

(b) The Master Issuer acknowledges that the Indenture Collateral includes certain rights of the Master Issuer as secured parties under the Related Documents. The Master Issuer hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect or record evidence of such security interests and authorizes the Servicer on behalf of and for the benefit of the Secured Parties to make such filings it deems necessary to reflect the Trustee as secured party of record with respect to such financing statements.

ARTICLE IV

REPORTS

Section 4.1 Reports and Instructions to Trustee.

(a) Weekly Manager’s Certificate. By 4:30 p.m. (New York City time) on the day prior to each Weekly Allocation Date, the Master Issuer shall furnish, or cause the Manager to furnish, to the Trustee and the Servicer a certificate substantially in the form of Exhibit A specifying the allocation of Collections on the following Weekly Allocation Date (each a “Weekly Manager’s Certificate”); provided that such Weekly Manager’s Certificate shall be deemed confidential information and shall not be disclosed by the Trustee or the Servicer to any Noteholder, Note Owner or any other Person without the prior written consent of the Master Issuer or Manager. Notwithstanding anything herein to the contrary, the initial Weekly Manager’s Certificate shall not be required to be delivered, and amounts credited to the Accounts shall not be required to be allocated pursuant to the Priority of Payments, until the first Weekly Allocation Date that occurs after the date that is fourteen (14) days after the Closing Date.

(b) [Reserved].

(c) Quarterly Noteholder’s Report. On or before the second Business Day prior to each Quarterly Payment Date, the Master Issuer shall furnish, or cause the Manager to furnish, a Quarterly Noteholder’s Report with respect to each Series of Notes Outstanding to the Trustee, the Rating Agencies with respect to such Series, the Servicer and each Paying Agent, with a copy to the Back-Up Manager.

(d) Quarterly Compliance Certificates. On or before the second Business Day prior to each Quarterly Payment Date, the Master Issuer shall deliver, or cause the Manager to deliver, to the Trustee and the Rating Agencies with respect to each Series of Notes Outstanding (with a copy to each of the Servicer and the Back-Up Manager) an Officer’s Certificate (each, a “Quarterly Compliance Certificate”) to the effect that, except as provided in a notice delivered pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or is continuing.

(e) Scheduled Principal Payments Deficiency Notices. On the Quarterly Calculation Date with respect to any Quarterly Collection Period, the Master Issuer shall furnish, or cause the Manager to furnish, to the Trustee and the Rating Agencies with respect to each Series of Notes Outstanding (with a copy to each of the Servicer and the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Class or Series of Notes that occurred with respect to such Quarterly Collection Period (any such notice, a “Scheduled Principal Payments Deficiency Notice”).

(f) Annual Accountants’ Reports. Within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending on or around December 31, 2015, the Master Issuer shall furnish, or cause the Manager to furnish, to the Trustee, the Servicer and the Rating Agencies with respect to each Series of Notes Outstanding (i) a report of the Independent Auditors (who may also render other services to the Manager) or the Back-Up Manager summarizing the findings of a set of agreed-upon procedures performed by the Independent Auditors or the Back-Up Manager with respect to compliance with the Quarterly Noteholder’s Reports for such fiscal year (or other period) with the standards set forth in the Management Agreement, and (ii) a report of the Independent Auditors or the Back-Up Manager to the effect that such firm has examined the assertion of the Manager’s management as to its compliance with its management requirements for such fiscal year (or other period), and that (x) in the case of the Independent Auditors, such examination was made in accordance with standards established by the American Institute of Certified Public Accountants and (y) except as described in the report, management’s assertion is fairly stated in all material respects. In the case of the Independent Auditors, the report will also indicate that the firm is independent of the Manager within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants (each, an “Annual Accountants’ Report”);

(g) Securitization Entity Financial Statements. The Manager on behalf of the Securitization Entities shall provide to the Trustee, the Servicer, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding, the following financial statements:

(i) as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending on or around March 31, 2015), an unaudited consolidated balance sheet of the Securitization Entities as of the end of such fiscal quarter, an unaudited consolidated statement of income or operations of the Securitization Entities for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year) and unaudited consolidated statements of changes in members’ equity and cash flows of the Securitization Entities for the fiscal year-to-date period then ended; and

(ii) within one hundred and twenty (120) days after the end of each fiscal year (commencing with the fiscal year ending on or around December 31, 2015), an audited consolidated balance sheet of the Securitization Entities as of the end of such fiscal year and audited consolidated statements of income or operations, changes in members’ equity and cash flows of the Securitization Entities for such fiscal year, and, where appropriate, setting forth in comparative form the comparable amounts for the previous fiscal year prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited financial statements present fairly, in all material respects, the financial position of the Securitization Entities as of the end of such fiscal year and the results of their operations and cash flows for such fiscal year in accordance with GAAP.

(h) DBGI Financial Statements. So long as DBI is the Manager, the Manager on behalf of the Master Issuer shall provide to the Trustee, the Servicer, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

(i) within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year, an unaudited consolidated balance sheet of DBGI and its Subsidiaries as of the end of such fiscal quarter, unaudited consolidated statements of income or operations of DBGI and its Subsidiaries for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year) and an unaudited consolidated statement of cash flows of DBGI and its Subsidiaries for the fiscal year-to-date period then ended; and

(ii) within one hundred and twenty (120) days after the end of each fiscal year, an audited consolidated balance sheet of DBGI and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income or operations, changes in stockholder’s equity and cash flows of DBGI and its Subsidiaries for such fiscal year, setting forth in comparative form the comparable amounts for the previous fiscal year prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited financial statements present fairly, in all material respects, the consolidated financial position of DBGI and its Subsidiaries as of the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in accordance with GAAP.

(i) Additional Information. The Master Issuer will furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of DBI, any Dunkin’ Entity or any Securitization Entity as the Trustee, the Servicer, the Manager or the Back-Up Manager may reasonably request, subject to Requirements of Law and to the confidentiality provisions of the Related Documents to which such recipient is a party.

(j) Instructions as to Withdrawals and Payments. The Master Issuer will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to each of the Servicer, the Manager and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account and to make drawings under any Enhancement, as contemplated herein and in any Series Supplement; provided that such written instructions (other than those contained in Quarterly Noteholder’s Reports) shall be considered confidential information and shall not be disclosed by such recipients to any other Person without the prior written consent of the Master Issuer; and provided further that such written instructions shall be subject in all respects to the confidentiality provisions of any Related Documents to which such recipient is a party. The Trustee and the Paying Agent shall promptly follow any such written instructions.

(k) Copies to Rating Agencies. The Master Issuer shall deliver, or shall cause the Manager to deliver, a copy of each report, certificate or instruction, as applicable, described in this Section 4.1 to each Rating Agency at its address as listed in or otherwise designated pursuant to Section 14.1 or in the applicable Series Supplement, including any e-mail address.

Section 4.2 [Reserved].

Section 4.3 Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Master Issuer agrees to provide to any Noteholder or Note Owner, and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder, owner or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 4.4 Reports, Financial Statements and Other Information to Noteholders.

The Trustee will make the Quarterly Noteholder’s Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and the reports referenced in Section 4.1(f) available to (a) each Rating Agency pursuant to Section 4.1(k) above and (b) the Noteholders, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies via the Trustee’s internet website at www. sf.citidirect.com or such other address as the Trustee may specify from time to time. Assistance in using such website can be obtained by calling the Trustee’s customer service desk at 800-422-2066 or such other telephone number as the Trustee may specify from time to time. The foregoing materials will only be accessible in a password-protected area of the internet website and the Trustee will require each party (other than the Servicer, the Manager, the Back-Up Manager and the Rating Agencies) accessing such password-protected area to register as a Noteholder and to make, for the benefit of the Master Issuer, the applicable representations and warranties described below in an Investor Request Certification in the form of Exhibit F. The Trustee may disclaim responsibility for any information distributed by it for which the Trustee was not the original source. Each time a

Noteholder accesses the internet website, it will be deemed to have confirmed such representations and warranties as of the date thereof. The Trustee will provide the Servicer and the Manager with copies of such Investor Request Certifications, including the identity, address, contact information, email address and telephone number of such Noteholder upon request, but shall have no responsibility for any of the information contained therein. The Trustee shall have the right to change the way such statements are electronically distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The Trustee will (or will request that the Manager) make available, upon reasonable advance notice and at the expense of the requesting party, copies of the Quarterly Noteholder’s Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(g) and Section 4.1(h) and the reports referenced in Section 4.1(f) to any Noteholder and to any prospective investor that provides the Trustee with an Investor Request Certification in the form of Exhibit F to the effect that such party (i) is a Noteholder or prospective investor, as applicable, (ii) understands that the items contain confidential information, (iii) is requesting the information solely for use in evaluating such party’s investment or potential investment, as applicable, in the Notes and will keep such information strictly confidential (provided that such party may disclose such information only (A) to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors which have agreed to keep such information confidential and to treat the information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to applicable law or regulation or (B) by judicial process), and (iv) is not a Competitor.

Section 4.5 Manager.

Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Master Issuer. The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Master Issuer. Any such reports and notices that are required to be delivered to the Noteholders hereunder shall be delivered by the Trustee. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Management Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement or Variable Funding Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Manager.

Section 4.6 No Constructive Notice.

Delivery of reports, information, Officer’s Certificates and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information, Officer’s Certificates and documents shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including any Securitization Entity’s, the Manager’s or any other Person’s compliance with any of its covenants under the Indenture, the Notes or any other Related Document (as to which the Trustee is entitled to rely exclusively on the most recent Quarterly Compliance Certificate described above).

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1 Management Accounts and Additional Accounts.

(a) Establishment of the Management Accounts. Each of the U.S. Concentration Account and the International Concentration Account is owned by the Master Issuer. The U.K. Concentration Account is owned by the U.K. Franchisor. The Real Estate Obligations Account is owned by the Master Issuer. The DD Franchisor Capital Account is owned by the DD Franchisor. The BR Franchisor Capital Account is owned by the BR Franchisor. The DD/BR Franchise Holdco Capital Account is owned by the DD/BR Franchise Holdco. The Asset Disposition Proceeds Account is owned by the Master Issuer. The Insurance Proceeds Account is owned by the Master Issuer. Such accounts, as of the Closing Date and at all times thereafter, shall be (A) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (B) if not established with the Trustee, subject to an Account Control Agreement. Each Management Account shall be an Eligible Account and, in addition, from time to time, the Master Issuer or any other Securitization Entity (other than Master Issuer Parent) may establish additional accounts for the purpose of depositing Collections, Franchisee Lease Payments or funds necessary to meet large-franchisor exemptions or similar exemptions under applicable franchise laws therein (each such account and any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b), an “Additional Management Account”); provided that each such Additional Management Account is (A) an Eligible Account, (B) pledged by the Master Issuer or such other Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (C) if not established with the Trustee, subject to an Account Control Agreement. Each Additional Management Account that is to be a Franchisor Capital Account or a Real Estate Holder Account shall be designated as such by the Manager. Notwithstanding anything to the contrary in this paragraph (a), in the case of any Management Account established after the Closing Date, the applicable Securitization Entity shall be permitted a period of fifteen (15) Business Days after the establishment of such deposit account to cause such deposit account to be subject to an Account Control Agreement; provided that if (i) the average balance of the applicable Additional Management Account in any fiscal year is less than $10,000,000 and the actual balance of such Additional Management Account does not exceed $25,000,000 at any time or (ii) the Control Party consents, an Additional Management Account located in a country outside of the United States (any such Additional Management Account, an “Exempted Additional Management Account”) shall not be required to be subject to an Account Control Agreement if such agreement would not be enforceable under the applicable laws of such country (as evidenced by a written notice from an Authorized Officer of the applicable Securitization Entity to the Control Party and the Trustee setting forth the rationale for such conclusion).

(b) Administration of the Management Accounts. The Securitization Entities (or the Manager or other applicable Sub-Manager on their behalf) may invest or reinvest any amounts held in the Management Accounts in Eligible Investments and such amounts may be transferred by the applicable Securitization Entity (or the Manager or the applicable Sub-Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the applicable Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in any Management Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. Notwithstanding anything herein or in any other Related Document, the applicable Securitization Entity and Manager or the applicable Sub-Manager shall not transfer any funds into any such investment account until such time as an Account Control Agreement is entered into with respect thereto (if such account is not established with the Trustee). All income or other gain from such Eligible Investments shall be credited to the related Management Account, and any loss resulting from such investments shall be charged to the related Management Account. Prior to any Sub-Manager acting on behalf of any Securitization Entity, it will need to provide to the Trustee all applicable know-your-customer documentation required by the Trustee. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Management Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Management Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

(d) Franchisor Capital Accounts. Each of the DD/BR Franchise Holdco, DD Franchisor and the BR Franchisor may, respectively, (i) deposit to the DD/BR Franchise Holdco Capital Account the proceeds of capital contributions thereto directed to be made to such account, (ii) deposit to the DD Franchisor Capital Account and the BR Franchisor Capital Account, respectively, the proceeds of capital contributions thereto directed to be made to such account and (iii) disburse funds from the DD/BR Franchise Holdco Capital Account, DD Franchisor Capital Account and the BR Franchisor Capital Account, respectively, in each case, to fund any loan or advance made in accordance with Section 8.21.

(e) No Duty to Monitor. The Trustee shall have no duty or responsibility to monitor the amounts of deposits into or withdrawals from any Management Account.

Section 5.2 Senior Notes Interest Reserve Account.

(a) Establishment of the Senior Notes Interest Reserve Account. The Master Issuer has established with the Trustee the Senior Notes Interest Reserve Account in the name of the Trustee for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties. The Senior Notes Interest Reserve Account shall be an Eligible Account.

(b) Administration of the Senior Notes Interest Reserve Account. All amounts held in the Senior Notes Interest Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Senior Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Notes Interest Reserve Account shall be invested as fully as practicable in one or more Eligible Investments of the type described in clause (b) of the definition thereof. All income or other gain from such Eligible Investments shall be credited to the Senior Notes Interest Reserve Account, and any loss resulting from such investments shall be charged to the Senior Notes Interest Reserve Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Senior Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

Section 5.3 Senior Subordinated Notes Interest Reserve Account.

(a) Establishment of the Senior Subordinated Notes Interest Reserve Account. The Master Issuer will, prior to the issuance of any Series of Senior Subordinated Notes, establish with the Trustee the Senior Subordinated Notes Interest Reserve Account in the name of the Trustee for the benefit of the Senior Subordinated Noteholders and the Trustee, solely in its capacity as trustee for the Senior Subordinated Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties. The Senior Subordinated Notes Interest Reserve Account, once established, shall be an Eligible Account.

(b) Administration of the Senior Subordinated Notes Interest Reserve Account. All amounts held in the Senior Subordinated Notes Interest Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Senior Subordinated Notes Interest Reserve Account shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be invested as fully as practicable in one or more Eligible Investments of the type described in clause (b) of the definition thereof. All income or other gain from such Eligible Investments shall be credited to the Senior Subordinated Notes Interest Reserve Account, and any loss resulting from such investments shall be charged to the Senior Subordinated Notes Interest Reserve Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Senior Subordinated Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

Section 5.4 Cash Trap Reserve Account.

(a) Establishment of the Cash Trap Reserve Account. The Master Issuer has established the Cash Trap Reserve Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Cash Trap Reserve Account shall be an Eligible Account.

(b) Administration of the Cash Trap Reserve Account. All amounts held in the Cash Trap Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Cash Trap Reserve Account shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Cash Trap Reserve Account shall be invested as fully as practicable in one or more Eligible Investments of the type described in clause (b) of the definition thereof. All income or other gain from such Eligible Investments shall be credited to the Cash Trap Reserve Account, and any loss resulting from such investments shall be charged to the Cash Trap Reserve Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Cash Trap Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Cash Trap Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

Section 5.5 Collection Account.

(a) Establishment of Collection Account. On or before the Closing Date, the Master Issuer has established with the Trustee the Collection Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Account shall be an Eligible Account. Amounts deposited into the Collection Account on or prior to the Closing Date shall be distributed in accordance with the written instruction of the Master Issuer (or the Manager on its behalf).

(b) Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Collection Account shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall be invested as fully as practicable in one or more Eligible Investments of the type described in clause (b) of the definition thereof. All income or other gain from such Eligible Investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.11.

Section 5.6 Collection Account Administrative Accounts.

(a) Establishment of Collection Account Administrative Accounts. The Master Issuer has established, or, in the case of any account relating to any Series of Senior Subordinated Notes or Subordinated Notes, if such account has not already been established, will establish on or prior to the issuance of such Series of Senior Subordinated Notes or Subordinated Notes, the following administrative accounts associated with the Collection Account, each of which shall be an Eligible Account, in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (collectively, the “Collection Account Administrative Accounts”):

(i) an account no. entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Senior Notes Interest Payment Account” for the deposit of the Senior Notes Quarterly Interest Amount (together with any successor account, the “Senior Notes Interest Payment Account”);

(ii) an account entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Senior Subordinated Notes Interest Payment Account” for the deposit of the Senior Subordinated Notes Quarterly Interest Amount (together with any successor account, the “Senior Subordinated Notes Interest Payment Account”);

(iii) an account entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Subordinated Notes Interest Payment Account” for the deposit of the Subordinated Notes Quarterly Interest Amount (together with any successor account, the “Subordinated Notes Interest Payment Account”);

(iv) an account no. entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Class A-1 Notes Commitment Fees Account” for the deposit of the Class A-1 Quarterly Commitment Fee Amount (together with any successor account, the “Class A-1 Notes Commitment Fees Account”);

(v) an account no. entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Senior Notes Principal Payment Account” for the deposit of the amounts allocable to the payment of principal of the Senior Notes (together with any successor account, the “Senior Notes Principal Payment Account”);

(vi) an account entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Senior Subordinated Notes Principal Payment Account” for the deposit of the amounts allocable to the payment of principal of the Senior Subordinated Notes (together with any successor account, the “Senior Subordinated Notes Principal Payment Account”);

(vii) an account entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Subordinated Notes Principal Payment Account” for the deposit of the amounts allocable to the payment of principal of the Subordinated Notes (together with any successor account, the “Subordinated Notes Principal Payment Account”);

(viii) an account no. entitled “Citibank, N.A. f/b/o DB Master Finance LLC , Senior Notes Post-ARD Contingent Interest Account” for the deposit of Senior Notes Quarterly Post-ARD Contingent Interest (together with any successor account, the “Senior Notes Post-ARD Contingent Interest Account”);

(ix) an account entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Senior Subordinated Notes Post-ARD Contingent Interest Account” for the deposit of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest (together with any successor account, the “Senior Subordinated Notes Post-ARD Contingent Interest Account”);

(x) an account entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Subordinated Notes Post-ARD Contingent Interest Account” for the deposit of Subordinated Notes Quarterly Post-ARD Contingent Interest (together with any successor account, the “Subordinated Notes Post-ARD Contingent Interest Account”); and

(xi) an account no. entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Securitization Operating Expense Account” for the deposit of Securitization Operating Expenses (together with any successor account, the “Securitization Operating Expense Account”).

(b) Administration of the Collection Account Administrative Accounts. All amounts held in the Collection Account Administrative Accounts shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Collection Account Administrative Accounts shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account Administrative Accounts shall be invested as fully as practicable in one or more Eligible Investments of the type described in clause (b) of the definition thereof. All income or other gain from such Eligible Investments shall be credited to the related Collection Account Administrative Account, and any loss resulting from such investments shall be charged to the related Collection Account Administrative Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deposited therein and shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.10.

Section 5.7 Hedge Payment Account.

(a) Establishment of the Hedge Payment Account. On or before the Closing Date of the first Series of Notes issued pursuant to this Base Indenture providing for a Series Hedge Agreement, the Master Issuer, or the Manager on behalf of the Master Issuer, shall establish and maintain with the Trustee the Hedge Payment Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

(b) Administration of the Hedge Payment Account. All amounts held in the Hedge Payment Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Hedge Payment Account shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Hedge Payment Account shall be invested as fully as practicable in one or more Eligible Investments of the type described in clause (b) of the definition thereof. All income or other gain from such Eligible Investments shall be credited to the Hedge Payment Account, and any loss resulting from such investments shall be charged to the Hedge Payment Account. The Master Issuer shall not shall direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Hedge Payment Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Hedge Payment Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

Section 5.8 Trustee as Securities Intermediary.

(a) The Trustee or other Person holding any Base Indenture Account held in the name of the Trustee for the benefit of the Secured Parties (collectively the “Trustee Accounts”) shall be the “Securities Intermediary.” If the Securities Intermediary in respect of any Trustee Account is not the Trustee, the Master Issuer shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.8.

(b) The Securities Intermediary agrees that:

(i) the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii) the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii) all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trustee Account be registered in the name of the Master Issuer, payable to the Master Issuer or specially indorsed to the Master Issuer;

(iv) all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

(v) each item of property (whether investment property, security, instrument or cash) credited to a Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi) if at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer or any other Person;

(vii) the Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii) the Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Master Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.8(b)(vi); and

(ix) except for the claims and interest of the Trustee, the Secured Parties, the Master Issuer and the other Securitization Entities in the Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest, in the Trustee Accounts or in any Financial Asset credited thereto. If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has actual knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Servicer, the Manager, the Back-Up Manager and the Master Issuer thereof.

(c) At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trustee Accounts and in all Proceeds thereof, and (acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts; provided, however, that at all other times the Master Issuer shall, subject to the terms of the Indenture and the other Related Documents, be authorized to instruct the Trustee to originate entitlement orders in respect of the Trustee Accounts.

Section 5.9 Establishment of Series Accounts; Legacy Accounts.

(a) Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement.

(b) Legacy Accounts. In the case of any mandatory or optional redemption in full of any Class or Series of Notes issued pursuant to this Base Indenture, on the Notes Discharge Date with respect to such Class or Series of Notes, the Master Issuer may (but is not required to) elect to have all or any portion of the funds held in any Legacy Account with respect to such Class or Series of Notes transferred to the applicable distribution account for such Class or Series of Notes, for application toward the prepayment of such Class or Series of Notes. If the Master Issuer does not elect to have such funds so transferred, or if the Master Issuer elects to have only a portion of such funds so transferred, any funds remaining in the applicable Legacy Account after the applicable Notes Discharge Date shall be deposited into the Collection Account for application in accordance with the Priority of Payments. When the balance of any Legacy Account has been reduced to zero, the Trustee may close such account. The Trustee shall make the distributions and transfers and shall close any accounts as contemplated by this Section 5.9 pursuant to instructions delivered by the Master Issuer to the Trustee.

Section 5.10 Collections and Investment Income.

(a) Deposits to the Concentration Accounts. Until the Indenture is terminated pursuant to Section 12.1, the Master Issuer, the U.K. Franchisor or any other applicable Securitization Entity, as the case may be, shall deposit (or cause to be deposited) the following amounts to the applicable Concentration Account to the extent owed to it or (in the case of the Master Issuer) its Subsidiaries and promptly after receipt (unless otherwise specified below):

(i) all Franchisee Payments and Business Development Transaction Receipts received from Franchisees shall be deposited directly to the applicable Concentration Account (or, in the case of any misdirected payments, will deposit such amounts to the applicable Concentration Account as soon as practicable, and in any event within three (3) Business Days of receipt (unless such deposit requires an international funds transfer, in which case such funds must be deposited to the applicable Concentration Account within five (5) Business Days of receipt); provided that misdirected Franchisee Lease Payments shall be deposited in the U.S. Concentration Account as soon as practicable, and in any event within five (5) Business days;

(ii) as soon as practicable, and in any event within three (3) Business Days of receipt (unless such deposit requires an international funds transfer, in which case such funds must be deposited to the applicable Concentration Account within five (5) Business Days of receipt), all amounts received under the IP License Agreements and all other license fees and other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(iii) as soon as practicable, and in any event within three (3) Business Days of receipt, equity contributions, if any, made (directly or indirectly) by any Non-Securitization Entity to the Master Issuer Parent and by the Master Issuer Parent to the Master Issuer to the extent such equity contributions are directed to be made to a Concentration Account; and

(iv) as soon as practicable, and in any event within five (5) Business Days of receipt, all other amounts constituting Collections not referred to in the preceding clauses other than Indemnification Amounts, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and other amounts required to be deposited directly to other Management Accounts or to the Collection Account.

(b) Withdrawals from the Concentration Accounts. The Manager or the applicable Sub-Manager, as the case may be, may (and in the case of sub-clauses (iii) through (vi) below, shall) withdraw available amounts on deposit in any Concentration Account to make the following payments and deposits:

(i) on a daily basis, as necessary, to the extent of amounts deposited to any Concentration Account that the Manager determines were required to be deposited to another account or were deposited to such Concentration Account in error;

(ii) on a daily basis, as necessary, to pay or distribute, as applicable, any Excluded Amounts or repay Product Sourcing Advances;

(iii) as soon as practicable, and in any event within five (5) Business Days of receipt, to transfer any Advertising Fees deposited in any Concentration Account to the appropriate Advertising Fund Account;

(iv) as and when required to transfer amounts in respect of Franchisee Lease Payments deposited into the U.S. Concentration Account to the Real Estate Obligations Account;

(v) within three (3) Business Days of receipt in the applicable Concentration Account, to transfer Business Development Transaction Receipts deposited in any Concentration Account to an account maintained by the Manager or the applicable Sub-Manager to fund, or to reimburse itself for, any current or future Business Development Transaction Expenses;

(vi) on a weekly basis at or prior to 10:00 a.m. (New York City time) on each Weekly Allocation Date, all Retained Collections with respect to the preceding Weekly Collection Period then on deposit in any of the Concentration Accounts to the Collection Account (which for the avoidance of doubt, will include any Investment Income with respect thereto) for application to make payments and deposits in the order of priority set forth in the Priority of Payments; provided that, notwithstanding the foregoing, the U.K. Sub-Manager and any other Sub-Manager with a responsibility for managing any Securitization Entity’s Product Sourcing Arrangements shall be entitled on each Weekly Allocation Date to deduct from the amount of such Retained Collections that would otherwise be required to be transferred from the U.K. Concentration Account or other relevant Concentration Account to the Collection Account an aggregate amount, not to exceed on any Weekly Allocation Date for all such Concentration Accounts the greater of (i) $1,000,000 and (ii) 15.0% of the aggregate Collections attributable to the Product Sourcing Arrangements to which the Securitization Entities are party over the four (4) immediately preceding Quarterly Collection Periods, reasonably anticipated by the U.K. Sub-Manager or other applicable Sub-Manager to be required to pay Product Sourcing Obligations within the next month (which amount shall be retained in the U.K. Concentration Account or other relevant Concentration Account pending application to pay Product Sourcing Obligations or, at the election of the U.K. Sub-Manager or other applicable Sub-Manager, transferred to the Collection Account on a future date).

(vii) Deposits to the Real Estate Obligations Account. Until the Indenture is terminated pursuant to Section 12.1, the Master Issuer shall cause all Franchisee Lease Payments deposited into the U.S. Concentration Account to be deposited to the Real Estate Obligations Account on or before the fifth (5th) Business Day following the last day of each Weekly Collection Period. In addition, the Master Issuer shall cause any amounts repaid from any tax escrow account held by a third-party landlord to be deposited into the Real Estate Obligations Account as soon as practicable, and in any event within five (5) Business Days, following receipt by the applicable Securitization Entity.

(c) Withdrawals from the Real Estate Obligations Account. The Real Estate Holders (or the Manager on their behalf) may (and in the case of sub-clause (iii) below, shall) withdraw available amounts on deposit in any Real Estate Obligations Account in order to make the following payments and deposits (or to transfer funds to a disbursement account to make such payments):

(i) on a daily basis, as necessary, to the extent of amounts deposited to the Real Estate Obligations Account that the Manager determines were required to be deposited to another account or were deposited to the Real Estate Obligations Account in error;

(ii) on a daily basis, as necessary, to pay Real Estate Obligations, repay Real Estate Holder Advances or make payments of refunds, credits or other amounts owing to Franchisees; and

(iii) on a weekly basis at or prior to 10:00 a.m. (New York City time) on each Weekly Allocation Date, the Net Real Estate Holder Lease Payments with respect to the preceding Weekly Collection Period from the Real Estate Obligations Account to the Collection Account; provided that, notwithstanding the foregoing, the Master Issuer shall be entitled on each Weekly Allocation Date to deduct from the amount of such Net Real Estate Holder Lease Payments that would otherwise be required to be transferred from the Real Estate Obligations Account to the Collection Account an amount, not to exceed on any Weekly Allocation Date the greater of (i) $7,000,000 and (ii) 17% of the aggregate Collections attributable to Franchisee Lease Payments over the four (4) immediately preceding Quarterly Collection Periods, reasonably anticipated by the Manager to be required to pay Real Estate Obligations within the next month (which amount shall be retained in the Real Estate Obligations Account pending application to pay Real Estate Obligations or, at the election of the Manager, transferred to the Collection Account on a future date).

(d) Deposits and Withdrawals from the Asset Disposition Proceeds Account. If any Securitization Entity disposes of property pursuant to a Permitted Asset Disposition, any Asset Disposition Proceeds therefrom shall be deposited promptly following receipt thereof to the Asset Disposition Proceeds Account. At the election of such Securitization Entity, the Securitization Entities may direct the reinvestment of such Asset Disposition Proceeds in Eligible Assets within one (1) calendar year following receipt of such Asset Disposition Proceeds (or, in the case of a Baskin-Robbins Asset Disposition, within one year following the date of the Baskin-Robbins Asset Disposition); provided that after the occurrence and during the continuance of any Rapid Amortization Period, (A) all amounts withdrawn from the Asset Disposition Proceeds Account shall be withdrawn substantially in accordance with a Monthly Fiscal Period budget submitted to, and approved by, the Control Party (in consultation with the Back-Up Manager) prior to such withdrawal and (B) withdrawals of any amounts from the Asset Disposition Proceeds Account in excess in any material respect of amounts set forth in the Monthly Fiscal Period budget will be subject to (i) the delivery by the Manager to the Control Party and Back-Up Manager of an explanation in reasonable detail for the variance together with related information and (ii) the prior approval of the Control Party (in consultation with the Back-Up Manager). To the extent such Asset Disposition Proceeds have not been so reinvested in Eligible Assets within such one (1) year period (each such period, an “Asset Disposition Reinvestment Period”), the Master Issuer (or the Manager on its behalf) shall withdraw an amount equal to all such unreinvested Asset Disposition Proceeds no later than the Business Day immediately succeeding the expiration of the applicable Asset Disposition Reinvestment Period and deposit such amount to the Collection Account to be applied in accordance with priority (i) of the Priority of Payments on the Weekly Allocation Date immediately following the deposit of such Asset Disposition Proceeds to the Collection Account. In the event that such Securitization Entity has elected not to reinvest such Asset Disposition Proceeds, such Asset Disposition Proceeds shall be deposited to the Collection Account promptly following such decision and applied in accordance with priority (i) of the Priority of Payments on the following Weekly Allocation Date. In connection with any prepayments made from Asset Disposition Proceeds, the Master Issuer will be obligated to pay a Series 2015-1 Class A-2 Make-Whole Prepayment Premium to the Noteholders, to the extent such prepayment premium is otherwise payable with respect thereto.

(e) Deposits and Withdrawals from the Insurance Proceeds Account. All Insurance/Condemnation Proceeds received by or on behalf of any Securitization Entity in respect of the Collateral shall be promptly deposited to the Insurance Proceeds Account: provided that no such deposit shall be required to be made to the extent that (a) for any fiscal year, the aggregate amount of all Insurance/Condemnation Proceeds received by or on behalf of the Securitization Entities during such fiscal year is less than or equal to the Insurance/Condemnation Proceeds Threshold Amount or (b) if the aggregate amount of all Insurance/Condemnation Proceeds received by or on behalf of the Securitization Entities during such fiscal year exceeds the Insurance/Condemnation Proceeds Threshold Amount, the amount of Insurance/Condemnation Proceeds with respect to a particular casualty or condemnation event is less than or equal to $1,000; provided, further, that any Insurance/Condemnation Proceeds not required to be deposited to the Insurance Proceeds Account in accordance with the above shall be treated as Collections. At the election of any Securitization Entity (as notified by the Manager to the Trustee, the Servicer and the Back-Up Manager promptly after receipt of the Insurance/Condemnation Proceeds) and so long as no Rapid Amortization Event shall have occurred and be continuing, the Securitization Entities may reinvest any Insurance/Condemnation Proceeds deposited to the Insurance Proceeds Account in Eligible Assets within one calendar year following receipt of such Insurance/Condemnation Proceeds; provided that in the event the Manager has applied funds in an amount equal to the amount of such Insurance/Condemnation Proceeds to invest in Eligible Assets prior to the receipt of such Insurance/Condemnation Proceeds, such Insurance/Condemnation Proceeds shall be used to reimburse the Manager for such expenditure. To the extent such Insurance/Condemnation Proceeds have not been so reinvested within such one-year period (each such period, a “Casualty Reinvestment Period”), the Master Issuer (or the Manager on its behalf) shall withdraw an amount equal to all such unreinvested Insurance/Condemnation Proceeds no later than the Business Day immediately succeeding the expiration of the applicable Casualty Reinvestment Period and deposit such amounts to the Collection Account to be applied in accordance with priority (i) of the Priority of Payments on the following Weekly Allocation Date. In the event that any Securitization Entity elects to not reinvest any Insurance/Condemnation Proceeds that would otherwise be required to be deposited to the Insurance Proceeds Account, such Insurance/Condemnation Proceeds shall instead be deposited to the Collection Account promptly following such decision to pay principal of each Series of Notes Outstanding in accordance with priority (i) of the Priority of Payments on the following Weekly Allocation Date. In connection with any prepayments made from Insurance/Condemnation Proceeds, the Master Issuer will not be obligated to pay any Series 2015-1 Class A-2 Make-Whole Prepayment Premium to any Noteholder.

(f) Deposits to the Collection Account. The Manager will deposit or cause to be deposited to the Collection Account the following amounts, in each case promptly after receipt (unless otherwise specified below):

(i) the amounts required to be withdrawn from the Real Estate Obligations Accounts and deposited to the Collection Account pursuant to and in accordance with Section 5.10(c)(iii);

(ii) Indemnification Amounts within two (2) Business Days following either (A) the receipt by the Manager of such amounts if DBI is not the Manager or (B) if DBI is the Manager, the date such amounts become payable by the related Indemnitor under the Management Agreement or any other Related Document, in each case if such Indemnification Amounts are required to be so paid;

(iii) Insurance/Condemnation Proceeds remaining in the Insurance Proceeds Account on the immediately succeeding Business Day following the expiration of the Casualty Reinvestment Period and Insurance/Condemnation Proceeds where the applicable Securitization Entity elects not to reinvest such amounts promptly upon the later of such election and receipt of such Insurance/Condemnation Proceeds;

(iv) Asset Disposition Proceeds remaining in the Asset Disposition Proceeds Account on the immediately succeeding Business Day following the expiration of the Asset Disposition Reinvestment Period and Asset Disposition Proceeds where the applicable Securitization Entity elects not to reinvest such amounts promptly upon the later of such election and receipt of such Asset Disposition Proceeds;

(v) the Series Hedge Receipts, if any, received by the Securitization Entities in respect of any Series Hedge Agreements entered into by the Securitization Entities in connection with the issuance of Additional Notes following the Closing Date upon receipt thereof;

(vi) within three (3) weeks after the end of each Monthly Fiscal Period, Business Development Transaction Net Gain with respect to such Monthly Fiscal Period;

(vii) all amounts withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, upon the occurrence of an Interest Reserve Release Event shall be deposited directly to the Collection Account; and

(viii) any other amounts required to be deposited to the Collection Account hereunder or under any other Related Documents.

The Trustee will deposit or cause to be deposited into the Collection Account amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any of its rights under the Indenture, including without limitation under Article IX hereof.

(g) Investment Income. On a weekly basis at or prior to 10:00 a.m. (New York City time) on each Weekly Allocation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to transfer any Investment Income on deposit in the Indenture Trust Accounts (other than the Collection Account) to the Collection Account for application as Collections on that Weekly Allocation Date.

(h) Payment Instructions. In accordance with and subject to the terms of the Management Agreement, the Master Issuer shall cause the Manager to instruct (i) each Franchisee obligated at any time to make any Franchisee Payments, Franchisee Lease Payments or Franchisee Note Payments to make such payment to a Concentration Account and (ii) any other Person (not an Affiliate of the Master Issuer) obligated at any time to make any payments with respect to the Collateral, including, without limitation, the Securitization IP, to make such payment to a Concentration Account or the Collection Account, as determined by the Master Issuer or the Manager.

(i) Misdirected Collections. The Master Issuer agrees that if any Collections shall be received by the Master Issuer or any other Securitization Entity in an account other than an Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by the Master Issuer or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by the Master Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Manager certifies to it and the Servicer are not Retained Collections and pay such amounts to or at the direction of the Manager. All monies, instruments, cash and other proceeds of the Collateral received by the Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article V.

Section 5.11 Application of Weekly Collections on Weekly Allocation Dates. On each Weekly Allocation Date (unless the Manager shall have failed to deliver by 4:30 p.m. (New York City time) on the day prior to such Weekly Allocation Date the Weekly Manager’s Certificate relating to such Weekly Allocation Date, in which case the application of Retained Collections relating to such Weekly Allocation Date shall occur on the Business Day immediately following the day on which such Weekly Manager’s Certificate is delivered), the Trustee shall, based solely on the information contained in the Weekly Manager’s Certificate, withdraw the amount on deposit in the Collection Account as of 10:00 a.m. (New York City time) in respect of such preceding Weekly Collection Period for allocation or payment in the following order of priority:

(i) first, solely with respect to any funds on deposit in the Collection Account on such Weekly Allocation Date consisting of Indemnification, Asset Disposition or Insurance/Condemnation Payment Amounts, in the following order of priority:

(A) to reimburse the Trustee, and then, the Servicer, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then

(B) to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), then

(C) if a Class A-1 Notes Amortization Event is continuing, to make an allocation to the Senior Notes Principal Payment Account, in the amount necessary to prepay and permanently reduce the commitments under all Class A-1 Notes affected by such Class A-1 Notes Amortization Event on a pro rata basis based on commitment amounts and to cash collateralize any outstanding letters of credit; then

(D) to make an allocation to the Senior Notes Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Notes of all Series other than Class A-1 Notes; then

(E) provided clause (C) does not apply, to make an allocation to the Senior Notes Principal Payment Account, in the amount necessary to prepay and permanently reduce the commitments under all Class A-1 Notes of all Series on a pro rata basis based on commitment amounts and to cash collateralize any outstanding letters of credit; then

(F) to make an allocation to the Senior Subordinated Notes Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Subordinated Notes; and then

(G) to make an allocation to the Subordinated Notes Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Subordinated Notes;

(ii) second, (A) to reimburse the Trustee, and then, the Servicer, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), and then (C) to pay the Servicer all Servicing Fees, Liquidation Fees, if any, and Workout Fees, if any, for such Weekly Allocation Date;

(iii) third, to pay Successor Manager Transition Expenses, if any;

(iv) fourth, to pay the Weekly Management Fee to the Manager;

(v) fifth, pro rata,

(A) to deposit to the Securitization Operating Expense Account, an amount equal to any previously accrued and unpaid Securitization Operating Expenses together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date, in an aggregate amount not to exceed the Capped Securitization Operating Expense Amount with respect to the annual period in which such Weekly Allocation Date occurs after giving effect to all deposits previously made to the Securitization Operating Expense Account in such period, to be distributed pro rata based on the amount of each type of Securitization Operating Expense payable on such Weekly Allocation Date pursuant to this priority (v),

(B) so long as an Event of Default has occurred and is continuing, to pay to the Trustee the Post-Default Capped Trustee Expenses Amount for such Weekly Allocation Date and

(C) after a Mortgage Recordation Event, to the Trustee, all Mortgage Recordation Fees;

(vi) sixth, to deposit to the applicable Indenture Trust Account, ratably according to the amounts required to be deposited as set forth in subclauses (A) through (C) below, the following amounts until the amount required to be deposited pursuant to each of subclauses (A) through (C) below is deposited in full:

(A) to allocate to the Senior Notes Interest Payment Account for each Series of Senior Notes, pro rata by amount due within each Series, an amount equal to the Senior Notes Accrued Quarterly Interest Amount;

(B) to allocate to the Class A-1 Notes Commitment Fees Account, the Class A-1 Notes Accrued Quarterly Commitment Fee Amount and

(C) to allocate to the Hedge Payment Account, the amount of the accrued and unpaid Series Hedge Payment Amount, if any, payable on or before the next Quarterly Payment Date to a Hedge Counterparty, if any; provided, that the deposit to the Hedge Payment Account pursuant to this subclause (C) will exclude any termination payment payable to a Hedge Counterparty, if any;

(vii) seventh, to pay to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Capped Class A-1 Notes Administrative Expenses Amount due under such Variable Funding Note Purchase Agreement for such Weekly Allocation Date pro rata, based on the amounts owed under each such Variable Funding Note Purchase Agreement on such Weekly Allocation Date;

(viii) eighth, to allocate to the Senior Subordinated Notes Interest Payment Account, an amount equal to the Senior Subordinated Notes Accrued Quarterly Interest Amount, if any, in respect of the Senior Subordinated Notes;

(ix) ninth, first, to deposit in the Senior Notes Interest Reserve Account, an amount equal to any Senior Notes Interest Reserve Account Deficiency Amount; and second, to deposit in the Senior Subordinated Notes Interest Reserve Account, an amount equal to any Senior Subordinated Notes Interest Reserve Account Deficiency Amount; provided, however, that no amounts, with respect to any Series of Notes, will be deposited into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to this priority (ix) on any Weekly Allocation Date that occurs during the Quarterly Collection Period immediately preceding the Series Legal Final Maturity Date relating to such Series of Notes;

(x) tenth, to allocate to the Senior Notes Principal Payment Account an amount equal to the sum of (1) any Senior Notes Accrued Quarterly Scheduled Principal Amount, (2) any Senior Notes Quarterly Scheduled Principal Deficiency Amount; provided, that, unless the Master Issuer (or the Manager on its behalf) otherwise elects, no Senior Notes Accrued Quarterly Scheduled Principal Amount will be allocated on any Weekly Allocation Date if the related Series Non-Amortization Test, if any, is met as of such Quarterly Payment Date and (3) amounts that will become due under each Variable Funding Note Purchase Agreement prior to the immediately succeeding Quarterly Payment Date with respect to the cash collateralization of letters of credit issued under each Variable Funding Note Purchase Agreement;

(xi) eleventh, to pay any Supplemental Management Fee, together with any previously accrued and unpaid Supplemental Management Fee;

(xii) twelfth, so long as no Rapid Amortization Event has occurred and is continuing, if a Class A-1 Notes Amortization Event has occurred and is continuing, 100% of the amounts remaining on deposit in the Collection Account to the Senior Notes Principal Payment Account to allocate to the Class A-1 Notes until the Outstanding Principal Amount of the Class A-1 Notes will be reduced to zero and all outstanding letters of credit will be cash-collateralized on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account allocable to the Class A-1 Notes;

(xiii) thirteenth, so long as no Rapid Amortization Event has occurred and is continuing, and such Weekly Allocation Date occurs during a Cash Trapping Period, to deposit into the Cash Trap Reserve Account an amount equal to the Cash Trapping Amount, if any, on such Weekly Allocation Date;

(xiv) fourteenth, if a Rapid Amortization Event has occurred and is continuing, to allocate first, 100% of the amounts remaining on deposit in the Collection Account to the Senior Notes Principal Payment Account to the Class A Notes (sequentially, in alphanumerical order of Class A Notes) until the Outstanding Principal Amount of the Class A Notes will be reduced to zero and all outstanding letters of credit will be cash-collateralized on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account, and second, 100% of the amounts remaining on deposit in the Collection Account to the Senior Subordinated Notes Principal Payment Account, to the Senior Subordinated Notes, (sequentially, in alphanumerical order of the Senior Subordinated Notes) until the Outstanding Principal Amount of the Senior Subordinated Notes will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Subordinated Notes Principal Payment Account;

(xv) fifteenth, so long as no Rapid Amortization Event has occurred and is continuing, to allocate to the Senior Subordinated Notes Principal Payment Account, an amount equal to the sum of (1) the Senior Subordinated Notes Accrued Quarterly Scheduled Principal Amount, if any, and (2) the Senior Subordinated Notes Quarterly Scheduled Principal Deficiency Amount, if any;

(xvi) sixteenth, to deposit to the Securitization Operating Expense Account an amount equal to any accrued and unpaid Securitization Operating Expenses (together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date) in excess of the Capped Securitization Operating Expense Amount after giving effect to clause (v) above;

(xvii) seventeenth, to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Excess Class A-1 Notes Administrative Expenses Amounts due under each Variable Funding Note Purchase Agreement for such Weekly Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement on such Weekly Allocation Date;

(xviii) eighteenth, to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Class A-1 Notes Other Amounts due under such Variable Funding Note Purchase Agreement for such Weekly Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement;

(xix) nineteenth, to allocate to the Subordinated Notes Interest Payment Account, an amount equal to the Subordinated Notes Accrued Quarterly Interest Amount, if any, in respect of the Subordinated Notes;

(xx) twentieth, so long as no Rapid Amortization Event has occurred and is continuing, to allocate to the Subordinated Notes Principal Payment Account, (1) an amount equal to the Subordinated Notes Accrued Quarterly Scheduled Principal Amount, if any, and then (2) an amount equal to the Subordinated Notes Quarterly Scheduled Principal Deficiency Amount, if any;

(xxi) twenty-first, if a Rapid Amortization Event has occurred and is continuing, to allocate 100% of the amounts remaining on deposit in the Collection Account to the Subordinated Notes Principal Payment Account, to the Subordinated Notes, (sequentially, in alphanumerical order of the Subordinated Notes) until the Outstanding Principal Amount of the Subordinated Notes will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Subordinated Notes Principal Payment Account;

(xxii) twenty-second, to allocate to the Senior Notes Post-ARD Contingent Interest Account, any Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such Weekly Allocation Date;

(xxiii) twenty-third, to allocate to the Senior Subordinated Notes Post-ARD Contingent Interest Account, any Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount, for such Weekly Allocation Date;

(xxiv) twenty- fourth, to allocate to the Subordinated Notes Post-ARD Contingent Interest Account, any Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount, for such Weekly Allocation Date;

(xxv) twenty- fifth, pro rata, (A) to deposit to the Hedge Payment Account, (x) any accrued and unpaid Series Hedge Payment Amount that constitutes a termination payment payable to a Hedge Counterparty; and (y) any other amount payable to a Hedge Counterparty, pursuant to the related Series Hedge Agreement, in each case pro rata to each Hedge Counterparty, if any, according to the amount due and payable to each of them and (B) to pay to each Cash Management Bank, any Cash Management Obligations then due and payable to such Cash Management Bank;

(xxvi) twenty-sixth, to allocate to the Senior Notes Principal Payment Account an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Senior Notes;

(xxvii) twenty-seventh, to allocate to the Senior Subordinated Notes Principal Payment Account, an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Senior Subordinated Notes;

(xxviii) twenty-eighth, to allocate to the Subordinated Notes Principal Payment Account, an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Subordinated Notes; and

(xxix) twenty-ninth, to pay the Residual Amount at the direction of the Master Issuer.

Section 5.12 Quarterly Payment Date Applications.

(a) Senior Notes Interest Payment Account. On each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date:

(i) to withdraw the funds allocated to the Senior Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (or, to the extent necessary to cover any Class A-1 Interest Adjustment Amount, the then-current Quarterly Collection Period) to be paid to the Senior Notes, up to the accrued and unpaid amount of Senior Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts, and

(ii) if the amount of funds allocated to the Senior Notes Interest Payment Account referred to in sub-clause (i) is less than the accrued and unpaid Senior Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Notes ending most recently prior to such Quarterly Payment Date, to withdraw an amount equal to such insufficiency (a “Senior Interest Allocation Shortfall”) (to the extent of funds available and pro rata with any Commitment Fees Allocation Shortfall and any Hedge Payment Allocation Shortfall), from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Cash Trap Reserve Account and eighth, the Senior Notes Principal Payment Account, to be paid to the Senior Notes, up to the accrued and unpaid Senior Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable on each such Class, and deposit such funds into the Senior Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts. On each Quarterly Payment Date, after the application of funds under the Priority of Payments, the funds on deposit in the Senior Notes Interest Reserve Account (or, if the funds on deposit in the Senior Notes Interest Reserve Account are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes) shall be applied by the Trustee at the written instruction of the Manager (acting on behalf of the Master Issuer) to pay, pro rata, any accrued and unpaid Senior Notes Quarterly Interest Amount on the Senior Notes Outstanding and any accrued and unpaid Class A-1 Quarterly Commitment Fee Amount to the extent that amounts deposited into the applicable Series Distribution Accounts in accordance with the prior sentence are insufficient for such purposes.

(b) Senior Notes Quarterly Interest Shortfall Amount. On each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall determine the excess, if any, (the “Senior Notes Quarterly Interest Shortfall Amount”), of (i) the accrued and unpaid Senior Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Senior Notes in accordance with Section 5.12(a) on such Quarterly Payment Date.

(c) Debt Service Advances. If the Senior Notes Quarterly Interest Shortfall Amount as determined on any Quarterly Calculation Date pursuant to Section 5.12(b) is greater than zero, in accordance with the terms and conditions of the Servicing Agreement, by 3:00 p.m. (New York City time) on the Business Day preceding such Quarterly Payment Date, the Servicer shall make a Debt Service Advance in such amount unless the Servicer notifies the Master Issuer, the Manager, the Back-Up Manager and the Trustee by such time that it has, reasonably and in good faith, determined such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance. If the Servicer fails to make such Debt Service Advance (unless the Servicer has, reasonably and in good faith, determined that such Debt Service Advance (and interest thereon) would be a Nonrecoverable Advance), pursuant to Section 10.1(l), the Trustee shall make the Debt Service Advance unless it determines that such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance. In determining whether any Debt Service Advance (and interest thereon) is a Nonrecoverable Advance, the Trustee may conclusively rely on the determination of the Servicer. All Debt Service Advances shall be deposited into the Senior Notes Interest Payment Account. If, after giving effect to all Debt Service Advances made with respect to any Quarterly Payment Date, the Senior Notes Quarterly Interest Shortfall Amount with respect to such Quarterly Payment Date remains greater than zero, the payment of the Senior Notes Quarterly Interest as reduced by such Senior Notes Quarterly Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Senior Notes shall be paid to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Notes Quarterly Interest Shortfall Amount. An additional amount of interest (“Additional Senior Notes Interest Shortfall Interest”) shall accrue on the Senior Notes Quarterly Interest Shortfall Amount for each subsequent Interest Accrual Period at the applicable Note Rate until the Senior Notes Quarterly Interest Shortfall Amount is paid in full.

(d) Class A-1 Notes Commitment Fees Account. On each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date:

(i) to withdraw the funds allocated to the Class A-1 Notes Commitment Fees Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (or, to the extent necessary to cover any

Class A-1 Commitment Fee Adjustment Amount, the then-current Quarterly Collection Period) to be paid to the applicable Class A-1 Notes, up to the Class A-1 Quarterly Commitment Fee Amount accrued and unpaid with respect to the applicable Class A-1 Notes, pro rata among each Series of Class A-1 Notes based upon the Class A-1 Quarterly Commitment Fee Amount payable with respect to each such Series, and deposit such funds into the applicable Series Distribution Account and

(ii) if the amount of funds allocated to the Class A-1 Notes Commitment Fees Account referred to in sub-clause (i) with respect to the immediately preceding Quarterly Collection Period is less than the accrued and unpaid Class A-1 Quarterly Commitment Fee Amount for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, to withdraw an amount equal to such insufficiency (a “Commitment Fees Allocation Shortfall”) (to the extent of funds available and pro rata with any Senior Interest Allocation Shortfall and any Hedge Payment Allocation Shortfall) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Cash Trap Reserve Account and eighth, the Senior Notes Principal Payment Account, to be paid to the Class A-1 Notes, up to the accrued and unpaid Class A-1 Quarterly Commitment Fee Amounts, pro rata among each Series of Class A-1 Notes based upon the Class A-1 Quarterly Commitment Fee Amounts payable with respect to each such Series, and deposit such funds into the applicable Series Distribution Accounts. On each Quarterly Payment Date, after the application of funds under the Priority of Payments, the funds on deposit in the Senior Notes Interest Reserve Account (or, if the funds on deposit in the Senior Notes Interest Reserve Account are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes) shall be applied by the Trustee at the written instruction of the Manager (acting on behalf of the Master Issuer) to pay, pro rata, any accrued and unpaid Senior Notes Quarterly Interest Amount on the Senior Notes Outstanding and any accrued and unpaid Class A-1 Quarterly Commitment Fee Amounts to the extent that amounts deposited into the applicable Series Distribution Accounts in accordance with the prior sentence are insufficient for such purposes.

(e) Class A-1 Quarterly Commitment Fees Shortfall Amount. On each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall determine the excess, if any, (the “Class A-1 Quarterly Commitment Fees Shortfall Amount”), of (i) the accrued and unpaid Class A-1 Quarterly Commitment Fee Amounts for the Interest Accrual Period ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make payments on the Class A-1 Quarterly Commitment Fee Amount in accordance with Section 5.12(d) on such Quarterly Payment Date. If such Class A-1 Quarterly Commitment Fees Shortfall Amount with respect to any Quarterly Payment Date is greater than zero, the payment of the accrued and unpaid Class A-1 Quarterly Commitment Fee

Amounts as reduced by such Class A-1 Quarterly Commitment Fees Shortfall Amount to be distributed on such Quarterly Payment Date to the Class A-1 Notes shall be paid to the Class A-1 Notes, pro rata among each Class of Class A-1 Notes based upon the amount of Class A-1 Quarterly Commitment Fee Amounts payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Class A-1 Quarterly Commitment Fees Shortfall Amount. An additional amount of interest (“Additional Class A-1 Commitment Fees Shortfall Interest”) shall accrue on each such Class A-1 Quarterly Commitment Fees Shortfall Amount for each subsequent Interest Accrual Period at the applicable Note Rate until each such Class A-1 Quarterly Commitment Fees Shortfall Amount is paid in full.

(f) Senior Subordinated Notes Interest Payment Account. To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date: (i) to withdraw the funds allocated to the Senior Subordinated Notes Interest Payment Account, on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to the Senior Subordinated Notes, up to the accrued and unpaid amount of Senior Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts, and (ii) if the amount of funds allocated to the Senior Subordinated Notes Interest Payment Account referred to in sub-clause (i) is less than the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Subordinated Notes ending most recently prior to such Quarterly Payment Date, to withdraw an amount equal to such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account and the Cash Trap Reserve Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii) and Section 5.12(s)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Cash Trap Reserve Account, and eighth, the Senior Notes Principal Payment Account, to be paid to each Class of Senior Subordinated Notes up to the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable on each such Class, and deposit such funds into the Senior Subordinated Notes Interest Payment Account, for further deposit to the applicable Series Distribution Accounts. On each Quarterly Payment Date, the funds on deposit in the Senior Subordinated Notes Interest Reserve Account (or, if the funds on deposit in the Senior Subordinated Notes Interest Reserve Account are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes) shall be applied by the Trustee at the written instruction of the Manager (acting on behalf of the Master Issuer) to pay, pro rata, any accrued and unpaid Senior

Subordinated Notes Quarterly Interest Amount on the Senior Subordinated Notes Outstanding to the extent that amounts deposited into the applicable Series Distribution Accounts in accordance with the prior sentence are insufficient for such purposes.

(g) Senior Subordinated Notes Quarterly Interest Shortfall. To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall determine the excess, if any (the “Senior Subordinated Notes Quarterly Interest Shortfall”), of (i) the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Subordinated Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make payments of interest on the Senior Subordinated Notes on such Quarterly Payment Date in accordance with Section 5.12(f) above. If the Senior Subordinated Notes Quarterly Interest Shortfall with respect to any Quarterly Payment Date is greater than zero, payments of Senior Subordinated Notes Quarterly Interest Amounts as reduced by the Senior Subordinated Notes Quarterly Interest Shortfall to be distributed on such Quarterly Payment Date to the Senior Subordinated Notes shall be paid to the Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Subordinated Notes Quarterly Interest Shortfall. An additional amount of interest (“Additional Senior Subordinated Notes Interest Shortfall Interest”) shall accrue on the Senior Subordinated Notes Quarterly Interest Shortfall for each subsequent Interest Accrual Period at the applicable Note Rate until the Senior Subordinated Notes Quarterly Interest Shortfall is paid in full.

(h) Senior Notes Principal Payment Account. On each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date:

(i) the funds allocated to the Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid in the following order: (A) to each applicable Class of Senior Notes up to the aggregate amount of Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in clause (i) of the Priority of Payments and (B) to each applicable Class of Senior Notes in the amounts distributed to the Senior Notes Principal Payment Account pursuant to clauses (x), (xii), (xiv) and (xxvi) of the Priority of Payments owed to each such Class of Senior Notes (excluding any Principal Release Amounts), in the order of priority set forth in the Priority of Payments with respect to such clauses (x), (xii), (xiv) and (xxvi) and deposit such funds into the applicable Series Distribution Account.

(ii) If a Rapid Amortization Event has occurred and is continuing or will occur on the following Quarterly Payment Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the amounts on deposit in the Cash Trap Reserve Account (after giving effect to any payments to be made as of such Quarterly Payment Date from the Cash Trap Reserve Account pursuant to Sections 5.12(a)(ii), Section 5.12(d)(ii), Section 5.12(f)(ii) and Section 5.12(s)), if any, and deposit such funds into the applicable Series Distribution Account, to be paid to each applicable Class of Senior Notes up to the Outstanding Principal Amount of all Senior Notes (after giving effect to the application of the amounts on deposit in the Senior Notes Principal Payment Account referred to in clause (i) above), sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class.

(iii) If the aggregate amount of funds allocated to the Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Senior Notes Quarterly Scheduled Principal Amounts or any Senior Notes Quarterly Scheduled Principal Deficiency Amounts owed to each applicable Class of Senior Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds due to be applied as a mandatory prepayment on such Quarterly Payment Date with respect to each applicable Class of Senior Notes, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to any such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from Collection Account Administrative Accounts and the Cash Trap Reserve Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii) or 5.12(s)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account and seventh, the Cash Trap Reserve Account, and deposit such funds into the applicable Series Distribution Accounts to be paid to each applicable Class of Senior Notes up to the amount of unpaid Senior Notes Quarterly Scheduled Principal Amounts, Indemnification Amounts, Asset Disposition Proceeds and/or Insurance/Condemnation Proceeds, as the case may be, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class.

(iv) If any payment of principal of any Class A-1 Notes of any Series pursuant to clause (i) or (ii) above requires the deposit of funds (the “Cash Collateral”) with the applicable L/C Provider that has issued the related letters of credit underlying such Class A-1 Notes to serve as collateral and act as security for any obligations of the Master Issuer relating to such letters of credit (the “Collateralized Letters of Credit”), provided that upon the expiration of the Collateralized Letters of Credit (x) so long as any Series of Notes remain Outstanding, the Cash Collateral shall be deposited into the

Collection Account to be applied in accordance with the Priority of Payments and (y) if no Series of Notes remain Outstanding, the Cash Collateral shall be returned to the Master Issuer.

(i) Senior Subordinated Notes Principal Payment Account.

(i) To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date: (1) the funds allocated to the Senior Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid in the following order: (A) to each applicable Class of Senior Subordinated Notes up to the aggregate amount of Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in clause (i) of the Priority of Payments and (B) to each applicable Class of Senior Subordinated Notes in the amounts distributed to the Senior Subordinated Notes Principal Payment Account pursuant to clauses (xiv), (xv) and (xxvii) of the Priority of Payments owed to each such Class of Senior Subordinated Notes, in the order of priority set forth in the Priority of Payments with respect to such clauses (xiv), (xv) and (xxvii) and deposit such funds into the applicable Series Distribution Account.

(ii) To the extent any Series of Senior Subordinated Notes has been issued, if the aggregate amount of funds allocated to the Senior Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Senior Subordinated Notes Quarterly Scheduled Principal Amount and any Senior Subordinated Notes Quarterly Scheduled Principal Deficiency Amounts owed to each applicable Class of Senior Subordinated Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Senior Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds due to be applied as a mandatory prepayment on such Quarterly Payment Date with respect to each applicable Class of Senior Subordinated Notes, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to any such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from Collection Account Administrative Accounts pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii) or 5.12(s)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payment Account, and fifth, the Subordinated Notes Interest Payment Account, and deposit such funds into the applicable Series Distribution Accounts to be paid to each applicable Class of Senior Subordinated Notes up to the amount of unpaid Senior Subordinated Notes Quarterly Scheduled Principal Amounts, Indemnification Amounts, Asset Disposition Proceeds and/or Insurance/Condemnation Proceeds, as the case may be, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class.

(iii) If any payment of principal of any Class A-1 Notes of any Series pursuant to clause (i) above requires Cash Collateral with the applicable L/C Provider that has issued the related Collateralized Letters of Credit underlying such Class A-1 Notes, then upon the expiration of the Collateralized Letters of Credit (x) so long as any Series of Notes remain Outstanding, the Cash Collateral shall be deposited into the Collection Account to be applied in accordance with the Priority of Payments and (y) if no Series of Notes remain Outstanding, the Cash Collateral shall be returned to the Master Issuer.

(j) Subordinated Notes Interest Payment Account. To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date: (i) to withdraw the funds allocated to the Subordinated Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to the Subordinated Notes, up to the accrued and unpaid amount of Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts, and (ii) if the amount of funds allocated to the Subordinated Notes Interest Payment Account referred to in sub-clause (i) is less than the accrued and unpaid Subordinated Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Subordinated Notes ending most recently prior to such Quarterly Payment Date and no Senior Notes or Senior Subordinated Notes are Outstanding, to withdraw an amount equal to such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii), 5.12(i)(ii) or 5.12(s)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, and fourth, the Subordinated Notes Principal Payment Account, to be paid to the Subordinated Notes up to the accrued and unpaid Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable on each such Class, and deposit such funds into the Subordinated Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts.

(k) Subordinated Notes Quarterly Interest Shortfall. To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall determine the excess, if any (the “Subordinated Notes Quarterly Interest Shortfall”), of (i) the accrued and unpaid Subordinated Notes Quarterly Interest Amounts for the Interest Accrual Period with respect to each Class of Subordinated Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make payments of interest on the Subordinated Notes in accordance with Section 5.12(j) on such Quarterly Payment Date. If the Subordinated Notes Quarterly Interest Shortfall with respect to any Quarterly Payment Date is greater than zero, payments of Subordinated Notes Quarterly Interest Amounts as reduced by the Subordinated Notes Quarterly Interest Shortfall to be distributed on such Quarterly Payment Date to the Subordinated Notes shall be paid to each Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class. An additional amount of interest (the “Additional Subordinated Notes Interest Shortfall Interest”) shall accrue on the Subordinated Notes Quarterly Interest Shortfall for each subsequent Interest Accrual Period at the applicable Note Rate until the Subordinated Notes Quarterly Interest Shortfall is paid in full.

(l) Subordinated Notes Principal Payment Account.

(i) To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date after giving effect to any allocations set forth in the Priority of Payments on such date: (1) the funds allocated to the Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid in the following order: (A) to each applicable Class of Subordinated Notes up to the aggregate amount of Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in clause (i) of the Priority of Payments and (B) to each applicable Class of Subordinated Notes in the amounts distributed to the Subordinated Notes Principal Payment Account pursuant to clauses (xx), (xxi) and (xxviii) of the Priority of Payments owed to each such Class of Subordinated Notes, in the order of priority set forth in the Priority of Payments with respect to such clauses (xx), (xxi) and (xxviii) and deposit such funds into the applicable Series Distribution Account;

(ii) To the extent any Series of Subordinated Notes has been issued, if the aggregate amount of funds allocated to the Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Subordinated Notes Quarterly Scheduled Principal Amounts and any Subordinated Notes Quarterly Scheduled Principal Deficiency Amounts owed to each applicable Class of Subordinated Notes on such Quarterly Payment Date and/or the amount of funds allocated to the Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds due to be applied as a mandatory prepayment on such Quarterly Payment Date with respect to each applicable Class of Subordinated Notes, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to any such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from Collection Account

Administrative Accounts pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii), 5.12(i)(ii), 5.12(j)(ii) or 5.12(s)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account and third, the Senior Notes Post-ARD Contingent Interest Account, and deposit such funds into the applicable Series Distribution Accounts to be paid to each applicable Class of Subordinated Notes up to the amount of unpaid Subordinated Notes Quarterly Scheduled Principal Amounts, Indemnification Amounts, Asset Disposition Proceeds and/or Insurance/Condemnation Proceeds, as the case may be, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Subordinated Notes of such Class.

(m) Senior Notes Post-ARD Contingent Interest Account.

(i) On each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Senior Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid to each applicable Class of Senior Notes, up to the accrued and unpaid amount of Senior Notes Quarterly Post-ARD Contingent Interest owed to each such Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii) If the aggregate amount of funds allocated to the Senior Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to clause (i) above is less than the amount of Senior Notes Quarterly Post-ARD Contingent Interest owed to each such Class of Senior Notes for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to such insufficiency (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii), 5.12(i)(ii), 5.12(j)(ii), 5.12(l)(ii) or 5.12(s)) from first, the Subordinated Notes Post-ARD Contingent Interest Account, and second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, to be paid to each Class of Senior Notes up to the amount of Senior Notes Quarterly Post-ARD Contingent Interest accrued and unpaid with respect to each applicable Class of Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of Senior Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(n) Senior Subordinated Notes Post-ARD Contingent Interest Account.

(i) To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Senior Subordinated Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each applicable Class of Senior Subordinated Notes, up to the accrued and unpaid amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest owed to each such Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii) To the extent any Series of Senior Subordinated Notes has been issued, if the aggregate amount of funds allocated to the Senior Subordinated Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to clause (i) above is less than the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest owed to each such Class of Senior Subordinated Notes for the Interest Accrual Period ending most recently prior to such Quarterly Payment Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw (to the extent of funds available, after giving effect to any payments of higher priority to be made as of such Quarterly Payment Date from any Collection Account Administrative Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii), 5.12(i)(ii), 5.12(j)(ii), 5.12(l)(ii), 5.12(m)(ii) or 5.12(s)) from the Subordinated Notes Post-ARD Contingent Interest Account, to be paid to each Class of Senior Subordinated Notes up to the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest accrued and unpaid with respect to each applicable Class of Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of Senior Subordinated Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(o) Subordinated Notes Post-ARD Contingent Interest Account. To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Subordinated Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period to be paid to each applicable Class of Subordinated Notes, up to the accrued and unpaid amount of Subordinated Notes Quarterly Post-ARD Contingent Interest owed to each such Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the amount of Subordinated Notes Quarterly Post-ARD Contingent Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(p) Amounts on Deposit in the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account and the Cash Trap Reserve Account.

(i) On the Quarterly Calculation Date (A) preceding any Quarterly Payment Date that is a Cash Trapping Release Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date from funds then on deposit in the Cash Trap Reserve Account an amount equal to the applicable Cash Trapping Release Amount and (B) preceding the first Quarterly Payment Date following the commencement of the Rapid Amortization Period (including a Rapid Amortization Period due to an Event of Default), the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date all funds then on deposit in the Cash Trap Reserve Account (after giving effect to any payments to be made as of such Quarterly Payment Date from the Cash Trap Reserve Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(ii) and 5.12(s)) and deposit such funds into the Collection Account for distribution in accordance with the Priority of Payments.

(ii) So long as no Rapid Amortization Event or Event of Default is continuing, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw funds on deposit in the Cash Trap Reserve Account and apply such funds on the following Quarterly Payment Date to the extent necessary to pay, in the following order of priority (A) unreimbursed Advances of the Trustee (with interest thereon at the Advance Interest Rate), (B) unreimbursed Advances of the Servicer (with interest thereon at the Advance Interest Rate), (C) unreimbursed Manager Advances (with interest thereon at the Advance Interest Rate), (D) pro rata, Senior Notes Quarterly Interest Amounts, Class A-1 Quarterly Commitment Fee Amounts, and Series Hedge Payment Amounts, (E) Senior Subordinated Notes Quarterly Interest Amounts, (F) Senior Notes Quarterly Scheduled Principal Amounts and (G) on the Quarterly Calculation Date preceding the first Quarterly Payment Date following the commencement of a Class A-1 Notes Amortization Event, pro rata, principal on the Class A-1 Notes Outstanding, in each case, after giving effect to other amounts available for payment of the foregoing amounts (except for any Principal Release Amounts, which shall be applied subsequent to the distributions described in this clause (ii)) in accordance with this Section 5.12, including any withdrawals from the Cash Trap Reserve Account pursuant to Sections 5.12(a)(ii), 5.12(d)(ii), 5.12(f)(ii), 5.12(h)(iii) and 5.12(s)).

(iii) So long as no Rapid Amortization Period or Event of Default is continuing, on the Quarterly Calculation Date preceding the first Quarterly Payment Date following the commencement of a Class A-1 Notes Amortization Event, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw funds on deposit in the Cash Trap Reserve Account to the extent necessary, after giving effect to other amounts available for payment thereof as described in this Section 5.12, to pay principal on the Class A-1 Notes Outstanding, and to deposit such funds into the Senior Notes Principal Payment Account for distribution to the holders of the Class A-1 Notes, pro rata.

(iv) Amounts on deposit in the Cash Trap Reserve Account will be available to make optional prepayments of principal of the Senior Notes, at the sole discretion of the Master Issuer (or the Manager on its behalf). Any such amounts used to make optional prepayments (1) will be allocated (after giving effect to all other payments to be made as of the related Quarterly Payment Date, including all other releases and payments from the Cash Trap Reserve Account) pursuant to priorities (ii) through (xxviii) of the Priority of Payments (except for priority (xiii) thereof), and then (2) will be allocated to the Senior Notes Principal Payment Account to make optional prepayments of principal on the Senior Notes (sequentially, in alphanumerical order of Senior Notes); provided, that any such optional prepayment will be accompanied by the payment of any make-whole prepayment premiums related thereto, to the extent such prepayment premiums are otherwise payable in connection with the optional prepayment of such Notes).

(v) If the Master Issuer (or the Manager on its behalf) determines, with respect to any Series of Senior Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.12 on any Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Outstanding Principal Amount of such Series of Senior Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Notes Interest Reserve Account an amount equal to such insufficiency (and, to the extent the amount in the Senior Notes Interest Reserve Account is insufficient, the Master Issuer (or the Manager on its behalf) shall instruct the Control Party to draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series Distribution Accounts, to be paid to the Senior Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of each such Class.

(vi) If the Master Issuer (or the Manager on its behalf) determines, with respect to any Series of Senior Subordinated Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.12 on any Series Legal Final Maturity Date related to such Series of Senior Subordinated Notes is less than the Outstanding Principal Amount of such Series of Senior Subordinated Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Subordinated Notes Interest Reserve Account an amount equal to such insufficiency (and, to the extent the amount in the Senior Subordinated Notes Interest Reserve Account is insufficient, the Master Issuer shall instruct the Control Party to make a draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series Distribution Accounts, to be paid to the Senior Subordinated Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of each such Class.

(vii) On any date on which no Senior Notes are Outstanding, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Notes Interest Reserve Account and to deposit all remaining funds into the Collection Account and/or to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Notes Interest Reserve Account to the issuer thereof for cancellation.

(viii) On any date on which no Senior Subordinated Notes are Outstanding, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Subordinated Notes Interest Reserve Account and to deposit all remaining funds into the Collection Account and/or to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Subordinated Notes Interest Reserve Account to the issuer thereof for cancellation.

(q) Principal Release Amount.

(i) If a Rapid Amortization Event or Event of Default is continuing, the Principal Release Amount shall be applied in the order set forth in Section 5.12(h)(i) for amounts allocated to the Senior Notes Principal Payment Account.

(ii) So long as no Rapid Amortization Event, Event of Default or Class A-1 Notes Amortization Event is continuing, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date the Principal Release Amount from the Senior Notes Principal Payment Account and apply such funds on such Quarterly Payment Date to the extent necessary to pay, in the following order of priority, (A) unreimbursed Advances of the Trustee (with interest thereon at the Advance Interest Rate), (B) unreimbursed Advances of the Servicer (with interest thereon at the Advance Interest Rate), (C) unreimbursed Manager Advances (with interest thereon at the Advance Interest Rate), (D) pro rata, Senior Notes Quarterly Interest Amounts, Class A-1 Quarterly Commitment Fee Amounts, and Series Hedge Payment Amounts, and (E) Senior Subordinated Notes Quarterly Interest Amounts, in each case, after giving effect to other amounts available for payment thereof as described in this Section 5.12. The Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to distribute the remainder of the Principal Release Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xi).

(iii) If no Rapid Amortization Period or Event of Default is continuing, but a Class A-1 Notes Amortization Event is continuing, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the following Quarterly Payment Date the Principal Release Amount

from the Senior Notes Principal Payment Account to the extent necessary to pay the Outstanding Principal Amount of the Class A-1 Notes, and deposit such funds into the applicable Series Distribution Account for distribution to the holders of the Class A-1 Notes, pro rata, after giving effect to other amounts available for payment thereof. The Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to distribute the remainder of the Principal Release Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xi).

(r) Securitization Operating Expense Account. On each Weekly Allocation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date an amount equal to the lesser of (i) the sum of all Securitization Operating Expenses then due and payable and (ii) the amount on deposit in the Securitization Operating Expense Account after giving effect to any deposits thereto pursuant to the Priority of Payments on such date and apply such funds to pay any Securitization Operating Expenses then due and payable.

(s) Hedge Payment Account. On each Quarterly Calculation Date, if the amount of funds allocated to the Hedge Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is less than the aggregate accrued and unpaid Series Hedge Payment Amount (excluding termination payments) due and payable since the prior Quarterly Payment Date (a “Hedge Payment Allocation Shortfall”), the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to such Hedge Payment Allocation Shortfall (to the extent of funds available and pro rata with any Senior Interest Allocation Shortfall and any Commitment Fees Allocation Shortfall) from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Cash Trap Reserve Account and eighth, the Senior Notes Principal Payment Account, to be paid to the Hedge Counterparties up to the accrued and unpaid Series Hedge Payment Amount (excluding termination payments), pro rata among each Hedge Counterparty based upon the Series Hedge Payment Amount (excluding termination payments) payable with respect to each such Series, and deposit such funds into the Hedge Payment Account for payment to the applicable Hedge Counterparties.

(t) Optional Prepayments. The Master Issuer shall have the right to optionally prepay the Outstanding Principal Amount of any Class or Tranche of Notes, in whole or in part in accordance with the related Series Supplement; provided that following a Series Anticipated Repayment Date for any Series of Notes that remains Outstanding, all optional prepayments must be applied first, to Senior Notes, second, to Senior Subordinated Notes and third, to Subordinated Notes.

Section 5.13 Determination of Quarterly Interest .

Quarterly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.14 Determination of Quarterly Principal.

Quarterly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.15 Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 5.16 Retained Collections Contributions.

At any time after the Closing Date, the Master Issuer may (but is not required to) designate Retained Collections Contributions to be included in Net Cash Flow, but not more than $25,000,000 in any Quarterly Collection Period or more than $50,000,000 during any period of four (4) consecutive Quarterly Collection Periods or more than $80,000,000 from the Closing Date to the Series 2015-1 Notes Series Legal Final Maturity Date; provided, that any Retained Collections Contributions shall be excluded from the amount of Net Cash Flow for purposes of calculations undertaken in the following circumstances: (a) to determine whether the Master Issuer may extend the Series 2015-1 Class A-1 Notes Renewal Date, (b) to determine compliance with any Series Non-Amortization Test and (c) to determine the New Series Pro Forma DSCR. The amount of any Retained Collections Contribution included in Net Cash Flow for the purpose of calculating the DSCR shall be retained in the Collection Account until the Weekly Allocation Date on which either (i) the DSCR for the period of four (4) Quarterly Collection Periods ended immediately prior to such Weekly Allocation Date is at least 1.75x without giving effect to the inclusion of such Retained Collections Contribution or (ii) such Retained Collections Contribution is required to pay any shortfall in the amounts payable under priorities (ii) through (xviii) of the Priority of Payments, to the extent of any shortfall on such Weekly Allocation Date.

Section 5.17 Interest Reserve Letters of Credit.

The Master Issuer may, in lieu of funding (or as partial replacement for funding) the Senior Notes Interest Reserve Account and/or the Senior Subordinated Notes Interest Reserve Account in the amounts required hereunder, maintain one or more Interest Reserve Letters of Credit issued under a Variable Funding Note Purchase Agreement for the benefit of the Trustee and the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, each in a face amount equal to the amounts required to be funded in respect of such account(s) had such Interest Reserve Letter of Credit not been issued. Where on any Quarterly Calculation Date the Master Issuer (or the Manager on its behalf) instructs the Trustee to withdraw funds from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, for allocation or payment on the following Quarterly Payment Date, such funds shall be drawn, first, from amounts on deposit in the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, on such Quarterly Calculation Date and second, from amounts available to be drawn under the applicable Interest Reserve Letter of Credit.

Each such Interest Reserve Letter of Credit (a) shall name each of (i) the Trustee, for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable and (ii) the Control Party as the beneficiary thereof; (b) shall allow the Trustee (or the Control Party on the Trustee’s behalf) to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever amounts would otherwise be required to be withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to Section 5.12; (c) shall have an expiration date of no later than the earlier of (i) the first anniversary of its date of issuance and (ii) ten (10) Business Days prior to the Class A-1 Notes Renewal Date specified in the related Variable Funding Note Purchase Agreement pursuant to which such Interest Reserve Letter of Credit was issued (the “Required Expiration Date”); and (d) shall indicate by its terms that the proceeds in respect of drawings under such Interest Reserve Letter of Credit shall be paid directly into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable.

If, on the date that is five (5) Business Days prior to the expiration of any such Interest Reserve Letter of Credit, such Interest Reserve Letter of Credit has not been replaced or renewed and the Master Issuer has not otherwise deposited funds into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in the amounts that would otherwise be required hereunder had such Interest Reserve Letter of Credit not been issued, the Trustee (at the direction of the Master Issuer) or the Control Party (on the Master Issuer’s behalf) shall submit a notice of drawing under such Interest Reserve Letter of Credit and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in an amount equal to the Senior Notes Interest Reserve Account Deficiency Amount or the Senior Subordinated Notes Interest Reserve Account Deficiency Amount on such date, as applicable, on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued.

If, on any day an Interest Reserve Letter of Credit is outstanding, such Interest Reserve Letter of Credit becomes an Ineligible Interest Reserve Letter of Credit, then (a) on the fifth Business Day after such day, the Master Issuer shall fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in an amount equal to the Senior Notes Interest Reserve Account Deficiency Amount or the Senior Subordinated Notes Interest Reserve Account Deficiency Amount on such date, in each case calculated as if such Interest Reserve Letter(s) of Credit had not been issued or (b) the Master Issuer shall obtain one or more replacement Interest Reserve Letters of Credit on substantially the same terms as each such Interest Reserve Letter of Credit being replaced.

The (i) Trustee (at the direction of the Master Issuer) shall or (ii) the Control Party (at the Master Issuer’s request and on the Master Issuer’s behalf) may submit a notice of drawing under such Interest Reserve Letter of Credit issued by such L/C Provider and the proceeds of any such draw shall be deposited into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable.

Section 5.18 Replacement of Ineligible Accounts.

If, at any time, any Management Account or any of the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account, the Collection Account or any Collection Account Administrative Account shall cease to be an Eligible Account (each, an “Ineligible Account”), the Master Issuer shall (i) within five (5) Business Days of obtaining actual knowledge thereof, notify the Control Party thereof and (ii) within ninety (90) days of obtaining actual knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Ineligible Account, (B) with the exception of any Management Account, following the establishment of such new Eligible Account, transfer, or with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer, all cash and investments from such Ineligible Account into such new Eligible Account, (C) in the case of a Management Account, following the establishment of such new Eligible Account, transfer or cause to be transferred to such new Eligible Account, all cash and investments from such Ineligible Account into such new Eligible Account, (D) in the case of a Management Account, transfer or cause to be transferred all items deposited in the lock-box related to such Ineligible Account to a new lock-box related to such new Management Account, and (E) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such Ineligible Account is required to be subject to an Account Control Agreement in accordance with the terms of the Indenture, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee. In the event that any of the Collection Account, any Management Account or any Collection Account Administrative Account becomes an Ineligible Account, the Manager shall, promptly following the establishment of such related new Eligible Account, notify each Franchisee of a change in payment instructions, if any.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions in General.

(a) Unless otherwise specified in the applicable Series Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto (i) by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account no later than 12:30 p.m. (New York City time) if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (i) above; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of the Note at the applicable Corporate Trust Office.

(b) Unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Variable Funding Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes shall be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes in alphanumerical order (i.e., A-1, A-2, B-1, B-2 and not A-1, B-1, A-2, B-2) and pro rata among holders of Notes within each Class or Tranche of the same alphanumerical designation; provided, however, that unless otherwise specified in the Series Supplement, in this Base Indenture or in any applicable Variable Funding Note Purchase Agreement, all distributions to Noteholders of all Classes or Tranches within a Series of Notes having the same alphabetical designation shall be pari passu with each other with respect to the distribution of Collateral proceeds resulting from exercise of remedies upon an Event of Default.

(c) Unless otherwise specified in the applicable Series Supplement, the Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Master Issuer whether set forth in a Quarterly Noteholder’s Report, Company Order or otherwise.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Master Issuer hereby represents and warrants, for the benefit of the Trustee and the Noteholders, as follows as of the date hereof and as of each Series Closing Date; provided that references in this Article VII to the Securitization Entities shall not include the Master Issuer Parent:

Section 7.1 Existence and Power.

Each Securitization Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to (i) carry on its business as now conducted and (ii) for consummation of the transactions contemplated by the Indenture and the other Related Documents except, in the case of clauses (b) and (c)(i), to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 7.2 Company and Governmental Authorization.

The execution, delivery and performance by the Master Issuer of this Base Indenture and any Series Supplement and by the Master Issuer and each other Securitization Entity of the other Related Documents to which it is a party (a) is within such Securitization Entity’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Closing Date pursuant to the terms of this Base Indenture or any other Related Document, including actions or filings with respect to the Mortgages) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity (other than Permitted Liens), except for Liens created by this Base Indenture or the other Related Documents, except in the case of clauses (b) and (c) above, solely with respect to the Contribution Agreements, the violation of which would not reasonably be expected to result in a Material Adverse Effect. This Base Indenture and each of the other Related Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

Section 7.3 No Consent.

Except as set forth on Schedule 7.3, no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Master Issuer of this Base Indenture and any Series Supplement and by the Master Issuer and each other Securitization Entity of any Related Document to which it is a party or for the performance of any of the Securitization Entities’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings (a) as shall have been obtained or made by such Securitization Entity prior to the Closing Date or as are permitted to be obtained subsequent to the Closing Date in accordance with Section 7.13, Section 8.25 or Section 8.37 or (b) relating to the performance of any Collateral Franchise Business Document or Franchised POD Lease, the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect.

Section 7.4 Binding Effect.

This Base Indenture and each other Related Document to which a Securitization Entity is a party is a legal, valid and binding obligation of each such Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.5 Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of the Master Issuer, threatened against or affecting any Securitization Entity or of which any property or assets of such Securitization Entity is the subject before any court or arbitrator or any Governmental Authority that (a) would affect the validity or enforceability of this Base Indenture or any Series Supplement or (b) either individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

Section 7.6 Employee Benefit Plans.

No Securitization Entity has established, maintains, contributes to, or has any liability in respect of (or has in the past six (6) years established, maintained, contributed to, or had any liability in respect of) any Pension Plan. No Securitization Entity has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability (i) for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws, (ii) provided in connection with the payment of severance benefits or (iii) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each “employee benefit plan” within the meaning of Section 3(3) of ERISA for which any Securitization Entity has any liability presently complies and has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code, except for such instances of noncompliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan, other than transactions effected pursuant to a statutory or administrative exemption or such transactions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each such “employee benefit plan” within the meaning of Section 3(3) of ERISA for which any Securitization Entity has any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a current favorable determination or opinion letter from the Internal Revenue Service regarding such qualification (or an application for such a letter is currently pending) and nothing has occurred, to the knowledge of the Master Issuer, whether by action or by failure to act, that would cause the loss of such qualification.

Section 7.7 Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all United States federal Tax returns, all material state, local and foreign Tax returns and all other Tax returns which, to the knowledge of the Master Issuer, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 7.7, the Master Issuer is not aware of any proposed Tax assessments against any Dunkin’ Entity. Except as would not reasonably be expected to result in a Material Adverse Effect, no tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any tax deficiencies. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each foreign country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8 Disclosure.

No written report, financial statements, certificate or other information furnished in writing (other than projections, budgets, other estimates and general market, industry and economic data) to the Trustee or the Noteholders by or on behalf of the Securitization Entities pursuant to any provision of the Indenture or any other Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Related Document (when taken together with all other information furnished by or on behalf of the Dunkin’ Entities to the Trustee or the Noteholders, as the case may be), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading in each case when taken as a whole and in the light of the circumstances under which they were made, and the furnishing of the same to the Trustee or the Noteholders, as the case may be, shall constitute a representation and warranty by the Master Issuer made on the date the same are furnished to the Trustee or the Noteholders, as the case may be, to the effect specified herein.

Section 7.9 Investment Company Act.

The Master Issuer is not, and no Securitization Entity is, an “investment company” as defined in Section 3(a)(1) of the 1940 Act.

Section 7.10 Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Related Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11 Solvency .

Both before and after giving effect to the transactions contemplated by the Indenture and the other Related Documents, the Securitization Entities shall be Solvent.

Section 7.12 Ownership of Equity Interests; Subsidiaries.

(a) All of the issued and outstanding limited liability company interests of the Master Issuer are directly owned by the Master Issuer Parent, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by Master Issuer Parent free and clear of all Liens other than Permitted Liens.

(b) All of the issued and outstanding limited liability company interests of the DD Franchisor and the BR Franchisor are directly owned by DD/BR Franchise Holdco, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the DD/BR Franchise Holdco free and clear of all Liens other than Permitted Liens.

(c) All of the issued and outstanding limited liability company interests of DD/BR Franchise Holdco are directly owned by the Master Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Master Issuer free and clear of all Liens other than Permitted Liens.

(d) All of the issued and outstanding limited liability company interests of the Mexican Franchisor are directly owned by the Master Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Master Issuer free and clear of all Liens other than Permitted Liens.

(e) All of the issued and outstanding limited liability company interests of the U.K. Franchisor are directly owned by the Master Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Master Issuer free and clear of all Liens other than Permitted Liens.

(f) All of the issued and outstanding limited liability company interests of the IP Holders are directly owned by the Master Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Master Issuer free and clear of all Liens other than Permitted Liens.

(g) All of the issued and outstanding limited liability company interests of the Real Estate Holders are directly owned by the Master Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Master Issuer free and clear of all Liens other than Permitted Liens.

(h) The Master Issuer has no subsidiaries and owns no Equity Interests in any other Person, other than the Franchise Holders, the IP Holders, the Real Estate Holders and any Additional Securitization Entity. DD/BR Franchise Holdco has no subsidiaries and owns no Equity Interests in any other Person, other than the DD Franchisor and BR Franchisor. The Franchise Holders (other than DD/BR Franchise Holdco) have no subsidiaries and own no Equity Interests in any other Person. The IP Holders have no subsidiaries and own no Equity Interests in any other Person. The Real Estate Holders have no subsidiaries and own no Equity Interests in any other Person.

Section 7.13 Security Interests.

(a) The Master Issuer and each Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. Other than the Accounts and the Real Estate Assets, the Indenture Collateral consists of securities, loans, investments, accounts, commercial tort claims, inventory, equipment, fixtures, health care insurance receivables, chattel paper, money, deposit accounts, instruments, financial assets, documents, investment property, general intangibles, letter of credit rights, and other supporting obligations (in each case, as defined in the UCC of the State of New York). Except in the case of the Existing Owned Real Property and the New Owned Real Property, this Base Indenture and the Guarantee and Collateral Agreement constitute a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected (except with regard to Non-Perfected IP or In-Transit Cash, and except as described in Section 8.25(c) and Section 8.25(d)) or evidence of which Lien has been recorded, in each case in accordance with the provisions of this Base Indenture, and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Master Issuer and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, and by an implied covenant of good faith and fair dealing. The Master Issuer and each Guarantor has received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the Guarantee and Collateral Agreement. The Master Issuer and each Guarantor has caused, or shall have caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect or otherwise record evidence, as applicable, of the first-priority security interest (subject to Permitted Liens) in the Collateral (other than the Existing Owned Real Property, the New Owned Real Property and the Non-Perfected IP) granted to the Trustee hereunder or under the Guarantee and Collateral Agreement within ten (10) days of the date of the date hereof, or, in the case of Accounts, the Core Marks, the Existing Owned Real Property and the New Owned Real Property, shall take all additional action necessary to grant, perfect or record evidence of such first-priority security interest (subject to Permitted Liens) consistent with the obligations and time periods set forth in Section 5.1(a), Section 8.25(c), Section 8.25(d) or Section 8.37, as applicable. Notwithstanding anything to the contrary herein, no Lien granted to the Trustee for the benefit of the Secured Parties on the Existing Owned Real Property or any New Owned Real Property will be perfected until such time as the Mortgages are delivered and recorded in accordance with the terms hereof.

(b) Other than the security interest granted to the Trustee hereunder, pursuant to the other Related Documents or any other Permitted Lien, the Master Issuer has not, and no Guarantor has, pledged, assigned, sold or granted a security interest in the Collateral by grant, pledge, sale, assignment or other means. All action necessary (including the filing of UCC-1 financing statements and, with regard to the Core Marks filings with the PTO) to protect and evidence the Trustee’s security interest in the Collateral (other than the Non-Perfected IP) in the United States has been, or shall be, duly and effectively taken, consistent with the obligations set forth in Section 5.1(a), Section 7.13, Section 8.25(c), Section 8.25(d) or Section 8.37. No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by the Master Issuer and any Guarantor and listing the Master Issuer or Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made by the Master Issuer or such Guarantor in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture and the Guarantee and Collateral Agreement, and the Master Issuer has not, and no Guarantor has, authorized any such filing.

(c) All authorizations in this Base Indenture and the Guarantee and Collateral Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and the Guarantee and Collateral Agreement are powers coupled with an interest and are irrevocable.

Section 7.14 Related Documents.

The Indenture Documents, the Collateral Transaction Documents, the Account Agreements, the Depository Agreements, any Variable Funding Note Purchase Agreement, any Swap Contract, any Series Hedge Agreement and any Enhancement Agreement with respect to each Series of Notes (other than the Mortgages) are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

Section 7.15 Other Liabilities.

Other than as permitted by Section 8.22, no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

Section 7.16 Compliance with Contractual Obligations and Laws.

No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirement of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to such Securitization Entity except, solely with respect to clauses (b) and (c), to the extent such violation would not reasonably be expected to result in a Material Adverse Effect.

Section 7.17 Other Representations.

All representations and warranties of each Securitization Entity made in each Related Document to which it is a party are true and correct (i) as of the date hereof or (ii) if made on a future date (A) if qualified as to materiality, in all respects, and (B) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date), and in each case are repeated herein as though fully set forth herein.

Section 7.18 No Employees.

Notwithstanding any other provision of the Indenture or any Charter Documents of any Securitization Entity to the contrary, no Securitization Entity has any employees.

Section 7.19 Insurance.

The Securitization Entities shall (a) maintain insurance coverage, (b) cause insurance coverage to be maintained or (c) self-insure for such risks described on Schedule 7.19 hereto, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Securitization Entities are in full force and effect and the Securitization Entities are in compliance with the terms of such policies in all material respects. None of the Securitization Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Effect. All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.

Section 7.20 Environmental Matters.

(a) None of the Securitization Entities is subject to any liabilities pursuant to any Environmental Law or with respect to any Materials of Environmental Concern that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(i) The Securitization Entities: (x) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws, (y) hold all Environmental Permits (each of which is in full force and effect) required for their current operations and (z) is, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits.

(ii) Materials of Environmental Concern are not present at, on, under, in, or about any Real Estate Assets now or, to the knowledge of the Master Issuer, formerly owned, leased or operated by any Securitization Entity, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent by the Master Issuer for re-use or recycling or for treatment, storage or disposal) in a condition or circumstance that would reasonably be expected to (x) give rise to liability of any Securitization Entity under any applicable Environmental Law or otherwise result in costs to any Securitization Entity (y) interfere with any Securitization Entity’s continued operations or (z) impair the fair saleable value of any real property owned by any Securitization Entity.

(iii) There is no judicial, administrative, or arbitral proceeding (including, without limitation, any notice of violation or alleged violation) under or relating to any Environmental Law to which any Securitization Entity is, or to the knowledge of the Securitization Entities will be, named as a party that is pending or, to the knowledge of the Securitization Entities, threatened.

(iv) No Securitization Entity has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or that it is liable under any other Environmental Law, or in either case, with respect to the release of any Materials of Environmental Concern to the environment.

(v) No Securitization Entity has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law that has not been fully and finally resolved.

Section 7.21 Intellectual Property.

(a) All of the registrations and applications owned by each IP Holder and included in the Securitization IP are subsisting, unexpired and have not been abandoned in any applicable jurisdiction except where such expiration or abandonment would not reasonably be expected to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 7.21, (i) the use of the Securitization IP and the operation of the DD System and the BR System do not infringe or violate the rights of any third party in a manner that would reasonably be expected to result in a Material Adverse Effect, (ii) to the Master Issuer’s knowledge, the Securitization IP owned by an IP Holder is not being infringed or violated by any third party in a manner that would reasonably be expected to result in a Material Adverse Effect and (iii) there is no action or proceeding pending or to the Master Issuer’s knowledge, threatened, alleging the same that would reasonably be expected to result in a Material Adverse Effect.

(c) Except as set forth on Schedule 7.21, no action or proceeding is pending or, to the Master Issuer’s knowledge, threatened, that seeks to limit, cancel, or challenge the validity of any Securitization IP, or the use thereof, that would reasonably be expected to result in a Material Adverse Effect.

(d) The DD IP Holder is the exclusive owner of the Donut IP and the BR IP Holder is the exclusive owner of the Ice Cream IP, in each case, (i) other than the IP License Agreements and licenses permitted pursuant to Section 8.16 and (ii) subject to the terms of the agreements pursuant to which any Donut IP and Ice Cream IP is licensed to either of DD IP Holder or BR IP Holder, free and clear of all Liens, encumbrances, set-offs, defenses and counterclaims of whatsoever kind or nature, other than the Permitted Liens.

(e) The Master Issuer has not made and will not hereafter make any assignment, pledge, mortgage, hypothecation or transfer of any of the Securitization IP other than Permitted Liens and Permitted Asset Dispositions under Section 8.16(d).

ARTICLE VIII

COVENANTS

Section 8.1 Payment of Notes.

(a) The Master Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement or any

other Related Document, amounts properly withheld under the Code or any applicable state, local or foreign law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Master Issuer to such Noteholder for all purposes of the Indenture and the Notes.

(b) By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate tax certifications (which includes but is not limited to (i) an Internal Revenue Service Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable Internal Revenue Service Form W-8 and any required attachments, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Master Issuer as provided in clause (a) above.

Section 8.2 Maintenance of Office or Agency.

(a) The Master Issuer will maintain an office or agency (which, with respect to the surrender for registration of, or transfer or exchange or the payment of principal and premium, may be an office of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Master Issuer in respect of the Notes and the Indenture may be served, and where, at any time when the Master Issuer is obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment. The Master Issuer will give prompt written notice to the Trustee and the Servicer of the location, and any change in the location, of such office or agency. If at any time the Master Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Servicer with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b) The Master Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Master Issuer will give prompt written notice to the Trustee and the Servicer of any such designation or rescission and of any change in the location of any such other office or agency. The Master Issuer hereby designates the applicable Corporate Trust Office as one such office or agency of the Master Issuer.

Section 8.3 Payment and Performance of Obligations.

The Master Issuer will, and will cause each other Securitization Entity to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon each such Securitization Entity or upon the income, properties or operations of such Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Transaction Documents, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Master Issuer hereunder and the Guarantors under the Guarantee and

Collateral Agreement regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4 Maintenance of Existence.

The Master Issuer will, and will cause each other Securitization Entity to, maintain its existence as a limited liability company or corporation validly existing and in good standing under the laws of its state of organization and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect. The Master Issuer will, and will cause each other Securitization Entity to, be treated as a disregarded entity within the meaning of United States Treasury Regulation Section 301.7701-2(c)(2) and the Master Issuer will not, and will not permit any other Securitization Entity to, be classified as a corporation or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for United States federal tax purposes.

Section 8.5 Compliance with Laws.

The Master Issuer will, and will cause each other Securitization Entity to, comply in all respects with all Requirements of Law with respect to the Master Issuer or such other Securitization Entity except where such noncompliance would not be reasonably likely to result in a Material Adverse Effect; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral or any criminal liability on the part of any Securitization Entity, the Manager or the Trustee.

Section 8.6 Inspection of Property; Books and Records.

The Master Issuer will, and will cause each other Securitization Entity to, keep proper books of record and account in which full, true and correct entries in all material respects shall be made of all dealings and transactions, business and activities in accordance with GAAP. The Master Issuer will, and will cause each other Securitization Entity to, permit, at reasonable times upon reasonable notice, the Servicer, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent to visit and inspect any of its properties (subject to the rights of tenants under applicable leases and subleases), to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and independent certified public accountants, and the reasonable costs and documented out-of-pocket expenses of one such visit and inspection by each of the Servicer, the Controlling Class Representative and the Trustee, or any Person appointed by them, shall be reimbursable as a Securitization Operating Expense per calendar year, with any additional visit or inspection by any such Person being at such Person’s sole cost and expense; provided, however, that during the continuance of a Warm Back-Up Management Trigger Event, a Rapid Amortization Event or an Event of Default, or to the extent expressly required without the instruction of any other party under the terms of any Related Documents, any such Person may visit and conduct such activities at any time and all such visits and activities shall constitute a Securitization Operating Expense.

Section 8.7 Actions under the Collateral Transaction Documents and Related Documents.

(a) Except as otherwise provided in Section 8.7(d), the Master Issuer will not, and will not permit any Securitization Entity to, take any action which would permit any Dunkin’ Entity or any other Person party to a Collateral Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Collateral Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Collateral Transaction Document.

(b) Except as otherwise provided in Section 3.2(a) or Section 8.7(d), the Master Issuer shall not, and shall not permit any Securitization Entity to, take any action which would permit any other Person party to a Collateral Franchise Business Document to have the right to refuse to perform any of its respective obligations under such Collateral Franchise Business Document or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Collateral Franchise Business Document if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(c) Except as otherwise provided in Section 3.2(a), the Master Issuer agrees that it will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Transaction Document or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to the Master Issuer or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(d) The Master Issuer agrees that it will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Related Documents; provided, however, that the Securitization Entities may agree to any amendment, modification, supplement or waiver of any such term of any Related Document without any such consent:

(i) to add to the covenants of any Securitization Entity for the benefit of the Secured Parties; or to add to the covenants of any Dunkin’ Entity for the benefit of any Securitization Entity;

(ii) to terminate any Related Document if any party thereto (other than a Securitization Entity) becomes, in the reasonable judgment of the Master Issuer, unable to pay its debts as they become due, even if such party has not yet defaulted on its obligations under the Related Document, so long as the Master Issuer enters into a replacement agreement with a new party within ninety (90) days of the termination of the Related Document;

(iii) to make such other provisions in regard to matters or questions arising under the Related Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Noteholder, any Note Owner or any other Secured Party; provided that an Opinion of Counsel and an Officer’s Certificate shall be delivered to the Trustee, the Rating Agencies and the Servicer to such effect; or

(iv) in the case of any Variable Funding Note Purchase Agreement, to the extent that the consent of the Control Party is not required, pursuant to the terms of such agreement, for such amendment, modification, supplement or waiver.

(e) Upon the occurrence of a Manager Termination Event under the Management Agreement, (i) the Master Issuer will not, and will cause each other Securitization Entity not to, without the prior written consent of the Control Party, terminate the Manager and appoint any Successor Manager in accordance with the Management Agreement and (ii) the Master Issuer will, and will cause each other Securitization Entity to, terminate the Manager and appoint one or more Successor Managers in accordance with the Management Agreement if and when so directed by the Control Party.

Section 8.8 Notice of Defaults and Other Events.

The Master Issuer shall give the Trustee, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Rating Agencies with respect to each Series of Notes Outstanding notice within three (3) Business Days upon becoming aware of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Manager Termination Event, (iv) any Manager Termination Event, (iv) any Default, (v) any Event of Default or (vi) any default under any Collateral Transaction Document, together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Master Issuer. The Master Issuer shall, at its expense, promptly provide to the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Trustee such additional information as the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative or the Trustee may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9 Notice of Material Proceedings.

Without limiting Section 8.30 or Section 8.25(b), promptly (and in any event within ten (10) days) upon the determination by either the chief financial officer or the chief legal officer of DBI that the commencement or existence of any litigation, arbitration or other proceeding with respect to any Dunkin’ Entity would be reasonably be expected to result in a Material Adverse Effect, the Master Issuer shall give written notice thereof to the Trustee, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Rating Agencies with respect to each Series of Notes Outstanding.

Section 8.10 Further Requests.

The Master Issuer will, and will cause each other Securitization Entity to, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11 Further Assurances.

(a) The Master Issuer will, and will cause each other Securitization Entity to, do such further acts and things, and execute and deliver to the Trustee and the Servicer such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest (other than with respect to the Non-Perfected IP or In-Transit Cash) or to record evidence of such security interest, as applicable, subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Indenture or the other Related Documents or to better assure and confirm unto the Trustee, the Servicer, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted in the Collateral hereby and by the Guarantee and Collateral Agreement, except as set forth on Schedule 8.11 or in Section 8.25(c), Section 8.25(d) or Section 8.37. The Master Issuer intends the security interests granted pursuant to the Indenture and the Guarantee and Collateral Agreement in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens) in respect of the Collateral, and the Master Issuer will, and will cause each other Securitization Entity to, take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first lien on and a first-priority perfected security interest in the Collateral or to record evidence of such security interest in the Collateral (in each case, other than the Non-Perfected IP and any In-Transit Cash and except (i) with respect to Permitted Liens or (ii) as set forth on Schedule 8.11 or in Section 8.25 or Section 8.37). If the Master Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), then the Servicer may perform such agreement or obligation, and the expenses of the Servicer incurred in connection therewith shall be payable by the Master Issuer upon the Servicer‘s demand therefor. The Servicer is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection or record evidence, as applicable, of the Trustee’s security interest in the Collateral (other than the Non-Perfected IP or any In-Transit Cash) in the manner authorized in Section 3.5(a).

(b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within three (3) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly; provided, that no Securitization Entity shall be required to deliver any Franchisee Promissory Note.

(c) Notwithstanding the provisions set forth in clauses (a) and (b) above, the Master Issuer and the Guarantors shall not be required to perfect any security interest in any fixtures, Intellectual Property other than the Core Marks in the Specified Countries (except Japan) (other than through a central filing of a UCC financing statement), any Franchisee Promissory Note or, except as provided in Section 8.37, any real property.

(d) If during any Quarterly Collection Period, the Master Issuer or any Guarantor shall obtain an interest in any commercial tort claim or claims (as such term is defined in the New York UCC) and such commercial tort claim or claims (when added to any past commercial tort claim or claims that were obtained by any Securitization Entity prior to such Quarterly Collection Period that are still outstanding) have an aggregate value equal to or greater than $5,000,000 as of the last day of such Quarterly Collection Period, the Master Issuer or such Guarantor shall notify the Servicer on or before the third Business Day prior to the next succeeding Quarterly Payment Date that it has obtained such an interest and shall sign and deliver documentation reasonably acceptable to the Servicer granting a security interest under this Base Indenture or the Guarantee and Collateral Agreement, as the case may be, in and to such commercial tort claim or claims whether obtained during such Quarterly Collection Period or prior to such Quarterly Collection Period.

(e) The Master Issuer will, and will cause each other Securitization Entity to, warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(f) On or before April 30 of each calendar year, commencing with April 30, 2016, the Master Issuer shall furnish to the Trustee, the Rating Agencies for each Series of Notes Outstanding and the Servicer (with a copy to the Back-Up Manager) an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are, subject to clause (c) above, necessary to maintain the perfection of, or recordation of evidence of, as applicable, the Lien and security interest created by this Base Indenture and the Guarantee and Collateral Agreement, as required hereunder and thereunder, under Article 9 of the New York UCC in the United States and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Lien and security interest. Each such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments or other documents that will, in the opinion of such counsel, be required, subject to clause (c) above, to maintain the perfection of the lien and security interest or record evidence, as applicable, of such security interest of this Base Indenture and the Guarantee and Collateral Agreement under Article 9 of the New York UCC in the Collateral in the United States until April 30 in the following calendar year. For the avoidance of doubt, the Opinions of Counsel described in this clause (f) shall not be required to cover any matters related to the Real Estate Assets.

Section 8.12 Liens.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.13 Other Indebtedness.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or under the Guarantee and Collateral Agreement or any other Related Document, (ii) any Guarantee by any Securitization Entity of the obligations of any other Securitization Entity, (iii) Indebtedness of a Securitization Entity owed to a Securitization Entity, (iv) any purchase money Indebtedness incurred in order to finance the acquisition, lease or improvement of equipment in the ordinary course of business, (v) Indebtedness arising from the honoring by a bank or other financial institution (a “Cash Management Bank”) of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business (“Cash Management Obligations”); provided, that such Indebtedness is extinguished within ten (10) Business Days of notification to the applicable Securitization Entity of its incurrence, or (vi) guarantees for the benefit of Franchisees of Indebtedness in an aggregate principal amount at any time outstanding of up to the greater of (x) $20,000,000 and (y) 5.0% of the Net Cash Flow for the preceding four Quarterly Collection Periods most recently ended as of such date and for which financial statements have been prepared.

Section 8.14 Employee Benefit Plans.

The Master Issuer shall not, and shall not permit any other Securitization Entity or any member of a Controlled Group that includes a Securitization Entity, to establish, sponsor, maintain, contribute to, incur any obligation to contribute to, or incur any actual or contingent liability in respect of, any Pension Plan to the extent the Controlled Group’s payment obligations in respect of all Pension Plans would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Master Issuer will not, and no member of a Controlled Group that includes a Securitization Entity, will, establish, sponsor, maintain, contribute to, incur any obligation to contribute to or incur any liability in respect of any Pension Plan to the extent the liabilities under such Pension Plan would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 8.15 Mergers.

On and after the Closing Date, the Master Issuer shall not, and shall not permit any other Securitization Entity to, merge or consolidate with or into any other Person (whether by means of a single transaction or a series of related transactions) other than any merger or consolidation of any Securitization Entity with any other Securitization Entity or any merger or consolidation of any Securitization Entity with any other entity to which the Control Party has given prior written consent; provided that the BR Franchisor and/or the BR IP Holder may merge or consolidate with or into each other or another Person that is not a Securitization Entity solely in connection with a Baskin-Robbins Asset Disposition that is a Permitted Asset Disposition.

Section 8.16 Asset Dispositions.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), including any Equity Interests of any other Securitization Entity, except in the case of the following (each, a “Permitted Asset Disposition”):

(a) (i) any disposition of obsolete, surplus, damaged or worn out property or property that is no longer used or useful in the business of the Securitization Entities, and (ii) any abandonment, cancellation, or lapse of Securitization IP registrations or applications that in the reasonable good faith judgment of the Manager are no longer commercially reasonable to maintain;

(b) any disposition of (i) Eligible Investments and (ii) inventory in the ordinary course of business;

(c) any disposition of equipment or real property to the extent that (x) such property is exchanged for credit against the purchase price or other payment obligations in respect of similar replacement property or other Eligible Assets (including, without limitation, credit against rental obligations under a real estate lease) or (y) the proceeds thereof are applied to the purchase price of such replacement property or other Eligible Assets in accordance with this Base Indenture;

(d) (i) any licenses of Securitization IP under the IP License Agreements and to the Manager in connection with the performance of its Services under the Management Agreement and (ii) other non-exclusive licenses of Securitization IP (x) granted in the ordinary course of business, (y) that when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement and (z) that would not reasonably be expected to materially and adversely impact the Securitization IP (taken as a whole);

(e) any decision to abandon, fail to pursue, settle, or otherwise resolve any claim or cause of action to enforce or seek remedy for the infringement, misappropriation, dilution or other violation of any Securitization IP, or other remedy against any third party where it is not commercially reasonable to pursue such claim or remedy in light of the cost, potential remedy, or other factors; provided that such action would not reasonably be expected to materially and adversely impact the Securitization IP (taken as whole);

(f) any dispositions of equipment leased to Franchisees;

(g) any dispositions of property of a Securitization Entity to any other Securitization Entity not otherwise prohibited under the Related Documents;

(h) any leases or subleases of Real Estate Assets to Franchisees or (in the case of the location of a Company-owned POD) a Non-Securitization Entity and assignments, subleases and terminations of leases and subleases that do not materially interfere with the business of the Securitization Entities;

(i) any dispositions of property in exchange for the payment of Indemnification Amounts;

(j) Investments permitted under Section 8.21, Liens permitted under Section 8.12 and distributions permitted under Section 8.18;

(k) transfers of properties subject to condemnation or casualty events;

(l) any termination, non-renewal, expiration, amendment or other modification of any Collateral Franchise Business Document or Franchised POD Lease that when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement;

(m) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business, in each case that would not reasonably be expected to result in a Material Adverse Effect;

(n) Business Development Transactions;

(o) any other sale, lease, license, transfer or other disposition of property to which the Control Party has given the relevant Securitization Entity prior written consent;

(p) any dispositions pursuant to the sale or sale-leaseback of Existing Owned Real Property or New Owned Real Property;

(q) if, as of the Quarterly Payment Date immediately preceding the date of such disposition, the DSCR after giving pro forma effect to such disposition and the application of the proceeds thereof is at least 2.0x, a Baskin-Robbins Asset Disposition;

(r) a DD Franchisor Asset Disposition;

(s) any disposition of property related to an International Change in Law Event, provided that, with respect to dispositions relating to International Change in Law Events, the cumulative amount of Retained Collections affected by such dispositions that have not been consented to by the Control Party in accordance with this clause (s) prior to the Series 2015-1 Legal Final Maturity Date (as determined by the amount of Retained Collections with respect to the relevant Covered Jurisdiction for the last twelve (12) months based on the preceding four Quarterly Noteholder’s Reports) shall be less than or equal to $5,000,000, provided, further, that if the cumulative amount of Retained Collections (as determined by the amount of Retained Collections with respect to the relevant Covered Jurisdiction for the twelve (12) month period ending on the last Quarterly Calculation Date for which a Quarterly Noteholder’s Report has been delivered) affected by dispositions relating to International Change in Law Events prior to the Series 2015-1 Legal Final Maturity Date is greater than $5,000,000, the Control Party must consent to any disposition in connection with an International Change in Law Event; or

(t) any other sale, lease, license, liquidation, transfer or other disposition of property not directly or indirectly constituting any asset dispositions permitted by clauses (a) through (s) above and so long as such disposition when effected on behalf of any Securitization Entity by the Manager does not constitute a breach by the Manager of the Management Agreement.

Any amounts received by a Securitization Entity upon a Permitted Asset Disposition pursuant to clauses (a) - (m), (o), (r) and (s) of the definition of “Permitted Asset Disposition,” along with any Business Development Transaction Net Gain, will be treated as Collections (collectively, “Asset Disposition Collections”) with respect to the Quarterly Collection Period in which such amounts are received and not as Asset Disposition Proceeds.

All Asset Disposition Proceeds shall be deposited to the Asset Disposition Proceeds Account or, to the extent the applicable Securitization Entity elects not to reinvest such Asset Disposition Proceeds in Eligible Assets, shall be deposited to the Collection Account promptly following receipt thereof and applied in accordance with priority (i) of the Priority of Payments.

Upon any sale, transfer, lease, license, liquidation or other disposition of any property by any Securitization Entity permitted by this Section 8.16, all Liens with respect to such disposed property created in favor of the Trustee for the benefit of the Secured Parties under this Base Indenture and the other Related Documents shall be automatically released, and the Trustee, upon written request of the Master Issuer, at the written direction of the Control Party, shall provide evidence of such release as set forth in Section 14.17.

Section 8.17 Acquisition of Assets.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, acquire, by long-term or operating lease or otherwise, any property if such acquisition when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

Section 8.18 Dividends, Officers’ Compensation, etc.

The Master Issuer will not declare or pay any distributions on any of its respective limited liability company interests; provided, however, that so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Master Issuer may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Master Issuer’s Charter Documents. The Master Issuer shall not, and shall not permit any other Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as expressly permitted by the Indenture or as consented to by the Control Party. The Master Issuer may draw on Commitments with respect to any Series of Class A-1 Notes for general corporate purposes of the Securitization Entities and the Non-Securitization Entities, including to fund any acquisition by any Securitization Entity or Non-Securitization Entity or any dividend, distribution or share repurchase by any Securitization Entity or Non-Securitization Entity.

Section 8.19 Legal Name, Location Under Section 9-301 or 9-307.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding. In the event that the Master Issuer or other Securitization Entity desires to so change its location or change its legal name, the Master Issuer will, or will cause such other Securitization Entity to, make any required filings and prior to actually changing its location or its legal name the Master Issuer will, or will cause such other Securitization Entity to, deliver to the Trustee and the Servicer (i) an Officer’s Certificate confirming that all required filings have been made, subject to Section 8.11(c), to continue the perfected interest or to record evidence of such security interest, as applicable, of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of the Master Issuer or other Securitization Entity and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20 Charter Documents.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, amend, or consent to the amendment of, any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Control Party shall have consented thereto and the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided, however, the Master Issuer and the other Securitization Entities shall be permitted to amend their Charter Documents without having to meet the Rating Agency Condition to cure any ambiguity, defect or inconsistency therein or if such amendments would not reasonably be deemed to be disadvantageous to any Noteholder in the reasonable judgment of the Control Party. The Control Party may rely on an Officer’s Certificate to make such determination. The Master Issuer shall provide written notice to each Rating Agency (with a copy to the Servicer) of any amendment of any Charter Document of any Securitization Entity.

Section 8.21 Investments .

The Master Issuer shall not, and shall not permit any other Securitization Entity to, make, incur, or suffer to exist any loan, advance, extension of credit or other Investment if such Investment when made on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement, other than (a) Investments in the Accounts and Eligible Investments, (b) any Franchisee Promissory Note, the terms of which are negotiated by the Manager in accordance with the Managing Standard, (c) Investments in any other Securitization Entity, (d) loans or advances by the DD/BR Franchise Holdco, the DD Franchisor or the BR Franchisor to any Non-Securitization Entity in accordance with Section 8.24(a)(ii) using funds on deposit in the DD/BR Franchise Holdco Capital Account, the DD

Franchisor Capital Account or the BR Franchisor Capital Account, respectively, (e) guarantees of obligations of any Non-Securitization Entity provided in the form of letters of credit issued pursuant to the Variable Funding Note Purchase Agreement, (f) guarantees with respect to operating leases and product volumes, (g) guarantees for the benefit of Franchisees of Indebtedness in an aggregate principal amount at any time outstanding of up to the greater of (x) $20,000,000 and (y) 5.0% of the Net Cash Flow for the preceding four Quarterly Collection Periods most recently ended as of such date and for which financial statements have been prepared, (h) Investments consisting of non-cash consideration received on an arm’s length terms in connection with any Business Development Transaction or Baskin-Robbins Asset Disposition or (i) guarantees of Cash Management Obligations of the Manager or any Sub-Manager (to the extent that such Cash Management Obligations were incurred in their respective capacities as such).

Section 8.22 No Other Agreements.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, enter into or be a party to any agreement or instrument (other than any Related Document, any Collateral Franchise Business Document, any other document permitted by a Series Supplement or the Related Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents related to any Enhancement (subject to Section 8.32) or any Series Hedge Agreement (subject to Section 8.33), any documents relating to the transactions described in the proviso to Section 8.24(a)(vi) or any documents or agreements incidental thereto) if such agreement when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

Section 8.23 Other Business.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, engage in any business or enterprise or enter into any transaction other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes, entry into and performance of the Collateral Franchise Business Documents and other agreements permitted pursuant to Section 8.22 and other activities related to or incidental to any of the foregoing or any other transaction which when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement.

Section 8.24 Maintenance of Separate Existence.

(a) The Master Issuer will, and will cause each other Securitization Entity to, except as otherwise permitted hereunder or under the other Related Documents:

(i) maintain separate deposit and securities accounts, as applicable, or other accounts, from those of any of its Affiliates (other than the other Securitization Entities), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Affiliates (other than the Securitization Entities), other than as provided in the Related Documents;

(ii) ensure that all transactions between it and any of its Affiliates (other than the other Securitization Entities), whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Related Documents and the transactions described in the proviso to clause (vi) meet the requirements of this clause (ii);

(iii) to the extent that it requires an office to conduct its business, conduct its business from an office at a separate address from that of any of its Affiliates (other than the other Securitization Entities); provided that segregated offices in the same building shall constitute separate addresses for purposes of this clause (iii). To the extent that any Securitization Entity and any of its members or Affiliates (other than the other Securitization Entities) have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(iv) issue, as required, separate financial statements from any of its Affiliates (other than the other Securitization Entities) prepared at least quarterly and prepared in accordance with GAAP;

(v) conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(vi) not assume or guarantee any of the liabilities of any of its Affiliates (other than the other Securitization Entities); provided that the Securitization Entities may, pursuant to the Letter of Credit Reimbursement Agreement, cause letters of credit to be issued pursuant to Variable Funding Note Purchase Agreements that are for the sole benefit of one or more Non-Securitization Entities if the Master Issuer receives a fee from each Non-Securitization Entity whose obligations are secured by such letter of credit in an amount equal to the cost to the Master Issuer in connection with the issuance and maintenance of such letter of credit plus 25 basis points per annum, it being understood that such fee is an arms-length fair market fee;

(vii) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii) maintain at least two Independent Managers, on its board of managers or its board of directors, as the case may be;

(ix) to the fullest extent permitted by law, so long as any Obligation remains outstanding, remove or replace any Independent Manager only for Cause and only after providing the Trustee and the Control Party with no less than three (3) days’ prior written notice of (A) any proposed removal of such Independent Manager, and (B) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in the Charter Documents of the applicable Securitization Entity; and

(x) (A) provide, or cause the Manager to provide, to the Trustee and the Control Party, a copy of the executed agreement with respect to the appointment of any replacement Independent Manager and (B) provide, or cause the Manager to provide, to the Trustee, the Control Party and each Noteholder, written notice of the identity and contact information for each Independent Manager on an annual basis and at any time such information changes.

(b) The Master Issuer, on behalf of itself and each of the other Securitization Entities, confirms that the statements relating to the Master Issuer referenced in the opinion of Ropes & Gray LLP regarding substantive consolidation matters delivered to the Trustee on each Series Closing Date are true and correct with respect to itself and each other Securitization Entity, and that the Master Issuer will, and will cause each other Securitization Entity to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25 Covenants Regarding the Securitization IP.

(a) The Master Issuer shall not, and shall not permit any other Securitization Entity to, take or omit to take any action with respect to the maintenance, enforcement and defense of any IP Holder’s rights in and to the Securitization IP that would constitute a breach by the Manager of the Management Agreement if such action were taken or omitted by the Manager on behalf of any Securitization Entity.

(b) The Master Issuer will notify the Trustee, the Back-Up Manager and the Servicer in writing within fifteen (15) Business Days of the Master Issuer first knowing or having reason to know that any application or registration relating to any Core Mark may become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO, similar offices or agencies in any foreign countries in which any Core Mark is located, or any court, but excluding office actions in the course of prosecution and any non-final determinations (other than in an adversarial proceeding) of the PTO or any similar office or agency in any such foreign country) regarding the validity of any Securitization Entity’s ownership of any Core Mark, its right to register the same, or to keep and maintain the same.

(c) With respect to the Core Marks, the Master Issuer agrees to cause each IP Holder to:

(i) execute, deliver and file (within fifteen (15) Business Days of the Closing Date as to the PTO) an instrument substantially in the form attached as Exhibit D hereto with respect to Trademarks, or otherwise in form and substance satisfactory to the Control Party, and any other instruments or documents as may be reasonably necessary or, in the Control Party’s opinion, desirable to perfect or protect the Trustee’s security interest granted under this Base Indenture and the Guarantee and Collateral Agreement in the Trademarks included in the Core Marks in the United States; and

(ii) use best efforts to execute, deliver and file with the applicable governmental authorities in each Specified Country (other than the United States and Japan) such instruments or documents as may be reasonably necessary or, in the Control Party’s opinion, desirable under the laws of each such Specified Country to perfect or otherwise protect the Trustee’s security interest granted under this Base Indenture and the Guarantee and Collateral Agreement in the Trademarks in such Specified Country included in the Core Marks, such filings to be made within 150 days of the Closing Date.

(d) If the Master Issuer or any Guarantor, either itself or through any agent, licensee or designee, shall file or otherwise acquire an application for the registration of any Core Mark (other than applications included within the Excepted Securitization IP) with the PTO or any successor agency thereto, or any comparable governmental authority in any other Specified Country applicable to such Core Mark other than Japan, the Master Issuer or such Guarantor in a reasonable time after such filing (and in any event within ninety (90) days) (i) shall give the Trustee and the Control Party written notice thereof and (ii) execute and deliver all instruments and documents, and take all further action, that the Control Party may reasonably so request in order to continue, perfect or protect the security interest granted hereunder or under the Guarantee and Collateral Agreement in the United States or the applicable other Specified Country (other than Japan), including, without limitation, executing and delivering the Grant of Security Interest in Trademarks substantially in the form attached as Exhibit D hereto.

(e) In the event that any Securitization IP is infringed upon, misappropriated or diluted by a third party in a manner that would reasonably be expected to result in a Material Adverse Effect, the applicable IP Holder within a reasonable period of its becoming aware of such infringement, misappropriation or dilution shall promptly notify the Trustee and the Control Party in writing. Except as provided below, the applicable IP Holder will take all reasonable and appropriate actions, at its expense, to seek remedy against such misappropriation, infringement or dilution, including, if reasonable, suing for infringement, misappropriation or dilution and seeking an injunction (including, if appropriate, temporary and/or preliminary injunctive relief) against such infringement, misappropriation or dilution, unless the failure to take such actions on behalf of the applicable IP Holder by the Manager would not constitute a breach by the Manager of the Management Agreement; provided that the applicable IP Holder may decide not to take any action with respect to an infringement, misappropriation or dilution that would reasonably be expected to result in a Material Adverse Effect, and in such event such IP Holder shall deliver written notice to the Trustee, the Manager, the Back-Up Manager and the Control Party setting forth in reasonable detail the basis for its decision not to act, and none of the Manager, the Trustee, the Back-Up Manager or the Control Party will be required to take any actions on their behalf to seek remedy against such infringement, misappropriation or dilution; provided further, that the Manager will be required to act if failure to do so would constitute a breach of the Managing Standard.

(f) No Non-Securitization Entity shall receive a license or right to use the Securitization IP unless it agrees to the Non-Securitization Licensing Restrictive Covenants.

Section 8.26 Investment Company Act. The Master Issuer shall take or omit to take action as necessary in order for the Master Issuer to remain excluded from the definition of “investment company” set forth in section 3(a)(1)(C) of the 1940 Act, as such section may be amended from time to time.

Section 8.27 Real Property.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, enter into any lease of real property (other than in connection with any Permitted Asset Disposition or New Franchised POD Lease). The Master Issuer shall not, and shall not permit any other Securitization Entity to, acquire any fee interest in real property (other than any fee interest in real property acquired by any Real Estate Holder).

Section 8.28 No Employees.

The Master Issuer and the other Securitization Entities shall have no employees.

Section 8.29 Insurance.

The Master Issuer shall cause the Manager to list each Securitization Entity as an “additional insured” or “loss payee” on any insurance maintained by the Manager for the benefit of each such Securitization Entity pursuant to the Management Agreement.

Section 8.30 Litigation.

If DBGI is not then subject to Section 13 or 15(d) of the Exchange Act, the Master Issuer shall, on each Quarterly Payment Date, provide a written report to the Servicer, the Manager, the Back-Up Manager and the Rating Agencies for each Series of Notes Outstanding that sets forth all outstanding litigation, arbitration or other proceedings against any Dunkin’ Entity that would have been required to be disclosed in DBGI’s annual reports, quarterly reports and other public filings which DBGI would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if DBGI were subject to such Sections.

Section 8.31 Environmental.

The Master Issuer shall, and shall cause each other Securitization Entity to, promptly notify the Servicer, the Manager, the Back-Up Manager, the Trustee and the Rating Agencies for each Series of Notes Outstanding, in writing, upon receipt of any written notice of which any Securitization Entity becomes aware from any source (including but not limited to a governmental entity) relating in any way to any possible material liability of any Securitization Entity pursuant to any Environmental Law that could reasonably be expected to have a Material

Adverse Effect. In addition, other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Master Issuer shall, and shall cause each other Securitization Entity to:

(a) (i) comply with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and obtain all Environmental Permits for any intended operations when such Environmental Permits are required and (iii) comply with all of their Environmental Permits; and

(b) undertake all investigative and remedial action required by Environmental Laws with respect to any Materials of Environmental Concern present at, on, under, in, or about any Real Estate Assets owned, leased or operated by the Master Issuer or any of its Affiliates.

Section 8.32 Enhancements. No Enhancement shall be provided in respect of any Series of Notes, nor will any Enhancement Provider have any rights hereunder, as third-party beneficiary or otherwise, unless the Servicer has provided its prior written consent to such Enhancement, such consent not to be unreasonably withheld.

Section 8.33 Series Hedge Agreements; Derivatives Generally.

(a) No Series Hedge Agreement shall be provided in respect of any Series of Notes, nor will any Hedge Counterparty have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Series Hedge Agreement, such consent not to be unreasonably withheld, and the Master Issuer has delivered a copy of such prior written consent to the Rating Agencies for each Series of Notes Outstanding (with a copy to the Servicer).

(b) Without the prior written consent of the Control Party, the Master Issuer shall not, and shall not permit any other Securitization Entity to, enter into any new derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument if any such contract, agreement or instrument requires is solely for purposes of financial speculation or is not in the ordinary course of business; provided that the Master Issuer shall deliver a copy of any such prior written consent to the Rating Agencies for each Series of Notes Outstanding (with a copy to the Servicer).

Section 8.34 Additional Securitization Entity.

(a) The Master Issuer in accordance with and as permitted under the Related Documents, may form or cause to be formed an Additional Securitization Entity without the consent of the Control Party; provided that (i) such Additional Securitization Entity is a Delaware limited liability company or a Delaware corporation (so long as the use of such corporate form is reasonably satisfactory to the Control Party) and has adopted Charter Documents substantially similar to the Charter Documents of the Securitization Entities that are Delaware limited liability companies as in existence on the Closing Date, (ii) such Additional Securitization Entity is wholly-owned, directly or indirectly, by the Master Issuer and (iii) the assets of such Additional Securitization Entity are managed by the Manager pursuant to the Management Agreement.

(b) If the Master Issuer desires to create or form, incorporate or otherwise organize an Additional Securitization Entity that does not comply with the proviso set forth in clause (a) above, the Master Issuer shall first obtain the prior written consent of the Control Party, such consent not to be unreasonably withheld; provided that the Master Issuer shall deliver a copy of any such prior written consent to the Rating Agencies.

(c) In connection with the organization of any Additional Securitization Entity in conjunction with clause (a) or (b) above, the Master Issuer shall, if applicable, designate such Additional Securitization Entity as (i) an Additional Franchisor; provided that such Additional Securitization Entity acts as a “franchisor”, (ii) an Additional IP Holder; provided that such Additional Securitization Entity owns Intellectual Property or (iii) an Additional Real Estate Holder; provided that such Additional Securitization Entity owns or leases real estate.

(d) The Master Issuer shall cause each Additional Securitization Entity to promptly execute an Assumption Agreement in form set forth as Exhibit A to the Guarantee and Collateral Agreement and such Additional Securitization Entity shall be jointly and severally obligated under the Guarantee and Collateral Agreement with the other Guarantors.

(e) Upon the execution and delivery of an Assumption Agreement as required in clause (d) above, any Additional Securitization Entity party thereto will become a party to the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the Guarantee and Collateral Agreement, will assume all Obligations and liabilities of a Guarantor thereunder.

Section 8.35 Subordinated Debt Repayments. The Master Issuer shall not repay any Subordinated Debt after the Series Anticipated Repayment Date with respect to any Series of Notes Outstanding with amounts obtained by the Master Issuer from the Master Issuer Parent, DBI, DBGI or any other direct or indirect owner of Equity Interests of the Master Issuer in the form of any capital contributions or any portion of any Residual Amounts distributed to the Master Issuer pursuant to the Priority of Payments unless and until all Senior Notes Outstanding have been paid in full and are no longer Outstanding.

Section 8.36 Tax Lien Reserve Amount. Upon receipt of any Tax Lien Reserve Amount, the Master Issuer Parent will remit such amount to a collateral deposit account (a “Tax Lien Reserve Account”) established with and controlled by the Trustee, in which the Trustee shall have a security interest; provided that the Trustee will not release such Tax Lien Reserve Amount from such account unless: (a) the Servicer instructs the Trustee in writing to withdraw and pay all of such Tax Lien Reserve Amount in accordance with the written instructions of the Master Issuer which may include returning such amounts to the Master Issuer Parent for refund to DBI or an Affiliate thereof (or the Manager on their behalf) upon receipt by the Trustee, the Servicer, the Manager, the Back-Up Manager and the Controlling Class Representative of reasonably satisfactory evidence that the Lien for which such Tax Lien Reserve Amount was established has been released by the IRS; (b) the Master Issuer, or the Manager on behalf of the Master Issuer, delivers written instructions to the Trustee to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the IRS on behalf of the Securitization Entities; provided that the Master Issuer shall deliver, or cause to be delivered, prior written notice of any such written instruction to the Servicer; or (c) the Control Party instructs the Trustee in writing to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the IRS (i) upon the occurrence and during the continuation of an Event of Default or (ii) upon receipt of written notice from any Securitization Entity stating that the IRS intends to execute on the Lien for which such Tax Lien Reserve Amount was established in respect of any assets of any Securitization Entity; provided that the Control Party shall deliver a copy of any such written instruction to DBI.

Section 8.37 Mortgages. Each Real Estate Holder shall, within one hundred and eighty (180) days after the Closing Date with respect to each Existing Owned Real Property owned by such Real Estate Holder and within one hundred and twenty (120) days after the acquisition of any New Owned Real Property acquired by such Real Estate Holder on or after the Closing Date, execute and deliver to the Trustee, for the benefit of the Secured Parties, a mortgage or deed of trust in substantially the form attached as Exhibit L hereto or otherwise in form reasonably acceptable to the Control Party and the Trustee and suitable for recordation under applicable law with respect to each such Existing Owned Real Property and each such New Owned Real Property, to be held in escrow by the Trustee or its agent and recorded by the Trustee or its agent solely upon the occurrence of a Mortgage Recordation Event (subject to Section 3.1(c) hereof). Upon the occurrence of a Mortgage Recordation Event, unless such Mortgage Recordation Event is waived by the Control Party (at the direction of the Controlling Class Representative), the Trustee or its agent shall, at the direction of the Control Party, record promptly within twenty (20) Business Days of the occurrence of such Mortgage Recordation Event all such Mortgages with the applicable Governmental Authority. The Trustee may engage a third-party service provider (which shall be reasonably acceptable to the Control Party) to assist in delivering the Mortgages to the applicable Governmental Authority with respect to such Mortgage for recordation and the Trustee shall pay all Mortgage Recordation Fees in connection with such recordation. The Trustee shall be reimbursed by the Master Issuer for any and all reasonable costs and expenses in connection with such Mortgage Recordation Event, including all Mortgage Recordation Fees pursuant to and in accordance with the Priority of Payments. For the avoidance of doubt, the Real Estate Holders shall not be required to, and the Trustee may not, record or cause to be recorded any Mortgage until the occurrence of a Mortgage Recordation Event that has not been waived by the Control Party (at the direction of the Controlling Class Representative). Neither the Trustee nor any custodian on behalf of the Trustee shall be under any duty or obligation to inspect, review or examine any such Mortgages or to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they are in recordable form. Neither the Trustee nor any agent on its behalf shall in any way be liable for any delays in the recordation of any Mortgage, for the rejection of a Mortgage by any recording office or for the failure of any Mortgage to create in favor of the Trustee, for the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on (subject to Permitted Liens), and security interests in, the Real Estate Holders’ right, title and interest in and to each Existing Owned Real Property and each New Owned Real Property, and the Proceeds thereof. Upon the request of the applicable Real Estate Holder, and at the direction of the Manager, the Trustee shall execute and deliver a release of mortgage to be held in escrow pending a closing of a sale of any Existing Owned Real Property or any New Owned Real Property; provided that if such closing shall not occur, such release of mortgage shall be returned by the escrow agent directly to the Trustee.

ARTICLE IX

REMEDIES

Section 9.1 Rapid Amortization Events.

The Notes will be subject to rapid amortization in whole and not in part following the occurrence of any of the following events as declared by the Control Party (at the direction of the Controlling Class Representative) by written notice to the Master Issuer (with a copy to the Trustee) (each, a “Rapid Amortization Event”); provided, that a Rapid Amortization Event described in clause (e) will occur automatically without any declaration by the Control Party unless the Control Party and each affected Noteholder have agreed to waive such event in accordance with Section 9.7:

(a) the DSCR with respect to any Quarterly Payment Date is less than the Rapid Amortization DSCR Threshold;

(b) Dunkin’ Donuts U.S. Sales as calculated on any Quarterly Calculation Date are less than $4,200,000,000;

(c) a Manager Termination Event shall have occurred;

(d) an Event of Default shall have occurred; or

(e) the Master Issuer has not repaid or refinanced any Tranche of Series of Notes in full on or prior to the Series Anticipated Repayment Date relating to such Tranche of Series of Notes; provided that, if on the applicable Series Anticipated Repayment Date the Master Issuer certifies in writing to the Trustee and the Control Party that the DSCR is greater than 2.0x, and such Series of Notes (or Class thereof) is repaid or refinanced within one calendar year (such calendar year, the “Post-ARD Rapid Amortization Cure Period”), such Rapid Amortization Event shall no longer be in effect following such repayment or refinancing.

For the avoidance of doubt, any Scheduled Principal Payments set forth in any Series Supplement shall continue to be made when due and payable subsequent to the occurrence of a Rapid Amortization Event, except that no Scheduled Principal Payments with respect to any Series of Notes shall be due and payable subsequent to the occurrence of a Rapid Amortization Event set forth in clause (e) above. Within twenty (20) Business Days of a Mortgage Recordation Event, the Trustee, at the direction of the Control Party, will deliver, for recordation, the Mortgages granted by the Franchise Holder and held in escrow by the Trustee for the benefit of the Secured Parties, unless such requirement to record is waived by the Control Party, acting at the direction of the Controlling Class Representative.

Section 9.2 Events of Default.

If any one of the following events shall occur (each an “Event of Default”):

(a) the Master Issuer defaults in the payment of interest on any Series of Notes Outstanding when the same becomes due and payable and such default continues for two

(2) Business Days (or in the case of a failure to pay such interest when due resulting solely from an administrative error or omission by the Trustee, such default continues for a period of two (2) Business Days after the Trustee receives written notice or an Authorized Officer of the Trustee has actual knowledge of such administrative error or omission); provided, that failure to pay any Series 2015-1 Class A-2 Quarterly Post-ARD Contingent Interest on any Quarterly Payment Date (including on the Series 2015-1 Legal Final Maturity Date) in excess of available amounts in accordance with the Priority of Payments will not be an Event of Default and no interest will accrue on unpaid Series 2015-1 Class A-2 Quarterly Post-ARD Contingent Interest;

(b) the Master Issuer (i) defaults in the payment of any principal of any Series of Notes on its Series Legal Final Maturity Date or as and when due in connection with any mandatory or optional prepayment or (ii) fails to make any other payment of principal in accordance with the Priority of Payments on any Weekly Allocation Date; provided that in the case of a failure to pay principal resulting solely from an administrative error or omission by the Trustee, such default continues for a period of two (2) Business Days after the Trustee receives written notice or an Authorized Officer of the Trustee has actual knowledge of such administrative error or omission; provided, further, that the failure to pay any prepayment premium on any prepayment of principal made during any Rapid Amortization Period occurring prior to the related Series Anticipated Repayment Date will not be an Event of Default;

(c) any Securitization Entity fails to perform or comply with any of the covenants (other than those covered by clause (a) or clause (b) above or clause (i) below) to be performed by it under the Related Documents, or any of its representations or warranties contained in any Related Document to which it is a party proves to be incorrect in any material respect as of the date made or deemed to be made, and such default, failure or breach continues for a period of thirty (30) consecutive days or, in the case of a failure to comply with any of the agreements, covenants or provisions of any IP License Agreement, such longer cure period as may be permitted under such IP License Agreement, or, solely with respect to a failure to comply with (i) any obligation to deliver a notice, report or other communication within the specified time frame set forth in the applicable Related Document, such failure continues for a period of five (5) consecutive Business Days after the specified time frame for delivery has elapsed or (ii) Sections 8.7, 8.12, 8.13, 8.14, 8.15, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.25, 8.27 and 8.28, such failure continues for a period of ten (10) consecutive Business Days, in each case, following the earlier to occur of the actual knowledge of an Authorized Officer of such Securitization Entity of such breach or failure and the default caused thereby or written notice to such Securitization Entity by the Trustee, the Back-Up Manager or the Control Party (at the direction of the Controlling Class Representative) of such default, breach or failure; provided, however, that no Event of Default shall occur pursuant to this clause (c) if, with respect to any such representation deemed to have been false in any material respect when made which can be remedied by making a payment of an Indemnification Amount, (i) the relevant Indemnitor has paid the required Indemnification Amount in accordance with the terms of the Related Documents and (ii) such Indemnification Amount has been deposited into the Collection Account;

(d) the occurrence of an Event of Bankruptcy with respect to any Securitization Entity;

(e) the Interest Only DSCR as calculated as of any Quarterly Calculation Date is less than 1.10x (for this purpose, clause (iv) of the definition of “Debt Service” shall not apply when calculating the DSCR);

(f) the SEC or other regulatory body having jurisdiction reaches a final determination that any Securitization Entity is required to register as an “investment company” under the 1940 Act or is under the “control” of a Person that is required to register as an “investment company” under the 1940 Act;

(g) any of the Related Documents or any material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than (i) in accordance with the express termination provisions thereof, (ii) a termination in the ordinary course of business, which termination could not reasonably be expected to result in a Material Adverse Effect or (iii) as a result of actions, omissions or breaches of representations or warranties by any party to such Related Document that is not a Dunkin’ Entity so long as such Related Document, or any material portion thereof, is reinstated or replaced with a substantially similar document, agreement or arrangement within thirty (30) Business Days after such Related Document ceases to be in full force and effect or enforceable in accordance with its terms) or any Non-Securitization Entity or Securitization Entity so asserts in writing;

(h) other than with respect to (i) Existing Owned Real Property or New Owned Real Property prior to the expiration of thirty (30) days following the release from escrow of the Mortgages following a Mortgage Recordation Event or (ii) Collateral (inclusive of Collateral set forth in clause (m)(ii) below) with an aggregate fair market value of less than the greater of $25,000,000, or 6.0% of Collections, the Trustee does not have for any reason a valid and perfected first priority security interest in the Collateral (other than the Non-Perfected IP or any In-Transit Cash and subject to Permitted Liens) in which perfection can be achieved under the UCC or other applicable law in the United States to the extent required by the Related Documents or any Securitization Entity or any Affiliate thereof so asserts in writing;

(i) any Securitization Entity fails to perform or comply with any material provision of its organizational documents or any provision of Section 8.24 or the Guarantee and Collateral Agreement relating to legal separateness of the Securitization Entities, which failure is reasonably likely to cause the contribution of the Collateral to such Securitization Entity pursuant to the Contribution Agreements to fail to constitute a “true contribution” or other absolute transfer of such Collateral pursuant to such Contribution Agreement or is reasonably likely to cause a court of competent jurisdiction to disregard the separate existence of such Securitization Entity relative to any Person other than another Securitization Entity and, in each case, such failure continues for more than thirty (30) consecutive days following the earlier to occur of the actual knowledge of an Authorized Officer of such Securitization Entity or written notice to such Securitization Entity from the Trustee, the Back-Up Manager or the Control Party (at the direction of the Controlling Class Representative) of such failure;

(j) a final non-appealable ruling has been made by a court of competent jurisdiction that the contribution of the Collateral (other than any immaterial Collateral and any Collateral that has been disposed of to the extent permitted or required under the Related Documents) pursuant to a Contribution Agreement does not constitute a “true contribution” or other absolute transfer of such Collateral pursuant to such agreement;

(k) an outstanding final non-appealable judgment for the payment of money exceeding $25,000,000 (individually or when aggregated with the amount of all other outstanding final non-appealable judgments) for the payment of money rendered against all Securitization Entities) (in each case, to the extent not covered by independent third-party insurance as to which the issuer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) is rendered against any Securitization Entity, and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

(l) the failure of (i) DBI to own (directly or indirectly) 100% of the Equity Interests of the Master Issuer Parent; (ii) the Master Issuer Parent to own 100% of the Equity Interests of the Master Issuer; or (iii) the Master Issuer to own (directly or indirectly) 100% of the Equity Interests of each Franchise Holder, IP Holder and Real Estate Holder;

(m) other than (i) as permitted under the Indenture or the other Related Documents or (ii) Collateral (inclusive of the Collateral set forth in clause (h)(ii) above) with an aggregate fair market value of less than the greater of $25,000,000 or 6% of Collections, the Securitization Entities collectively fail to have good title or valid leasehold interests, as applicable, in or to the Collateral;

(n) (i) any Securitization Entity engages in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Employee Benefit Plan, (ii) any “accumulated funding deficiency” or failure to meet the “minimum funding standard” (as defined in Section 302 of ERISA), whether or not waived, exists with respect to any Pension Plan and is not discharged within thirty (30) days thereafter, (iii) any Lien in an amount equal to at least $10,000,000 in favor of the PBGC or a Pension Plan arises on the assets of any Securitization Entity and is not discharged within thirty (30) days thereafter, (iv) a Reportable Event occurs with respect to, or proceedings are commenced in writing to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings in writing or appointment of a trustee is, in the reasonable opinion of the Control Party, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (v) any Single Employer Plan terminates for purposes of Title IV of ERISA or (vi) any Securitization Entity incurs, or in the reasonable opinion of the Control Party is likely to incur, any liability in connection with a complete or partial withdrawal from, or the Insolvency, Reorganization or termination of, a Multiemployer Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect on any Securitization Entity;

(o) the IRS files notice of a lien pursuant to Section 6323 of the Code with regard to the assets of any Securitization Entity and such lien has not been released within sixty (60) days, unless (i) DBI or a Subsidiary thereof has provided evidence that payment to satisfy the full amount of the asserted liability has been provided to the IRS, and the IRS has released such asserted lien within sixty (60) days of such payment, or (ii) such lien or the asserted liability is being contested in good faith and DBI or a Subsidiary thereof has contributed to the Master Issuer Parent funds in the amount necessary to satisfy the asserted liability (the “Tax Lien Reserve Amount”), which such funds are set aside and remitted to a collateral deposit account as provided in Section 8.36; or

(p) a final non-appealable non-monetary judgment has been made by a court of competent jurisdiction that materially impairs (i) the Securitization Entities’ ability to conduct the Franchised POD Business as of such date, taken as a whole, or (ii) the exercise of the Securitization Entities’ or of the Trustee’s rights with respect to the Collateral, then (i) in the case of any event described in each clause above (except for clause (d) thereof) that is continuing the Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Master Issuer, will declare the Notes of all Series to be immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes of all Series, together with accrued and unpaid interest thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents shall become immediately due and payable or (ii) in the case of any event described in clause (d) above, the unpaid principal amount of the Notes of all Series, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents, shall immediately and without further act become due and payable. Promptly following the Trustee’s receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Master Issuer, the Servicer, each Rating Agency for each Series of Notes Outstanding, the Controlling Class Representative, the Manager, the Back-Up Manager, each Noteholder and each other Secured Party.

If any Securitization Entity obtains Actual Knowledge that a Default or an Event of Default has occurred and is continuing, such Securitization Entity will promptly notify the Trustee and the Servicer.

At any time after such a declaration of acceleration of maturity has been made relating to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party (at the direction of the Controlling Class Representative), by written notice to the Master Issuer and to the Trustee, may rescind and annul such declaration and its consequences, if (i) the Master Issuer has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue installments of interest and principal on the Notes (excluding principal amounts due solely as a result of the acceleration), and (b) all unpaid taxes, administrative expenses and other sums paid or advanced by the Trustee or Servicer under the Related Documents and the reasonable compensation, expenses, disbursements and Advances of the Trustee and the Servicer, their agents and counsel, and any unreimbursed Advances (with interest thereon at the Advance Interest Rate), Servicing Fees, Liquidation Fees or Workout Fees and (ii) all existing Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7. No such rescission shall affect any subsequent default or impair any right consequent thereon. Any acceleration resulting from any event described in clause (d) above may not be rescinded.

Section 9.3 Rights of the Control Party and Trustee upon Event of Default.

(a) Payment of Principal and Interest. The Master Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or premium, if any, on any Series of Notes Outstanding when due and payable, the Master Issuer will, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative), pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b) Proceedings To Collect Money. In case the Master Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee at the direction of the Control Party (at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Master Issuer and collect in the manner provided by law out of the property of the Master Issuer, wherever situated, the moneys adjudged or decreed to be payable.

(c) Other Proceedings. If and when an Event of Default shall have occurred and is continuing, the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) pursuant to a Control Party Order shall take one or more of the following actions:

(i) proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Control Party (at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Related Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Related Document or by law, including any remedies of a secured party under applicable law;

(ii) (A) direct the Master Issuer to exercise (and the Master Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of the Master Issuer against any party to any Collateral Transaction Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to the Master Issuer, and any right of the Master Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Master Issuer shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) the Master Issuer refuses to take such action or (z) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take (or the Control Party on behalf of the Trustee shall take) such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct the Master Issuer to take such action);

(iii) institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Related Document, with respect to the Collateral; provided that the Trustee will not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder or under such Related Documents and title to such property will instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

(iv) sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (at the direction of the Controlling Class Representative) and the Trustee will provide notice to the Master Issuer and each Holder of Subordinated Notes and Senior Subordinated Notes of a proposed sale of Collateral.

(d) Sale of Collateral. In connection with any sale of the Collateral hereunder, under the Guarantee and Collateral Agreement (which may proceed separately and independently from the exercise of remedies under the Indenture) or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, the Guarantee and Collateral Agreement or any other Related Document:

(i) any of the Trustee, any Noteholder, any Enhancement Provider, any Hedge Counterparty and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii) the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns; and

(iv) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(e) Application of Proceeds. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right hereunder or under the Guarantee and Collateral Agreement shall be held by the Trustee as additional collateral for the repayment of Obligations, shall be deposited into the Collection Account and shall be applied as provided in the priority set forth in the Priority of Payments; provided, however, that unless otherwise provided in this Article IX, that with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon Outstanding Principal Amount of the Notes of each such Class.

(f) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g) Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(h) Power of Attorney. The Master Issuer hereby grants to the Trustee an absolute and irrevocable power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the PTO, United States Copyright Office, any similar office or agency in each foreign country in which any Securitization IP is located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Securitization IP, and record the same.

Section 9.4 Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, the Master Issuer for itself and for any Person who may claim through or under it hereby:

(a) agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or the Guarantee and Collateral Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b) waives all benefit or advantage of any such laws;

(c) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture; and

(d) consents and agrees that, subject to the terms of the Indenture and the Guarantee and Collateral Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Controlling Class Representative) determine.

Section 9.5 Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Related Document or otherwise, the liability of the Securitization Entities to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Related Document or otherwise, is limited in recourse to the Collateral. The Collateral having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6 Optional Preservation of the Collateral.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party (acting at the direction of the Controlling Class Representative) shall in its discretion determine.

Section 9.7 Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative) by notice to the Trustee, the Rating Agencies and the Servicer, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except clause (d) thereof) and its consequences; provided, however, that before any waiver may be effective, the Trustee and the Servicer must have received any reimbursement then due or payable in respect of unreimbursed Advances (including interest thereon) or any other amounts then due to the Servicer or the Trustee hereunder or under the Related Documents; provided, further, that the Control Party shall provide written notice of any such waiver to each Rating Agency for each Series of Notes Outstanding (with a copy to the Servicer). Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. A Default or an Event of Default described in Section 9.2(d) shall not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative), by notice to the Trustee, the Rating Agencies for each Series of Notes Outstanding and the Servicer, may waive any existing Potential Rapid Amortization Event or any existing Rapid Amortization Event; provided however, that a Rapid Amortization Event described in clause (e) of Section 9.1 relating to a particular Series of Notes (or Class thereof) shall not be permitted to be waived by any party unless each affected Noteholder has consented in writing to such waiver.

Section 9.8 Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding in respect of any enforcement of the Collateral or conducting any proceeding in respect of any enforcement of Liens on the Collateral or conducting any proceeding for any remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

(a) such direction of time, method and place shall not be in conflict with any rule of law, the Servicing Standard or with the Indenture;

(b) the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (with the consent of the Controlling Class Representative)); and

(c) such direction shall be in writing;

provided further that, subject to Section 10.1, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9 Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Related Document only if:

(a) the Noteholder gives to the Trustee, the Control Party and the Controlling Class Representative written notice of a continuing Event of Default;

(b) the Noteholders of at least 25% of the aggregate Outstanding Principal Amount of all then Outstanding Notes make a written request to the Trustee, the Control Party and the Controlling Class Representative to pursue the remedy;

(c) such Noteholder or Noteholders offer and, if requested, provide to the Trustee, the Control Party and the Controlling Class Representative indemnity satisfactory to the Trustee, the Control Party and the Controlling Class Representative against any loss, liability or expense;

(d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e) during such sixty (60) day period, the Majority of Senior Noteholders do not give the Trustee a direction inconsistent with the request; and

(f) the Control Party (at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Related Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10 Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11 The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to the Master Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.9 or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13 Restoration of Rights and Remedies.

If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Related Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Related Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Related Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15 Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16 Waiver of Stay or Extension Laws.

The Master Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Related Document; and the Master Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE X

THE TRUSTEE

Section 10.1 Duties of the Trustee.

(a) If an Event of Default or Rapid Amortization Event known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall (except in the case of the receipt of directions with respect to such matter from the Control Party in accordance with the terms of this Base Indenture or another Related Document in which event the Trustee’s sole obligation will be to await such direction and act or refrain from acting in accordance therewith) exercise such of the rights and powers vested in it by the Indenture and the other Related Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, a Rapid Amortization Event, a Manager Termination Event or a Servicer Termination Event of which a Trust Officer has not received written notice; provided, further, that the Trustee shall have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party or the Controlling Class Representative in connection with any Event of Default, Rapid Amortization Event, a Manager Termination Event or a Servicer Termination Event or for acting or failing to act due to any direction or lack of direction from the Control Party or the Controlling Class Representative. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence, fraud, bad faith or willful misconduct except as provided in Section 10.1(c). The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement opinion, report, document, order or other instrument furnished by the Master Issuer under the Indenture.

(b) Except during the occurrence and continuance of an Event of Default, Rapid Amortization Event, Manager Termination Event or Servicer Termination Event of which a Trust Officer shall have Actual Knowledge:

(i) The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Related Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into the Indenture or any other Related Document against the Trustee; and

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Related Document; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture and shall promptly notify the party of any non-conformity.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, fraud, bad faith or its own willful misconduct, except that:

(i) This clause (c) does not limit the effect of clause (b) of this Section 10.1.

(ii) The Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Trust Officer, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable in its individual capacity with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to this Base Indenture.

(iv) The Trustee shall not be charged with knowledge of any Mortgage Recordation Event, Default, Event of Default, Potential Rapid Amortization Event, Rapid Amortization Event, Manager Termination Event, Potential Manager Termination Event or Servicer Termination Event or the commencement and continuation of a Cash Trapping Period until such time as a Trust Officer shall have Actual Knowledge or have received written notice thereof. In the absence of such Actual Knowledge or receipt of such notice, the Trustee may conclusively assume that no such event has occurred or is continuing.

(d) Notwithstanding anything to the contrary contained in this Base Indenture or any of the other Related Documents, no provision of this Base Indenture or the other Related Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or exercise of its rights or powers hereunder, if the Trustee has reasonable grounds for believing that the repayment of such funds or security or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it by the terms of the Indenture or the Guarantee and Collateral Agreement. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e) In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Related Documents.

(g) Whether or not therein expressly so provided, every provision of the Indenture and the other Related Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Securitization Entities to the Collateral, for insuring the Collateral or for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Related Documents by the Securitization Entities.

(i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture or at the direction of the Servicer, the Control Party, the Controlling Class Representative or the holders of the requisite percentage of Notes, relating to the time, method and place for conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under the Indenture.

(j) The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refiling or redepositing of any thereof (other than with respect to filings of the Mortgages as and to the extent provided in Section 3.1(c); (ii) to see to any insurance, (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates of the Manager, the Control Party, the Back-Up Manager or the Servicer delivered to the Trustee pursuant to this Base Indenture or any other Related Document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k) The Trustee shall not be personally liable for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of the performance of its duties under the Indenture.

(l)

(i) Notwithstanding anything to the contrary in this Section 10.1, the Trustee shall make Debt Service Advances to the extent and in the manner set forth in Section 5.12(c) hereof; provided, however, that notwithstanding anything herein or in any other Related Document to the contrary, the Trustee will not be responsible for advancing any principal on the Senior Notes, any make-whole prepayment premiums, any Series Hedge Payment Amounts, any Class A-1 Notes Administrative Expenses, any Class A-1 Quarterly Commitment Fee Amounts, any Post-ARD Contingent Interest or any reserve amounts or any interest or principal payable on, or any other amount due with respect to, the Senior Subordinated Notes or the Subordinated Notes.

(ii) Notwithstanding anything herein to the contrary, no Debt Service Advance shall be required to be made hereunder by the Trustee if the Trustee determines such Debt Service Advance (including interest thereon) would, if made, constitute a Nonrecoverable Advance. The determination by the Trustee that it has made a Nonrecoverable Advance or that any proposed Debt Service Advance, if made, would constitute a Nonrecoverable Advance, shall be made by the Trustee in its reasonable good faith judgment. The Trustee is entitled to conclusively rely on the determination of the Servicer that an Advance is or would be a Nonrecoverable Advance. Any such determination will be conclusive and binding on the Noteholders. The Trustee may update or change its nonrecoverability determination at any time, and may decide that a requested Debt Service Advance or Collateral Protection Advance that was previously deemed to be a Nonrecoverable Advance shall have become recoverable. Notwithstanding the foregoing, all outstanding Debt Service Advances and Collateral Protection Advances made by the Trustee and any accrued interest thereon will be paid strictly in accordance with the Priority of Payments, even if the Trustee determines that any such advance is a Nonrecoverable Advance after such Advance has been made.

(iii) The Trustee shall be entitled to receive interest at the Advance Interest Rate accrued on the amount of each Debt Service Advance made thereby (with its own funds) for so long as such Debt Service Advance is outstanding. Such interest with respect to any Debt Service Advance made pursuant to this Section 10.1(l) shall be payable out of Collections in accordance with the Priority of Payments pursuant to Section 5.11 hereof and the other applicable provisions of the Related Documents.

Section 10.2 Rights of the Trustee. Except as otherwise provided by Section 10.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided, however, the Trustee shall have received the consent of the Servicer prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of negligence which it in good faith believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Related Documents.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Related Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Servicer, the Control Party, the Controlling Class Representative, any of the Noteholders or any other Secured Party, pursuant to the provisions of this Base Indenture or any Series Supplement, unless the Trustee shall have been offered security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(f) Prior to the occurrence of an Event of Default or Rapid Amortization Event, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the aggregate Outstanding Principal Amount of all then Outstanding Notes. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Master Issuer and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g) The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence or willful misconduct for the performance of such act.

(h) In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(i) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process.

(j) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(k) The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

(l) All rights of action and claims under this Base Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payments to the Trustee provided for in Section 10.5, be distributed in accordance with the Priority of Payments.

(m) The Trustee may request written direction from any applicable party any time the Indenture provides that the Trustee may be directed to act.

(n) Any request or direction of the Master Issuer mentioned herein shall be sufficiently evidenced by a Company Order.

(o) Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate of the Master Issuer, the Manager or the Servicer and shall incur no liability for its reliance thereon.

(p) The Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, DTC, any transfer agent (other than the Trustee itself acting in that capacity), Clearstream, Euroclear, any calculation agent (other than the Trustee itself acting in that capacity), or any agent appointed by it with due care or any Paying Agent (other than the Trustee itself acting in that capacity).

(q) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. The Trustee does not guarantee the performance of any Eligible Investments.

(r) The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Servicer or the Master Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer or the Master Issuer to provide timely written investment direction.

(s) The Trustee shall have no obligation to calculate nor shall it be responsible or liable for any calculation of the DSCR, New Series Pro Forma DSCR or the Interest Only DSCR.

(t) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, in each case, with respect to its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(u) The Trustee shall be afforded, in each Related Document, all of the rights, powers, immunities and indemnities granted to it in this Base Indenture as if such rights, powers, immunities and indemnities were specifically set out in each such Related Document.

(v) For any purpose under the Related Documents, the Trustee may conclusively assume without incurring liability therefor that no Notes are held by any of the Securitization Entities, any other obligator upon the Notes, the Manager or any Affiliate of them unless a Trust Officer has received written notice at the Corporate Trust Office that any Notes are so held by any of the Securitization Entities, any other obligator upon the Notes, the Manager or any Affiliate of them.

(w) The Trustee shall not have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of an engagement of Independent Auditors by the Master Issuer (or the Manager on behalf of the Master Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided, however, that the Trustee shall be authorized, upon receipt of a Company Order directing the same, to execute any acknowledgment or other agreement with the Independent Auditors required for the Trustee to receive any of the reports or instructions provided herein, which acknowledgment or agreement may include, among other things, (i) acknowledgment that the Master Issuer had agreed that the procedures to be performed by the Independent Auditors are sufficient for the Master Issuer’s purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent Auditors, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent Auditors (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent Auditors that the Trustee reasonably determines adversely affects it.

Section 10.3 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or an Affiliate of the Securitization Entities with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4 Notice of Events of Default and Defaults.

If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing and is known to a Trust Officer of the Trustee, or written notice of the existence thereof has been delivered to a Trust Officer, the Trustee shall promptly provide the Noteholders, the Servicer, the Manager, the Back-Up Manager, the Master Issuer, any Class A-1 Administrative Agent and each Rating Agency for each Series of Notes Outstanding with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone and facsimile and otherwise by first class mail.

Section 10.5 Compensation and Indemnity.

(a) The Master Issuer shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Related Documents to which the Trustee is a party as the Trustee and the Master Issuer shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Master Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. The Master Issuer shall not be required to reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b) The Master Issuer shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Related Documents to which the Trustee is a party and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Master Issuer or otherwise, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Master Issuer, the Servicer, the Control Party or any Noteholder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or under any Related Document, the preservation of any of its rights to, or the realization upon, any of the Collateral, or in connection with enforcing the provisions of this Section 10.5(b); provided, however, that the Master Issuer shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute willful misconduct, bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c) The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6 Replacement of the Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b) The Trustee may, after giving thirty (30) days prior written notice to the Master Issuer, the Noteholders, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative, each Class A-1 Administrative Agent and each Rating Agency for each Series of Notes Outstanding, resign at any time from its office and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Control Party or the Master Issuer may remove the Trustee, or any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, if at any time:

(i) the Trustee fails to comply with Section 10.8;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii) the Trustee fails generally to pay its debts as such debts become due; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Master Issuer shall promptly, with the prior written consent of the Control Party, appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Majority of Noteholders of the Controlling Class (with the prior written consent of the Control Party) may appoint a successor Trustee to replace the successor Trustee appointed by the Master Issuer.

(c) If a successor Trustee is not appointed and an instrument of acceptance by a successor Trustee is not delivered to the Trustee within thirty (30) days after the retiring Trustee resigns or is removed, at the direction of the Control Party, the retiring Trustee, at the expense of the Master Issuer, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee after written request by the Servicer or any Noteholder fails to comply with Section 10.8, the Servicer or such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to the Servicer and the Master Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Related Document to which the Trustee is a party. The successor Trustee shall mail a notice of its succession to the Noteholders and each Class A-1 Administrative Agent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, the Master Issuer’s obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

(f) No successor Trustee may accept its appointment unless at the time of such acceptance such successor is qualified and eligible under this Base Indenture and a Rating Agency Notification has been provided and the Control Party has provided its consent with respect to such appointment.

Section 10.7 Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that written notice of such consolidation, merger or conversion shall be provided to the Master Issuer, the Servicer, the Noteholders and each Class A-1 Administrative Agent; provided further that the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8 Eligibility Disqualification.

(a) There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Servicer and (v) have a long-term unsecured debt rating of at least “BBB” and “Baa2” by Standard & Poor’s and Moody’s, respectively.

(b) At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall resign after written request that it do so by the Master Issuer, or by the Control Party at the direction of the Controlling Class Representative, in the manner and with the effect specified in Section 10.6.

Section 10.9 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Related Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power upon notice to the Control Party, the Master Issuer and each Class A-1 Administrative Agent and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Servicer. No notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Servicer and the Master Issuer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

(iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Related Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Related Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Master Issuer.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Related Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10 Representations and Warranties of Trustee.

The Trustee represents and warrants to the Master Issuer and the Noteholders that:

(a) the Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b) the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Related Document to which it is a party and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Related Document and to authenticate the Notes;

(c) this Base Indenture and each other Related Document to which it is a party has been duly executed and delivered by the Trustee; and

(d) the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a).

ARTICLE XI

CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY

Section 11.1 Controlling Class Representative.

(a) On the Closing Date and until a Controlling Class Representative shall have been elected pursuant to the terms set forth in this Article XI, (i) Control Party shall exercise the rights of the Controlling Class Representative in accordance with the Servicing

Standard; provided that the Control Party shall have no obligations to interact with any Noteholders (including providing any notices or deliverables) and (ii) any deliverable or notice that is required to be provided to the Controlling Class Representative under a Related Document shall be delivered to the Control Party. On the Closing Date, the initial purchasers of the Notes will use commercially reasonable efforts to provide the Trustee with the Initial Controlling Class Member List. Within five (5) Business Days following the Closing Date, the Trustee shall deliver a notice in the form of Exhibit G attached hereto, through the Applicable Procedures of the Clearing Agency for the related Series and posted to the Trustee’s internet website at www.sf.citidirect.com, announcing that there will be an election of a Controlling Class Representative and offering Controlling Class Members the opportunity to provide the Trustee with their contact information in writing within ten (10) Business Days of the date of such notice should they wish to participate in the election (such election, the “Initial CCR Election”). The Trustee shall provide any contact information that it receives, and any contact information in the Initial Controlling Class Member List, to the Manager and the Master Issuer upon request. During the Initial CCR Election, any notices and communications required to be sent by the Trustee pursuant to this Section 11.1 shall be sent directly to the Controlling Class Members solely at the mail and e-mail addresses provided to the Trustee in the Initial Controlling Class Member List (and the Trustee shall have no responsibility for the accuracy or effectiveness thereof) and by each Controlling Class Member individually, and all communications delivered to the Trustee by any Controlling Class Member shall be sent directly by such Controlling Class Member (and not through the Applicable Procedures of the Clearing Agency). The Trustee shall be entitled to conclusively rely on any communications from Controlling Class Members received from email addresses specifically set forth on the Initial Controlling Class Member List. To the extent the Trustee receives communications from individuals not listed on the Initial Controlling Class Member List, even if from the same institutions, the Trustee shall not consider such communication a valid communication. During any subsequent CCR Election Period or any communications with respect thereto, both the Trustee and the Controlling Class Members shall be entitled to rely on the Applicable Procedures of the Clearing Agency for all such notices and communications.

(b) Within thirty (30) days after the Closing Date or any CCR Re-election Event, the Trustee will send to each of the Controlling Class Members for which it has obtained contact information a written notice (with copies to the Manager and the Master Issuer) in the form attached as Exhibit H hereto, announcing an election and soliciting nominations for a Controlling Class Representative (a “CCR Election Notice”). Each Controlling Class Member will be allowed to nominate one CCR Candidate by submitting a nomination to the Trustee in the form attached as Exhibit I hereto (a “CCR Nomination”) within either (i) in the case of the Initial CCR Election, ten (10) Business Days of the date of the CCR Election Notice, or (ii) in the case of any subsequent election, thirty (30) calendar days (such period, as applicable, the “CCR Nomination Period”). Each Controlling Class Member submitting a CCR Nomination shall represent that (i) as of (A) for the Initial CCR Election, the Closing Date or (B) in the case of any subsequent election, a date not more than ten (10) Business Days prior to the date of the CCR Election Notice as determined by the Trustee (either such date, the “Nomination Record Date”) it was the Note Owner or Noteholder, as applicable, of the Outstanding Principal Amount of Notes of the Controlling Class specified by it in the CCR Nomination; and (ii) the CCR Candidate that it has nominated pursuant to such CCR Nomination is either (A) a Controlling Class Member or (B) an Eligible Third-Party Candidate; provided, that for purposes of such nomination and determining the CCR Candidates pursuant to Section 11.1(c), with respect to any Series of Class A-1 Notes Outstanding, the Class A-1 Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series.

(c) Based upon the CCR Nominations that are received by the Trustee, within three (3) Business Days following the end of the CCR Nomination Period, the Trustee shall either (i) notify the Manager, the Master Issuer, the Servicer and the Controlling Class Members that no nominations have been received and that the election will not be held, or (ii) prepare and send to each applicable Controlling Class Member a ballot in the form of Exhibit J attached hereto (the “CCR Ballot”) naming the top three candidates based upon the highest aggregate Outstanding Principal Amount of Notes of Controlling Class Members nominating such candidate (or, if fewer than three (3) candidates are nominated, the CCR Ballot will list all candidates). Each Controlling Class Member shall, in its sole discretion, indicate its vote for Controlling Class Representative by returning a completed CCR Ballot directly to the Trustee within (i) in the case of the Initial CCR Election, ten (10) Business Days of the date of the CCR Ballot or (ii) in the case of any subsequent election, within thirty (30) calendar days (a “CCR Election Period”). Each Controlling Class Member returning a completed CCR Ballot will also be required to confirm that, as of the date of the CCR Ballot (the “CCR Voting Record Date”), such Controlling Class Member was the owner or beneficial owner of the Outstanding Principal Amount of Notes of the Controlling Class specified by such Controlling Class Member in the CCR Ballot; provided that for the purposes of such certification and the tabulation of votes pursuant to Section 11.1(d), with respect to any Series of Class A-1 Notes Outstanding, the Class A-1 Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series.

(d) If a CCR Candidate receives votes from Controlling Class Members holding beneficial interests in at least 50% of the Outstanding Principal Amount of Notes of the Controlling Class (or any beneficial interest therein) that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date), such CCR Candidate shall be appointed the Controlling Class Representative. Notes of the Controlling Class held by the Master Issuer or any Affiliate of the Master Issuer will not be considered Outstanding for such voting purposes. If two CCR Candidates both receive votes from Controlling Class Members holding beneficial interests in exactly 50% of the Aggregate Outstanding Principal Amount of Notes of the Controlling Class, the Controlling Class Representative shall be the CCR Candidate chosen by the Manager, pursuant to the Management Agreement. In the event that no CCR Candidate receives 50% of the Aggregate Outstanding Principal Amount of Notes of the Controlling Class with respect to which votes were submitted, the Trustee will notify the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members that no Controlling Class Representative has been appointed. Until a CCR Re-election Event occurs and a new Controlling Class Representative is elected then the (i) Control Party shall exercise the rights of the Controlling Class Representative in accordance with the Servicing Standard and (ii) any deliverable or notice that is required to be provided to the Controlling Class Representative under a Related Document shall be delivered to the Control Party.

(e) In the event that a Controlling Class Representative is elected or chosen pursuant to Section 11.1(d), the Trustee shall forward an acceptance letter in the form of Exhibit K attached hereto (a “CCR Acceptance Letter”) to such Controlling Class Representative. No Person shall be appointed Controlling Class Representative unless it executes such CCR Acceptance Letter, pursuant to which it shall (i) agree to act as the Controlling Class Representative, (ii) provide its name and contact information and permit such information to be shared with the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members and (iii) represent and warrant that it is either a Controlling Class Member or an Eligible Third-Party Candidate. Within two (2) Business Days of receipt of the acceptance letter, the Trustee shall promptly forward copies thereof, or provide notice of the identity and contact information of the new Controlling Class Representative, to the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, the Rating Agencies and the Controlling Class Members.

(f) Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative or from a Majority of Controlling Class Members, as applicable, the Trustee shall deliver to each Noteholder, the Master Issuer, the Manager, the Back-Up Manager and the Servicer a notice setting forth the identity of the new Controlling Class Representative.

(g) The Trustee shall be entitled to conclusively rely on, and will be fully protected in all actions taken or not taken by it with respect to, (i) the Initial Controlling Class Member List for purposes of identifying the recipients of the CCR Election Notices and CCR Ballots and all subsequent communications related to the Initial CCR Election, (ii) with respect to any subsequent election of a Controlling Class Representative, the Applicable Procedures of the Clearing Agency for delivery of the CCR Election Notices and CCR Ballots to Note Owners of Notes of the Controlling Class and (iii) the representations and warranties of the Persons submitting CCR Nominations, CCR Ballots and CCR Acceptance Letters.

(h) The Servicer (in its capacity as Servicer and Control Party) shall be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right hereunder or under the other Related Documents that the Servicer (in its capacity as Servicer and Control Party) may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(i) The Controlling Class Representative shall be entitled to receive from the Trustee, upon request, any memoranda delivered to the Trustee by the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that it shall have first executed a confidentiality agreement, in form and substance satisfactory to the Manager, and such confidentiality agreement remains in effect. Any such memoranda shall be deemed to contain confidential information.

Section 11.2 Resignation or Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Servicer and to each Noteholder of the Controlling Class. As of any Record Date, a

Majority of Controlling Class Members shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Servicer and such existing Controlling Class Representative. No resignation or removal of the Controlling Class Representative shall be effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1 or until the end of the CCR Election Period following such resignation or removal; provided, that any Controlling Class Representative that has been removed pursuant to this Section 11.2 may subsequently be nominated as a CCR Candidate and appointed as Controlling Class Representative pursuant to Section 11.1; provided, further, that an existing Controlling Class Representative shall cease to be the Controlling Class Representative at the end of a CCR Election Period, even if no successor is re-elected pursuant to Section 11.1, unless such Controlling Class Representative is elected during such CCR Election Period. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of the Controlling Class Representative, the Trustee shall notify the Servicer and the parties to this Base Indenture of such event.

Section 11.3 Expenses and Liabilities of the Controlling Class Representative.

(a) The Controlling Class Representative shall have no liability to the Note Owners for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Indenture or for errors in judgment; provided, however, that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of its obligations or duties under the Indenture. Each Note Owner acknowledges and agrees, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Note Owners of one or more Classes of Notes, or that conflict with other Note Owners, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Note Owners other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of Note Owners of one or more other Classes of Notes, or that favor its own interests over those of other Note Owners or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Note Owner or Noteholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

(b) Any and all expenses of the Controlling Class Representative for acting in its capacity as Controlling Class Representative shall be borne by the Controlling Class Members, pro rata according to their respective Outstanding Principal Amounts. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative and the Servicer or the Trustee are also named parties to the same action and, in the sole judgment of the Servicer, the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the particular matter at issue, and there is no potential for the Servicer or the Trustee to be an adverse party in such action as regards the Controlling Class Representative, the Servicer on behalf of the Trustee shall be required to assume the defense (with any costs incurred in connection therewith being deemed to be reimbursable as a Collateral Protection Advance) of any such claim against the Controlling Class Representative.

Section 11.4 Control Party.

(a) Pursuant to the Indenture and the other Related Documents, the Control Party is authorized to consent to and implement, subject to the Servicing Standard, any Consent Request that does not require the consent of any Noteholder, including the Controlling Class Representative.

(b) For any Consent Request that requires, pursuant to the terms of the Indenture and the other Related Documents, the consent or direction of the Controlling Class Representative, the Control Party shall evaluate such Consent Request, form a Consent Recommendation and then promptly deliver such Consent Request and a Consent Recommendation to the Controlling Class Representative (if a Controlling Class Representative exists at such time). Except as provided in the following sentence, until the Controlling Class Representative consents to a Consent Request, the Control Party is not authorized to implement such Consent Request, provided that the Control Party shall work in good faith with the Controlling Class Representative to obtain such consent. Notwithstanding anything in any Related Document to the contrary, if the Controlling Class Representative does not reject or approve a Consent Recommendation within ten (10) Business Days following delivery of a Consent Request and the related Consent Recommendation to the Controlling Class Representative or if there is no Controlling Class Representative at such time (including, without limitation, prior to the first CCR Election Period or following the resignation or removal of the Controlling Class Representative), the Control Party is authorized (but not required) to implement such Consent Request in accordance with the Servicing Standard, whether or not the Indenture or any Related Document indicates that the Control Party is required to act with the consent or at the direction of the Controlling Class Representative with respect to any specific matter relating to such Consent Request, other than with respect to Servicer Termination Events.

(c) For any Consent Request that requires the consent of any affected Noteholders or 100% of the Noteholders pursuant to Section 13.2, the Control Party shall evaluate such Consent Request and shall formulate and present a Consent Recommendation to the Trustee which shall forward such Consent Request and the Consent Recommendation to each Noteholder or each affected Noteholder, as applicable. Subject to Section 11.4(e), until the consent of each Noteholder that is required to consent to any such Consent Request has been obtained and the Control Party is provided with notice of such consents being obtained by the Trustee, the Control Party is not authorized to implement such Consent Request, provided that the Control Party shall work in good faith with the Trustee to identify and deliver to the Trustee for delivery by the Trustee to such Noteholders such additional information and Consent Recommendations as may be appropriate in accordance with the Servicing Standard to obtain such consent.

(d) The Control Party shall promptly notify the Trustee, the Manager, the Back-Up Manager, the Master Issuer and the Controlling Class Representative if the Control Party determines, in accordance with the Servicing Standard, not to implement a Consent Request or has not received the requisite consent of the Controlling Class Representative or the Noteholders, if applicable, to implement a Consent Request. The Trustee shall promptly notify the Control Party, the Manager, the Back-Up Manager, the Master Issuer and the Controlling Class Representative if the Trustee has not received the requisite consent of the required percentage of Noteholders to implement a Consent Request.

(e) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative may (i) require or cause the Trustee or the Control Party to violate applicable law, the terms of this Indenture, the Notes, the Servicing Agreement or the other Related Documents, including, without limitation with respect to the Control Party, the Control Party’s obligation to act in accordance with the Servicing Standard, (ii) expose the Control Party or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, to any material claim, suit or liability, or (iii) materially expand the scope of the Control Party’s responsibilities under the Servicing Agreement or the Trustee’s responsibility under this Indenture, the Notes and the other Related Documents. In addition, notwithstanding anything herein or in the other Related Documents to the contrary, the Controlling Class Representative shall not be able to prevent the Control Party from transferring the ownership of all or any portion of the Collateral (including by way of foreclosure on the Equity Interests of the Master Issuer) if any Advance by the Servicer has been outstanding for twelve months and the Control Party determines in accordance with the Servicing Standard that such transfer of ownership would be in the best interests of the Noteholders (taken as a whole).

Section 11.5 Note Owner List.

(a) To facilitate communication among Note Owners, the Manager, the Trustee, the Control Party and the Controlling Class Representative, a Note Owner may elect, but is not required, to notify the Trustee of its name, address and other contact information, which will be kept in a register maintained by the Trustee. The Trustee will be required to furnish the Manager, the Control Party and the Controlling Class Representative upon request with the information maintained in such register as of the most recent date of determination. Every Note Owner, by receiving and holding a beneficial interest in a Note, will agree that none of the Trustee, the Master Issuer, the Servicer, the Controlling Class Representative nor any of their respective agents will be held accountable by reason of any disclosure of any such information as to the names and addresses of the Note Owners in the register maintained by the Trustee.

(b) Note Owners having beneficial interests of not less than $100,000,000 in aggregate principal amount of Notes (including any unfunded commitments of any Note Owner under any Variable Funding Note Purchase Agreement) that wish to communicate with the other Note Owners with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding. If such request states that such Note Owners desire to communicate with other Note Owners with respect to their rights under the Indenture or under the Notes and is accompanied by (i) a certificate substantially in the form of Exhibit O certifying that such Note Owners hold beneficial interests of not less than $100,000,000 in aggregate principal amount of Notes (including any unfunded commitments of such Note Owners under any Variable Funding Note Purchase Agreement) (each, a “Note Owner Certificate”) (upon which the Trustee may conclusively rely) and (ii) a copy of the communication which such Note Owners propose to transmit, then the Trustee, after having been adequately indemnified by such Note Owners for its costs and expenses, shall transmit the requested communication to all other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding, and shall give the Master Issuer, the Servicer and the Controlling Class Representative notice that such request has been made, within five (5) Business Days after receipt of the request. The Trustee shall have no obligation of any nature whatsoever with respect to any requested communication other than to transmit it in accordance with and subject to the terms hereof and to give notice of such request and transmission to the Master Issuer, the Servicer and the Controlling Class Representative.

ARTICLE XII

DISCHARGE OF INDENTURE

Section 12.1 Termination of the Master Issuer’s and Guarantors’ Obligations.

(a) Satisfaction and Discharge. The Indenture and the Guarantee and Collateral Agreement shall be discharged when all Outstanding Notes have been delivered to the Trustee for cancellation, the Master Issuer has paid all sums payable hereunder and under each other Related Document, all commitments to extend credit under all Variable Funding Note Purchase Agreements have been terminated and all Series Hedge Agreements have been terminated and all payments by the Master Issuer thereunder have been paid or otherwise provided for; except that (i) the Master Issuer’s obligations under Section 10.5 and the Guarantors’ guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and 12.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand of the Securitization Entities, will execute proper instruments acknowledging confirmation of, and discharge under, the Indenture and the Guarantee and Collateral Agreement.

(b) Indenture Defeasance. The Master Issuer may terminate all of its obligations under the Indenture and all obligations of the Guarantors under the Guarantee and Collateral Agreement in respect thereof and release all Collateral if:

(i) the Master Issuer irrevocably deposits in trust with the Trustee or with a trustee reasonably satisfactory to the Control Party, the Trustee and the Master Issuer, U.S. Dollars and/or Government Securities in an amount sufficient (after giving effect to the application of funds on deposit in the Collection Account in accordance with the Priority of Payments), in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay all principal, premiums (including make-whole prepayment premiums), if any, and interest on the Outstanding Notes (including additional interest that accrues after an anticipated repayment date or renewal date, if applicable) to the applicable prepayment date, redemption date or maturity date, as the case may be, and to pay other sums payable by them hereunder, under the Servicing Agreement and under each other Related Document and each Series Hedge Agreement; provided, that any Government Securities must provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be, and the Trustee must have been irrevocably instructed to apply such funds to the payment of principal, premiums, make-whole prepayment premiums and interest with respect to the Notes and such other sums;

(ii) all commitments under all Variable Funding Note Purchase Agreements and all Series Hedge Agreements are terminated on or before the date of deposit;

(iii) the Master Issuer delivers notice of prepayment, redemption or maturity of the Notes in full to the Noteholders of Outstanding Notes, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager, the Rating Agencies and the Servicer, which notice is expressly stated to be, or has become as of the prepayment date, redemption date or maturity date, as applicable, irrevocable (provided, that such notice may be conditioned upon the contemporaneous closing of a financing the proceeds of which will be used to fund all or a portion of such deposit), and the date of prepayment, redemption or maturity as specified in such notice when delivered was not longer than twenty (20) Business Days after the date of such notice;

(iv) the Master Issuer delivers notice of such deposit to the Control Party, the Manager, the Back-Up Manager and the Rating Agencies, on or before the date of the deposit; and

(v) the Master Issuer delivers to the Trustee and the Servicer an Opinion of Counsel to the effect that all conditions precedent to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the Guarantee and Collateral Agreement shall cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, and the Guarantor’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and 12.3, (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13, (iv) this Section 12.1(b) and (v) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) shall survive. The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement.

(c) Series Defeasance. Except as may be provided to the contrary in any Series Supplement, the Master Issuer, solely in connection with an optional prepayment in full, a mandatory prepayment in full or a redemption in full of all Outstanding Notes of a particular

Series (the “Defeased Series”) or in connection with the Series Legal Final Maturity Date of a particular Series of Notes, may terminate all of its Obligations under the Indenture and all Obligations of the Guarantors under the Guarantee and Collateral Agreement in respect of such Series of Notes on and as of any Business Day (the “Series Defeasance Date”), provided:

(i) the Master Issuer irrevocably deposits in trust with the Trustee, or with a trustee reasonably satisfactory to the Control Party, the Trustee and the Master Issuer, U.S. dollars and/or Government Securities sufficient (after giving effect to the application of funds on deposit in the applicable Series Distribution Account), in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without duplication:

(1) all principal, premiums, if any, make-whole prepayment premiums, if any, Series Hedge Payment Amounts, commitment fees, administration expenses, Class A-1 Notes Other Amounts, interest on the Outstanding Notes of such Defeased Series (including additional interest that accrues after the anticipated repayment date or renewal date, if applicable) and any other amounts that will be due and payable by the Master Issuer solely with respect to the Defeased Series to the applicable prepayment date, redemption date or maturity date, as the case may be, and to pay other sums payable by them under the Base Indenture, each other Related Document and each Series Hedge Agreement with respect to such Defeased Series of Notes;

(2) all Weekly Management Fees, Supplemental Management Fees, unreimbursed Advances (and outstanding interest thereon) and Manager Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Manager, the Servicer and the Back-Up Manager, and all Successor Manager Transition Expenses and Successor Servicer Transition Expenses, in each case that will be due and payable as of the following Quarterly Calculation Date; and

(3) all Securitization Operating Expenses, all Class A-1 Notes Administrative Expenses for the Defeased Series, all Class A-1 Interest Adjustment Amounts for the Defeased Series and all Class A-1 Notes Other Amounts for the Defeased Series, in each case, that are due and unpaid as of the Series Defeasance Date to the Actual Knowledge of the Manager;

provided, any Government Securities must provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be, and the Trustee must have been irrevocably instructed to apply such funds to the payment of principal, premiums, make-whole prepayment premiums and interest with respect to the Notes of such Series and such other sums;

(ii) all commitments under all Variable Funding Note Purchase Agreements and Series Hedge Agreements with respect to such Defeased Series of Notes are terminated on or before the Series Defeasance Date;

(iii) the Master Issuer delivers notice of prepayment, redemption or maturity of such Series of Notes to the Noteholders of the Defeased Series, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager and the Rating Agencies not more than twenty (20) Business Days prior to the Series Defeasance Date, and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable; provided, that such notice may be conditioned upon the contemporaneous closing of a financing the proceeds of which will be used to fund all or a portion of such deposit;

(iv) after giving effect to the deposit, if any other Series of Notes is Outstanding, the Master Issuer delivers to the Trustee an Officer’s Certificate of the Master Issuer stating that no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and will be continuing;

(v) the Master Issuer delivers to the Trustee an Officer’s Certificate stating that the defeasance was not made by the Master Issuer with the intent of preferring the holders of the Defeased Series over other creditors of the Master Issuer or with the intent of defeating, hindering, delaying or defrauding other creditors;

(vi) the Master Issuer delivers notice of such deposit to the Control Party, the Manager, the Back-Up Manager and the Rating Agencies on or before the date of the deposit;

(vii) such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any Indenture Documents; and

(viii) the Master Issuer delivers to the Trustee an Opinion of Counsel to the effect that all conditions precedent to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture and the Guarantee and Collateral Agreement shall cease to be of further effect with respect to such Defeased Series, the Master Issuer and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Series and thereafter such Defeased Series shall be deemed to be “Outstanding” only for purposes of (1) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (2) the Noteholders’ and the Trustee’s obligations under Section 14.13 and (3) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a). The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement of such Series Obligations.

(d) After the conditions set forth in Section 12.1(a) have been met, or after the irrevocable deposit is made pursuant to Section 12.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Securitization Entities shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Securitization Entities.

Section 12.2 Application of Trust Money.

The Trustee or a trustee satisfactory to the Servicer, the Trustee and the Master Issuer shall hold in trust money or Government Securities deposited with it pursuant to Section 12.1. The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Related Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

Section 12.3 Repayment to the Master Issuer.

(a) The Trustee and the Paying Agent shall promptly pay to the Master Issuer upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any cancelled Notes held by them at any time.

(b) Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Master Issuer upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two (2) years after the date upon which such payment shall have become due.

(c) The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4 Reinstatement.

If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Master Issuer’s obligations under the Indenture or the other Indenture Documents and in respect of the Notes and the Guarantors’ obligations under the Guarantee and Collateral Agreement shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII. If the Master Issuer or Guarantors make any payment of principal, premium or interest on any Notes or any other sums under the Indenture Documents while such obligations have been reinstated, the Master Issuer and the Guarantors shall be subrogated to the rights of the Noteholders or Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XIII

AMENDMENTS

Section 13.1 Without Consent of the Controlling Class Representative or the Noteholders.

(a) Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the Master Issuer and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to create a new Series of Notes (except that the consent of the Control Party is only necessary to the extent required by Section 2.2);

(ii) to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities; provided, however, that the Master Issuer will not pursuant to this Section 13.1(a)(ii) surrender any right or power it has under the Related Documents;

(iii) to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Master Issuer, the Servicer and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(iv) to correct any manifest error or defect or to cure any ambiguity, defect or inconsistency or to correct or supplement any provisions herein, in any Series Supplement or in any Notes, or in the Guarantee and Collateral Agreement or any other Indenture Document to which the Trustee is a party which may be inconsistent with any other provision herein or therein or with any related offering memorandum;

(v) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(vi) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or the Guarantee and Collateral Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee;

(vii) to correct or supplement any provision herein or in any Supplement or in the Guarantee and Collateral Agreement or any other Indenture Document to which the Trustee is a party which may be inconsistent with any other provision herein or therein or to make consistent any other provisions with respect to matters or questions arising under this Base Indenture or in any Supplement, in the Guarantee and Collateral Agreement or any other Indenture Document to which the Trustee is a party;

(viii) to comply with Requirements of Law (as evidenced by an Opinion of Counsel);

(ix) to facilitate the transfer of Notes in accordance with applicable Requirements of Law (as evidenced by an Opinion of Counsel);

(x) to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable law, of any Tax, including withholding Tax; or

(xi) to take any action necessary and appropriate to facilitate the origination of Collateral Franchise Business Documents or the management and preservation of the Collateral Franchise Business Documents, in each case, in accordance with the Managing Standard;

provided, however, that in the case of any Supplement pursuant to any of clauses (iii), (iv), (vii), (x) or (xi) above, the Trustee and the Servicer shall have received an Officer’s Certificate certifying that such action could not reasonably be expected to adversely affect in any material respect the interests of any Noteholder, any Note Owner, the Servicer, the Trustee or any other Secured Party.

(b) Upon the request of the Master Issuer and receipt by the Servicer and the Trustee of the documents described in Section 2.2 and delivery by the Servicer of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Master Issuer in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 13.2 With Consent of the Controlling Class Representative or the Noteholders.

(a) Except as provided in Section 13.1, the provisions of this Base Indenture, the Guarantee and Collateral Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party (at the direction of the Controlling Class Representative). Notwithstanding the foregoing:

(i) any amendment, waiver or other modification that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Related Document or defaults hereunder or thereunder and their consequences provided for herein and therein or for any other action hereunder or thereunder shall require the consent of each affected Noteholder;

(ii) any amendment, waiver or other modification that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the

Indenture, the Guarantee and Collateral Agreement or any other Related Documents with respect to any material part of the Collateral or except as otherwise permitted by the Related Documents, terminate the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Related Documents on any material portion of the Collateral at any time subject thereto or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Related Documents shall require the consent of each affected Noteholder and each other affected Secured Party;

(iii) any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note and the other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and the other Obligations); (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder; (C) change the provisions of the Priority of Payments; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations owing to Noteholders on or after the respective due dates thereof, (F) subject to the ability of the Control Party (acting at the direction of the Controlling Class Representative) to waive certain events as set forth in Section 9.7, amend or otherwise modify any of the specific language of the following definitions: “Default,” “Event of Default,” “Outstanding,” “Potential Rapid Amortization Event” or “Rapid Amortization Event” (as defined in the Base Indenture or any applicable Series Supplement) or (G) amend, waive or otherwise modify this Section 13.2, shall require the consent of the each affected Noteholder and each other affected Secured Party;

(iv) any amendment, waiver or other modification that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment, redemption or election of any Extension Period shall require the consent of each affected Noteholder; and

(v) any amendment, waiver or other modification of any provisions of the Indenture, the Guarantee and Collateral Agreement or any other Related Document to give effect to a Baskin-Robbins Asset Disposition shall only require the written consent of the Control Party (and not that of the Controlling Class Representative); provided, however, that for the avoidance of doubt, this clause (v) shall not apply to amendments, waivers or other modifications of the defined terms “Baskin-Robbins Asset Disposition” and “Permitted Asset Dispositions”, including Section 8.16(q).

(b) No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c) The express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action, shall not be amended, modified or waived by the parties hereto without satisfying the Rating Agency Condition.

Section 13.3 Supplements.

Each amendment or other modification to the Indenture, the Notes or the Guarantee and Collateral Agreement shall be set forth in a Supplement, a copy of which shall be delivered to the Rating Agencies, the Servicer, the Controlling Class Representative, the Manager, the Back-Up Manager and the Master Issuer. The Master Issuer shall provide written notice to each Rating Agency of any amendment or modification to the Indenture, the Notes or the Guarantee and Collateral Agreement no less than ten (10) days prior to the effectiveness of the related Supplement; provided that such Supplement need not be in final form at the time such notice is given. The initial effectiveness of each Supplement shall be subject to the delivery to the Servicer and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied. Each Series Supplement may be amended in accordance with the manner provided in Sections 13.1 and 13.2 and subject to additional requirements as set forth in such Series Supplement.

Section 13.4 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Master Issuer may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 13.5 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Master Issuer, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6 The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XIII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate of the Master Issuer and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Master Issuer and the Guarantors in accordance with its terms.

Section 13.7 Amendments and Fees.

The Master Issuer, the Control Party and the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Related Documents that require the consent of the Control Party or the Controlling Class Representative in good faith, and any consent required to be given by the Control Party or the Controlling Class Representative shall not be unreasonably denied or delayed. The Control Party and the Controlling Class Representative shall be entitled to be reimbursed by the Master Issuer only for the reasonable counsel fees incurred by the Control Party or the Controlling Class Representative in reviewing and approving any amendment or in providing any consents, and except as provided in the Servicing Agreement, neither the Control Party nor the Controlling Class Representative shall be entitled to any additional compensation in connection with any amendments or consents to this Base Indenture or to any Related Document.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Notices.

(a) Any notice or communication by the Master Issuer, the Manager or the Trustee to any other party hereto shall be in writing and delivered in person, delivered by email, posted on a password protected website for which the recipient has granted access or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the Master Issuer:

DB Master Finance LLC

P.O. Box 9141

Canton, MA 02021

Attention:  General Counsel

Facsimile:  781-737-6661

If to the Manager:

Dunkin’ Brands, Inc.

130 Royall Street

Canton, MA 02021

Attention:  General Counsel

Facsimile:  781-737-4000

If to the Manager with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention:  Winthrop Minot

Facsimile:  617-235-0076

and

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention:  Craig Marcus

Facsimile:  617-235-0514

If to the Master Issuer with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention:  Winthrop Minot

Facsimile:  617-235-0076

and

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention:  Craig Marcus

Facsimile:  617-235-0514

If to the Back-Up Manager:

FTI Consulting, Inc.

3 Times Square, 9th Floor

New York, NY 10036

Attention:  Robert J. Darefsky

Facsimile:  212 841-9350

If to the Servicer:

Midland Loan Services, a division of

PNC Bank, National Association

10851 Mastin Street

Building 82, Suite 700

Overland Park, Kansas 66210

Attention:  President

Facsimile:  913-253-9709

If to the Trustee:

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, NY 10013

Attention:  Agency & Trust – DB Master Finance LLC

Facsimile:   212-816-5527

If to Standard & Poor’s:

Standard & Poor’s Rating Services

55 Water Street

42nd Floor

New York, NY 10041-0003

Attention:  ABS Surveillance Group – New Assets

E-mail:  Servicer_Reports@standardandpoors.com

If to an Enhancement Provider or an Hedge Counterparty: At the address provided in the applicable Enhancement Agreement or the applicable Series Hedge Agreement.

(b) The Master Issuer or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Master Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(c) Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (v) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by email shall be deemed delivered on the date of delivery of such notice.

(d) Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Related Document.

(e) If the Master Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Back-Up Manager, the Servicer, the Controlling Class Representative and the Trustee at the same time.

(f) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g) Notwithstanding any other provision herein, for so long as DBI is the Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the Manager to the Master Issuer, or by the Master Issuer to the Manager, shall be deemed to have been delivered to both the Master Issuer and the Manager if the Manager has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Manager or the Master Issuer be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(g).

Section 14.2 Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 14.3 Officer’s Certificate as to Conditions Precedent.

Upon any request or application by the Master Issuer to the Controlling Class Representative, the Servicer or the Trustee to take any action under the Indenture or any other Related Document, the Master Issuer to the extent requested by the Controlling Class Representative, the Servicer or the Trustee shall furnish to the Controlling Class Representative, the Servicer and the Trustee (a) an Officer’s Certificate of the Master Issuer in form and substance reasonably satisfactory to the Controlling Class Representative, the Servicer or the Trustee, as applicable (which shall include the statements set forth in Section 14.4), stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Related Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same. Such Opinion of Counsel shall be at the expense of the Master Issuer.

Section 14.4 Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Related Document shall include:

(a) a statement that the Person giving such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not such condition or covenant has been complied with.

Section 14.5 Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 14.6 Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.7 Payment on Business Day.

In any case where any Quarterly Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Quarterly Payment Date, redemption date or maturity date, as the case may be.

Section 14.8 Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.9 Successors.

All agreements of the Master Issuer in the Indenture, the Notes and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, the Master Issuer must not assign its obligations or rights under the Indenture or any other Related Document, except with the written consent of the Servicer. All agreements of the Trustee in the Indenture shall bind its successors.

Section 14.10 Severability.

In case any provision in the Indenture, the Notes or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.11 Counterpart Originals.

This Base Indenture may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

Section 14.12 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13 No Bankruptcy Petition Against the Securitization Entities.

Each of the Noteholders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one (a) (1) year, or (b) if longer, the applicable preference period in effect, and in case of (a) or (b) plus one (1) day following the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 14.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document. In the event that any such Noteholder or other Secured Party or the Trustee takes action in violation of this Section 14.13, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 14.14 Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Master Issuer and at its expense.

Section 14.15 Waiver of Jury Trial.

THE MASTER ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.16 Submission to Jurisdiction; Waivers.

THE MASTER ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE INDENTURE AND THE OTHER RELATED DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE MASTER ISSUER OR THE TRUSTEE, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH IN SECTION 14.1 OR AT SUCH OTHER ADDRESS OF WHICH THE TRUSTEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 14.16 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Section 14.17 Permitted Asset Dispositions; Release of Collateral.

After consummation of a Permitted Asset Disposition, upon request of the Master Issuer, the Trustee, at the written direction of the Control Party, shall execute and deliver to the Master Issuer any and all documentation reasonably requested and prepared by the Master Issuer at its expense to effect or evidence the release by the Trustee of the Secured Parties’ security interest in the property disposed of in connection with such Permitted Asset Disposition.

Section 14.18 Calculation of DBI Leverage Ratio and Senior ABS Leverage Ratio.

(a) DBI Leverage Ratio. For purposes of making the computation of the DBI Leverage Ratio (including, without limitation the calculation of Covenant Adjusted EBITDA used therein), investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any restructurings or reorganizations that any of the Dunkin’ Entities has either determined to make or made during the preceding four Quarterly Fiscal Periods or subsequent to such preceding four Quarterly Fiscal Periods and on or prior to or simultaneously with the date as of which such computation is made (each, for purposes of the calculations described in this Section 14.18, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations, restructurings and reorganizations (and the change in Covenant Adjusted EBITDA resulting therefrom) had occurred on the first day of such preceding four Quarterly Fiscal Periods. If since the beginning of such period any Person that subsequently became a Dunkin’ Entity since the beginning of such preceding four Quarterly Fiscal Periods shall have made any investment, acquisition, disposition, merger, consolidation, discontinued operation, restructurings or reorganizations, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this Section 14.18, then the DBI Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger, consolidation, restructurings or reorganizations had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods.

(b) Senior ABS Leverage Ratio. For purposes of making the computation of the Senior ABS Leverage Ratio (including, without limitation the calculation of Net Cash Flow used therein), any pro forma event shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations, restructurings and reorganizations (and the change in Net Cash Flow resulting therefrom) had occurred on the first day of such preceding four Quarterly Fiscal Periods. If since the beginning of such period any Person that subsequently became a Securitization Entity since the beginning of such preceding four Quarterly Fiscal Periods shall have made any investment, acquisition, disposition, merger, consolidation, discontinued operation, restructurings or reorganizations, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this Section 14.18, then the Senior ABS Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger, consolidation, restructurings or reorganizations had occurred at the beginning of the applicable preceding four Quarterly Fiscal Periods.

(c) Calculations to be Made in Good Faith. For purposes of the calculations described in this Section 14.18, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Manager. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Manager as set forth in an Officer’s Certificate delivered to the Trustee (with respect to which the Trustee shall have no obligation of any nature whatsoever) to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event, and (2) all adjustments of the nature used in connection with the calculation of “Covenant Adjusted EBITDA” as set forth in the definition thereof, to the extent such adjustments, without duplication, continue to be applicable to such preceding four Quarterly Fiscal Periods.

(d) If any pro forma event would not result in a change to Covenant Adjusted EBITDA of greater than $10,000,000, a responsible financial or accounting officer of the Manager may elect not to give pro forma effect to such pro forma event in calculating the DBI Leverage Ratio or the Senior ABS Leverage Ratio, as applicable.

(e) Changes in GAAP. If at any time any change in GAAP (including conversion to IFRS as described below) would affect the computation of any covenant, incurrence test or other restriction affecting any Securitization Entity or Non-Securitization Entity that is set forth in this Base Indenture or any Related Document (including the calculation of Covenant Adjusted EBITDA), and the Manager shall so request, the Control Party and the Manager shall negotiate in good faith to amend the provisions of the Related Documents related to such covenant, incurrence test or other restriction to preserve the original intent thereof in light of such change in GAAP; provided, that, until so amended, such covenant, incurrence test or other restriction shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein. If the Manager notifies the Control Party that DBGI is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, DBGI cannot elect to report under U.S. generally accepted accounting principles).

[Signature Pages Follow]

IN WITNESS WHEREOF, the Master Issuer, the Trustee and the Securities Intermediary have caused this Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

DB MASTER FINANCE LLC, as Master Issuer

By:
Name:
Title:

CITIBANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:
Name:
Title:

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ANNEX A

BASE INDENTURE DEFINITIONS LIST

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account Agreement” means each agreement governing the establishment and maintenance of any Management Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement, in form and substance reasonably satisfactory to the Servicer and the Trustee, pursuant to which the Trustee is granted the right to control deposits and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any lock-box related thereto.

“Accounts” means, collectively, the Indenture Trust Accounts, the Management Accounts and any other account subject to an Account Control Agreement.

“Accrued Tax Amount” means any Tax liability of DBI (or, if DBI is not the taxable parent entity of any Securitization Entity, such other taxable parent entity) (including Taxes imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of the Securitization Entities or their direct or indirect Subsidiaries.

“Actual Knowledge” means the actual knowledge of (i) in the case of DBI, in its individual capacity or in its capacity as Manager, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel or any Senior Vice President of DBI, (ii) in the case of any Securitization Entity, any manager or director (as applicable) or officer of such Securitization Entity who is also an officer of DBI described in clause (i) above, (iii) in the case of the Manager or any Securitization Entity, with respect to a relevant matter or event, an Authorized Officer of the Manager or such Securitization Entity, as applicable, directly responsible for managing the relevant asset or for administering the transactions relevant to such matter or event, (iv) with respect to the Trustee, an Authorized Officer of the Trustee responsible for administering the transactions relevant to the applicable matter or event or (v) with respect to any other Person, any member of senior management of such Person.

“Ad Fund Administrator” means DB AdFund Administrator LLC, together with its permitted successors and assigns in such capacity.

“Ad Fund Manager Advance” means an advance in connection with the Advertising Activities.

“Ad Fund Program” means the program wherein the Manager engages the Ad Fund Administrator to manage the Advertising Fees received in accordance with the advertising provisions of the Franchise Arrangements.

“Additional Class A-1 Commitment Fees Shortfall Interest” has the meaning set forth in Section 5.12(e) of the Base Indenture.

“Additional Franchisor” means any Additional Securitization Entity that, after the Closing Date, is designated as an “Additional Franchisor” pursuant to Section 8.34 of the Base Indenture.

“Additional IP Holder” means any Additional Securitization Entity that, after the Closing Date, is designated as an “Additional IP Holder” pursuant to Section 8.34 of the Base Indenture.

“Additional Management Account” has the meaning set forth in Section 5.1(a) of the Base Indenture.

“Additional Notes” means any Series of Notes issued by the Master Issuer after the Closing Date.

“Additional Real Estate Holder” means any Additional Securitization Entity that, after the Closing Date, is designated as an “Additional Real Estate Holder” pursuant to Section 8.34 of the Base Indenture.

“Additional Securitization Entity” means any entity that becomes a direct or indirect wholly-owned Subsidiary of the Master Issuer or any other Securitization Entity after the Closing Date in accordance with and as permitted under the Related Documents and is designated by the Master Issuer as an “Additional Securitization Entity” pursuant to Section 8.34 of the Base Indenture.

“Additional Senior Notes Interest Shortfall Interest” has the meaning set forth in Section 5.12(c) of the Base Indenture.

“Additional Senior Subordinated Notes Interest Shortfall Interest” has the meaning set forth in Section 5.12(g) of the Base Indenture.

“Additional Subordinated Notes Interest Shortfall Interest” has the meaning set forth in Section 5.12(k) of the Base Indenture.

“Advance” means a Collateral Protection Advance or a Debt Service Advance.

“Advance Interest Rate” means a rate equal to the Prime Rate plus 3.0% per annum.

“Advertising Activities” means the activities permitted in accordance with the advertising provisions of the Franchise Arrangements.

“Advertising Fees” means any fees payable by Franchisees and Non-Securitization Entities to fund the marketing and advertising activities with respect to the Brands.

“Advertising Fund Account” means the applicable account maintained in the name of the Ad Fund Administrator or other applicable Sub-Manager, as the case may be, pursuant to the Management Agreement.

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“Affiliate” means with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; provided, however, that no equity holder of DBGI or any Affiliate of such equity holder shall be deemed to be an Affiliate of any Dunkin’ Entity. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other ownership or beneficial interests, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the meaning of “control.”

“After-Acquired Core Marks” means those Trademarks that are registered or pending registration in an applicable Specified Country included in the After-Acquired Securitization IP that are new versions, variations or derivatives of the Closing Date Core Marks.

“After-Acquired Securitization IP” means all Intellectual Property other than Excluded IP created, developed, authored or acquired by or on behalf of, or licensed to or on behalf of, either IP Holder after the Closing Date pursuant to the IP License Agreements or otherwise, including, without limitation, all Manager-Developed IP.

“Agent” means any Registrar or Paying Agent.

“Agent Members” means members of, or participants in, the Depository Trust Company, a New York Corporation, or a nominee thereof.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

“Aggregate Real Estate Obligations Amount” means, on any date of determination, the aggregate amount of the Real Estate Obligations.

“Applicable Procedures” means the provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“Applicants” has the meaning set forth in Section 2.7(a) of the Base Indenture.

“Arms-Length Royalty” means market-rate compensation pursuant to a royalty, fee, or other payment, all as determined by the Manager in its reasonable discretion and accounting for related transactions.

“Asset Disposition Proceeds” means (a) with respect to any disposition of property by a Securitization Entity, other than dispositions resulting in Asset Disposition Collections, the excess, if any (the “Net Cash Proceeds”), of (i) the sum of cash and cash equivalents received in connection with such disposition (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable property and that is required to be repaid in connection with such

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disposition (other than Indebtedness under the Notes) to the extent such principal amount is actually repaid, together with any applicable premium, penalty, interest and breakage costs, (B) the reasonable out-of-pocket expenses incurred by the Securitization Entities in connection with such disposition, (C) taxes (or distributions to a direct or indirect parent for taxes) paid or reasonably estimated to be actually payable as a result of any gain recognized in connection with such disposition and any taxes withheld on the distribution of a repatriation of proceeds described herein and (D) any reserve for adjustment in respect of (1) the sale price of such property established in accordance with GAAP and (2) any liabilities associated with such property and retained by a Securitization Entity after such disposition thereof, including, without limitation, liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any such reserve, “Asset Disposition Proceeds” shall include the amount of such reserve and (b) the JV Sale Net Cash Flow Reduction Amount; provided, that (x) the Net Cash Proceeds of any disposition of property described in clause (a) above and (y) the JV Sale Net Cash Flow Reduction Amount shall constitute Asset Disposition Proceeds only to the extent that such Net Cash Proceeds or the JV Sale Net Cash Flow Reduction Amount, as the case may be, when aggregated with (A) the Net Cash Proceeds of all other dispositions described in clause (a) above that have been received by a Securitization Entity earlier in the same fiscal year and (B) any other JV Sale Net Cash Flow Reduction Amount that was contributed to the Master Issuer earlier in the same fiscal year, exceed the Asset Disposition Proceeds Threshold Amount calculated as of the date (the “Asset Disposition Proceeds Threshold Amount Calculation Date”) that such Net Cash Proceeds are received by the applicable Securitization Entity; provided, further, that for the avoidance of doubt, if on any Asset Disposition Proceeds Threshold Amount Calculation Date, the Net Cash Proceeds of a Permitted Asset Disposition are deemed not to constitute Asset Disposition Proceeds, such Net Cash Proceeds shall not subsequently be deemed to constitute Asset Disposition Proceeds as a result of an decrease in the Asset Disposition Proceeds Threshold Amount on a subsequent Asset Disposition Proceeds Threshold Amount Calculation Date.

“Asset Disposition Proceeds Account” means the account maintained in the name of the Master Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.10(d) of the Base Indenture or any successor account established for the Master Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Asset Disposition Proceeds Threshold Amount” means, with respect to any Permitted Asset Disposition, for any date of determination, (i) if the Threshold DSCR is greater than 2.75x, $20,000,000, (ii) if the Threshold DSCR is less than or equal to 2.75x but greater than 2.50x, $15,000,000, (iii) if the Threshold DSCR is less than or equal to 2.50x but greater than 2.00x, $10,000,000 and (iv) if the Threshold DSCR is less than or equal to 2.00x, $5,000,000.

“Asset Disposition Reinvestment Period” has the meaning specified in Section 5.10(d) of the Base Indenture.

“Asset Resale Disposition” means a transaction pursuant to which one or more Securitization Entities (or the Manager or applicable Sub-Manager, on behalf of one or more

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Securitization Entities) purchases an asset and subsequently resells such asset to one or more Franchisees (excluding any Refranchising Asset Dispositions) for cash, a Franchisee Promissory Note, other non-cash consideration agreed by the Manager in accordance with the Managing Standard or any combination thereof.

“Authorized Officer” means, with respect to (i) any Securitization Entity, any officer who is authorized to act for such Securitization Entity in matters relating to such Securitization Entity, including an Authorized Officer of the Manager authorized to act on behalf of such Securitization Entity; (ii) DBI, in its individual capacity and in its capacity as the Manager, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel or any Senior Vice President or Vice President of DBI or any other officer of DBI who is directly responsible for managing the Franchised POD Business or otherwise authorized to act for the Manager in matters relating to, and binding upon, the Manager with respect to the subject matter of the request, certificate or order in question; (iii) the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer; (iv) the Servicer, any officer of the Servicer who is duly authorized to act for the Servicer with respect to the relevant matter; or (v) the Control Party, any officer of the Control Party who is duly authorized to act for the Control Party with respect to the relevant matter. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Back-Up Management Agreement” means the Back-Up Management Agreement, dated as of the Closing Date, by and among the Master Issuer, the other Securitization Entities party thereto, the Manager, the Trustee and the Back-Up Manager, as amended, supplemented or otherwise modified from time to time.

“Back-Up Manager” means FTI Consulting, Inc., a Maryland corporation, in its capacity as Back-Up Manager pursuant to the Back-Up Management Agreement, and any successor Back-Up Manager.

“Back-Up Manager Fees” means all reimbursements paid to the Back-Up Manager for reasonable out-of-pocket expenses and all fees paid based on the Back-Up Manager’s current rates per hour, in each case incurred by the Back-Up Manager in performing services under the Back-Up Management Agreement.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Base Indenture, dated as of the Closing Date, by and among the Master Issuer and the Trustee, as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements.

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture for the benefit of the Secured Parties, including, without limitation, each account established pursuant to Article V of the Base Indenture.

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“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of the Base Indenture.

“Baskin-Robbins Asset Disposition” means a sale of the Baskin-Robbins Brand for fair market value and on arm’s length terms; provided that (i) at least 75% of the consideration received by the Securitization Entities for such sale shall consist either of cash or cash equivalents or of non-cash consideration that is converted by such Securitization Entity into cash or cash equivalents within one year following the closing of such sale and (ii) the remaining portion of the consideration for such sale shall consist either of cash or cash equivalents or of non-cash consideration that is converted by such Securitization Entity into cash or cash equivalents within two years following the closing of such sale. For the purpose of determining compliance with the foregoing proviso, any non-cash consideration received by the Securitization Entities in connection with a Baskin-Robbins Asset Disposition that is not in the form of a note shall be assigned a valuation reasonably determined by the Manager in accordance with the Managing Standard, provided that the value of any earn-out right shall be the fair market value thereof as determined by the Manager, reasonably and in good faith, as of the date that the Baskin-Robbins Asset Disposition was consummated; provided, further, that, if such earn-out has not been settled in full in cash two years from the date that the Baskin-Robbins Asset Disposition was consummated, then the Manager shall either (x) arrange a sale of the earn-out to a third party or (b) purchase the earn-out at fair market value thereof as determined by the Manager, reasonably and in good faith, as of the end of such two-year period.

“Baskin-Robbins Brand” means the “Baskin-Robbins” and “BR” Trademarks (words and/or design including applicable logo), alone or in combination with other words or symbols, and any variations or derivatives thereof.

“Baskin-Robbins U.S. Sales” means, with respect to the Baskin-Robbins Brand, with respect to any Quarterly Calculation Date, Gross Sales in the United States (which will be permitted to include estimated Gross Sales of up to 10% of the total) of the franchised PODs and the Company-owned PODs for the four Quarterly Fiscal Periods ended immediately prior to such Quarterly Calculation Date.

“Board of Directors” means the Board of Directors of any corporation or any unlimited company, or any authorized committee of such Board of Directors.

“Boardwalk Frozen Treats Agreement” means the Baskin-Robbins Licensing, Manufacturing, Marketing and Distribution Agreement, dated as of May 13, 2013, between Boardwalk Frozen Treats, LLC and DBI.

“Book-Entry Notes” means beneficial interests in the Notes of any Series, ownership and transfers of which will be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of the Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes will replace Book-Entry Notes.

“BR Australia” means Baskin-Robbins Australia Pty. Ltd., the entity that purchases and re-sells ice cream to Baskin-Robbins Franchisees in Australia.

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“BR Australia IP Sublicense Agreement” means the Amendment to the BR Australia IP Sublicense Agreement dated as of December 3, 2010 between BR Australia and the Master Issuer, as amended, supplemented or otherwise modified from time to time.

“BR Franchised Shops” means Baskin-Robbins Franchised Shops LLC.

“BR Franchisor” means Baskin-Robbins Franchising LLC, a Delaware limited liability company, and its successors and assigns.

“BR Franchisor Capital Account” means the account maintained in the name of the BR Franchisor into which the BR Franchisor causes amounts to be deposited pursuant to Section 5.1(d) of the Base Indenture or any successor account established by the BR Franchisor for such purpose pursuant to the Base Indenture.

“BR IP Holder” means BR IP Holder LLC, a Delaware limited liability company, and its successors and assigns.

“BR Sublicensees” means, collectively, the DD/BR Franchise Holdco, the BR Franchisor, the U.K. Franchisor, the Mexican Franchisor, the Canadian Franchisor, BR Australia, Brazil Holdings I and DDBRINT.

“BR System” means the system of PODs operating under the Baskin-Robbins Brand throughout the world.

“Branded Restaurants” means, as of any date of determination, any restaurant, whether or not such restaurant offers sit-down dining, operated under the Dunkin’ Donuts Brand or Baskin-Robbins Brand.

“Brands” means the Dunkin’ Donuts Brand and the Baskin-Robbins Brand.

“Brazil Holdings I” means DB Holdings Brazil LLC, the owner of approximately 99% ownership interests in the entity that will own the agreements with respect to the franchising and development of both the Dunkin’ Donuts Brand and Baskin-Robbins Brand in Brazil.

“Brazil Holdings IP Sublicense Agreement” means the Brazil Holdings IP Sublicense Agreement dated as of January 26, 2015 between the Master Issuer and Brazil Holdings I, as amended, supplemented or otherwise modified from time to time.

“BRINT” means Baskin-Robbins International LLC.

“Business Day” means any day other than Saturday or Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, NY, or the city in which the Corporate Trust Office of any successor Trustee is located if so required by such successor.

“Business Development Transaction” means a Corporate Development Transaction, an Asset Resale Disposition or a Refranchising Asset Disposition, as applicable.

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“Business Development Transaction Expenses” means, with respect to any Business Development Transaction, all out-of-pocket expenses incurred by the Manager or applicable Sub-Manager on behalf of any Securitization Entity with respect to such Business Development Transaction, including equipment purchase costs, expenses incurred in purchasing restaurants for resale to Franchisees, refunds of Franchisee deposits to the extent required under the terms of such Business Development Transaction, legal expenses and due diligence costs; provided that Business Development Transaction Expenses shall not include any expenses classified as leasehold improvements on the balance sheet of the applicable Securitization Entity.

“Business Development Transaction Net Gain” means an amount calculated by the Manager on behalf of the Master Issuer, with respect to any Monthly Fiscal Period, equal to the greater of $0 or the excess (if any) of (x) the aggregate amount of (i) the Business Development Transaction Receipts received during such Monthly Fiscal Period with respect to all Business Development Transactions that were completed during such Monthly Fiscal Period and (ii) any Business Development Transaction Receipts received during a prior Monthly Fiscal Period with respect to Business Development Transactions that were completed during such Monthly Fiscal Period over (y) the aggregate amount of the Business Development Transaction Expenses with respect to all Business Development Transactions that were completed during such Monthly Fiscal Period; provided that if, with respect to any Monthly Fiscal Period, the amount described in clause (y) exceeds the amount described in clause (x), such excess shall be added to the amount described in clause (y) in calculating the Business Development Transaction Net Gain with respect to the immediately following Monthly Fiscal Period.

“Business Development Transaction Receipts” means all amounts received from a Franchisee with respect to any Business Development Transaction and any other amounts received by the Manager with respect to any Business Development Transaction.

“Canadian Franchisor” means DB Canadian Franchising ULC, the entity that will, immediately after the Closing Date, own the agreements with respect to the franchising and development of both the Dunkin’ Donuts Brand and Baskin-Robbins Brand in Canada.

“Canadian Franchisor IP Sublicense Agreement” means the Amendment to the Canadian Franchisor IP Sublicense Agreement dated as of December 3, 2010 between the Master Issuer and Canadian Franchisor, as amended, supplemented or otherwise modified from time to time .

“Capitalized Lease Obligations” means the obligations of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Indenture, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Capped Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period, an amount equal to the lesser of (a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of Class A-1 Notes Administrative Expenses

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previously paid on each preceding Weekly Allocation Date that occurred (x) in the case of a Weekly Allocation Date occurring during the period beginning on the Closing Date and ending on the date on which 52 full and consecutive Weekly Collection Periods have occurred, since the Closing Date and (y) in the case of a Weekly Allocation Date occurring during any successive period of 52 consecutive Weekly Collection Periods after the period in clause (x), since the beginning of such period.

“Capped Securitization Operating Expense Amount” means, for any Weekly Allocation Date that occurs (x) during the period beginning on the Closing Date and ending on December 26, 2015, and (y) each successive period of 52 (or 53, as applicable) consecutive Weekly Collection Periods after the period in clause (x), the amount by which $500,000 exceeds the aggregate Securitization Operating Expenses already paid during such period; provided, however, that during any period that the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up Management Duties pursuant to the Back-Up Management Agreement, the Control Party, acting at the direction of the Controlling Class Representative, may increase the Capped Securitization Operating Expense Amount as calculated above in order to take account of any increased fees associated with the provision of such services. Mortgage Recordation Fees are not included as Securitization Operating Expenses and accordingly are not subject to the Capped Securitization Operating Expense Amount.

“Carryover Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Post-ARD Contingent Interest Account with respect to Senior Notes Quarterly Post-ARD Contingent Interest on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such immediately preceding Weekly Allocation Date.

“Cash Collateral” has the meaning set forth in Section 5.12(h)(iv) of the Base Indenture.

“Cash Management Obligations” means Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business.

“Cash Trap Reserve Account” means the reserve account no. entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Cash Trap Reserve Account”, which account is maintained by the Trustee for the purpose of trapping cash upon the occurrence of a Cash Trapping Event, or any successor securities account established pursuant to the Base Indenture.

“Cash Trapping Amount” means, for any Weekly Allocation Date during a Cash Trapping Period, an amount equal to the product of (i) the applicable Cash Trapping Percentage and (ii) the amount of funds available in the Collection Account on such Weekly Allocation Date after payment of priorities (i) through (xii) of the Priority of Payments (but with respect to the first Weekly Allocation Date on or after a Cash Trapping Release Date, net of the Cash Trapping Release Amount released on such Cash Trapping Release Date; provided that for any Weekly Allocation Date following the occurrence and during the continuation of a Rapid Amortization Event, or an Event of Default, the Cash Trapping Amount will be zero.

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“Cash Trapping DSCR Threshold” means a DSCR equal to 1.75x.

“Cash Trapping Event” means, as of any Quarterly Payment Date, that the DSCR calculated as of the immediately preceding Quarterly Calculation Date is less than the Cash Trapping DSCR Threshold.

“Cash Trapping Percentage” means, with respect to any Weekly Allocation Date during a Cash Trapping Period, a percentage equal to (i) 50%, if the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than 1.75x but equal to or greater than 1.50x and (ii) 100%, if the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than 1.50x.

“Cash Trapping Period” means any period that begins on any Quarterly Payment Date on which a Cash Trapping Event occurs and ends on the first Quarterly Payment Date subsequent to the occurrence of such Cash Trapping Event on which the DSCR calculated as of the immediately preceding Quarterly Calculation Date is equal to or exceeds the Cash Trapping DSCR Threshold.

“Cash Trapping Release Amount” means, with respect to any Quarterly Payment Date (i) on which a Cash Trapping Period is no longer continuing, the full amount on deposit in the Cash Trap Reserve Account and (ii) on which the Cash Trapping Percentage is equal to 50% and on the prior Quarterly Payment Date, the applicable Cash Trapping Percentage was equal to 100%, 50% of the aggregate amount deposited to the Cash Trap Reserve Account during the most recent period in which the applicable Cash Trapping Percentage was equal to 100%, after having been reduced ratably for any withdrawals made from the Cash Trap Reserve Account during such period for any other purpose.

“Cash Trapping Release Date” means any Quarterly Payment Date on which amounts are released from the Cash Trap Reserve Account pursuant to Section 5.12(p) of the Base Indenture.

“Casualty Reinvestment Period” has the meaning specified in Section 5.10(e) of the Base Indenture.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager constituting fraud, dishonesty, negligence, misconduct or other deliberate action which causes injury to any Securitization Entity or an act by such Independent Manager involving moral turpitude or a serious crime or (ii) that such Independent Manager no longer meets the definition of “Independent Manager” or “Independent Director” as set forth in the applicable Securitization Entity’s Charter Documents.

“CCR Acceptance Letter” has the meaning set forth in Section 11.1(e) of the Base Indenture.

“CCR Ballot” has the meaning set forth in Section 11.1(c) of the Base Indenture.

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“CCR Candidate” means any nominee submitted to the Trustee on a CCR Nomination pursuant to Section 11.1(b) of the Base Indenture.

“CCR Election Period” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Election Notice” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Nomination” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Nomination Period” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Re-election Event” means any of the following events: (i) an additional Series of Notes of the Controlling Class is issued, (ii) the Controlling Class changes, (iii) the Trustee receives written notice of the resignation or removal of any acting Controlling Class Representative, (iv) the Trustee receives a written request for an election for a Controlling Class Representative from a Majority of Controlling Class Members, which election will be at the expense of such Controlling Class Members (including Trustee expenses), (v) the Trustee receives written notice that an Event of Bankruptcy has occurred with respect to the acting Controlling Class Representative or (vi) there is no Controlling Class Representative and the Control Party requests an election be held (provided that the Control Party may make only two (2) such requests per calendar year).

“CCR Voting Record Date” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“Change of Control” means an event or a series of events by which (a) individuals who on the date hereof constituted the Board of Directors of the Manager, together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of the Manager was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Manager then in office; or (b) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Manager. For purposes of this definition, a Person shall not be deemed to have beneficial ownership of voting power of voting stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a

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Governmental Authority) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each, an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Closing Date.

“Charter Documents” means, with respect to any entity and at any time, the certificate of incorporation, certificate of formation, operating agreement, by-laws, memorandum of association, articles of association, or such other similar document, as applicable to such entity in effect at such time.

“Chiltern Warehousing Agreement” means the Warehouse and Distribution Services Agreement, dated December 9, 2012, by and between Dunkin’ Brands Canada Limited and Chiltern Cold Storage Group Limited, assigned by Dunkin’ Brands Canada Limited to DB UK Limited.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement.

“Class A-1 Administrative Agent” means, with respect to any Class A-1 Notes, the Person identified as the “Class A-1 Administrative Agent” in the applicable Series Supplement.

“Class A-1 Commitment Fee Adjustment Amount” means, for any Class of Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as the “Class A-1 Commitment Fee Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Interest Adjustment Amount” means, for any Class of Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as a “Class A-1 Interest Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Noteholder” means any Holder of Class A-1 Notes of any Series.

“Class A-1 Notes” means any Notes alphanumerically designated as “Class A-1” pursuant to the Series Supplement applicable to such Class of Notes.

“Class A-1 Notes Accrued Quarterly Commitment Fee Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, and with respect to any Class A-1 Notes Outstanding, the aggregate amount of commitment fees due and payable, with respect to such Weekly Allocation Date on such Class A-1 Notes that is identified as “Class A-1 Notes Accrued Quarterly Commitment Fee Amount” in the applicable Series Supplement.

“Class A-1 Notes Administrative Expenses” means all amounts due and payable pursuant to any Variable Funding Note Purchase Agreement that are identified as “Class A-1 Notes Administrative Expenses” in each applicable Series Supplement.

“Class A-1 Notes Amortization Event” means any event designated as a “Class A-1 Notes Amortization Event” in any Series Supplement.

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“Class A-1 Notes Amortization Period” means, with respect to any Class A-1 Notes, the period identified as the “Class A-1 Notes Amortization Period” in the applicable Series Supplement.

“Class A-1 Notes Commitment Fees Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Class A-1 Notes Maximum Principal Amount” means, with respect to all Series of Class A-1 Notes Outstanding, the aggregate maximum principal amount of such Class A-1 Notes as identified in the applicable Series Supplement as reduced by any permanent reductions of commitments with respect to such Class A-1 Notes and any cancellations of repurchased Class A-1 Notes.

“Class A-1 Notes Other Amounts” means, with respect to Series Class A-1 Notes, the amounts identified as “Class A-1 Notes Other Amounts” in the applicable Series Supplement.

“Class A-1 Notes Renewal Date” means, with respect to any Class A-1 Notes, the date identified as the “Class A-1 Notes Renewal Date” in the applicable Series Supplement.

“Class A-1 Notes Voting Amount” has the meaning set forth in Section 2.1(b)(i) of the Base Indenture.

“Class A-1 Quarterly Commitment Fee Amounts” means, for any Interest Accrual Period, with respect to any Class A-1 Notes Outstanding, the aggregate amount of commitment fees due and payable, with respect to such Interest Accrual Period, on such Class A-1 Notes that is identified as a “Class A-1 Quarterly Commitment Fee Amount” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such commitment fees cannot be ascertained, an estimate of such commitment fees shall be used to calculate the Class A-1 Quarterly Commitment Fee Amounts for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Class A-1 Notes Administrative Expenses” or “Class A-1 Notes Other Amounts” in any Series Supplement shall under no circumstances be deemed to constitute “Class A-1 Quarterly Commitment Fee Amounts.”

“Class A-1 Quarterly Commitment Fees Shortfall Amount” has the meaning set forth in Section 5.12(e) of the Base Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participants” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, societe anonyme.

“Closing Date” means January 26, 2015.

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“Closing Date Core Marks” means those Trademarks set forth in Schedule 1.1(a) to the Representations and Warranties Agreement included in the Closing Date IP that are registered or pending registration in an applicable Specified Country.

“Closing Date IP” means all Donut IP and Ice Cream IP existing as of the Closing Date, other than Excluded IP.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in the Guarantee and Collateral Agreement and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Exclusions” has the meaning set forth in Section 3.1(a) of the Base Indenture.

“Collateral Franchise Business Documents” means, collectively, the Franchise Documents, the Franchisee Promissory Notes, the Contribution Agreements, the Product Sourcing Arrangements, Prime Leases and the Franchised POD Leases.

“Collateral Protection Advance” means any advance of (a) payment of taxes, rent, assessments, insurance premiums and other costs and expenses necessary to protect, preserve or restore the Collateral and (b) payments of any expenses of any Securitization Entity, to the extent not previously paid pursuant to a Manager Advance, in each case made by the Servicer pursuant to the Servicing Agreement in accordance with the Servicing Standard, or by the Trustee pursuant to the Indenture.

“Collateral Transaction Documents” means the Contribution Agreements, the Charter Documents of each Securitization Entity, the IP License Agreements, the Servicing Agreement, the Account Control Agreements, the Management Agreement and the Back-Up Management Agreement.

“Collateralized Letters of Credit” has the meaning set forth in Section 5.12(h) of the Base Indenture.

“Collection Account” means account no. entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Collection Account”, which account is maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.6 of the Base Indenture.

“Collections” means, with respect to each Weekly Collection Period, all amounts (other than Manager Advances) received by or for the account of the Securitization Entities during such Weekly Collection Period, including (without duplication):

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(i) Franchisee Payments (except as otherwise included below) deposited into any Concentration Account;

(ii) all Net Real Estate Holder Lease Payments deposited into the Collection Account;

(iii) all revenues with respect to the Contributed Assets and any Future Contributed Assets deposited into any Concentration Account;

(iv) all amounts received under the IP License Agreements and all other license fees and all other amounts received in respect of the Securitization IP (which shall include the rights to receive license fees with respect to Dunkin’ Donuts Brand and Baskin-Robbins Brand products currently sold in non-franchised outlets and license agreements related to the foregoing), including recoveries from the enforcement of the Securitization IP, in each case deposited into any Concentration Account or the Collection Account; it being understood that payments under this clause (iv) are not required to be made to the IP Holder or the Master Issuer with respect to the manufacture, sale, distribution, importation or export of products or services under the Brands pursuant to licenses or sublicenses of the Securitization IP under the IP License Agreements if either (x) such licenses or sublicenses do not generate royalties or other compensation in excess of the materiality thresholds in clauses (b)(i) and (b)(ii) of the “Non-Securitization Licensing Restrictive Covenants” definition or (y) such licenses or sublicenses are granted in the ordinary course of business and would not reasonably be expected to have a Material Adverse Effect on the Securitization IP (taken as a whole);

(v) Indemnification Amounts, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and (without duplication) all other amounts received upon the disposition of the Collateral, including cash proceeds received upon the disposition of property expressly excluded from the definition of Asset Disposition Proceeds (but excluding the proceeds of Business Development Transactions), in each case that are required to be deposited into any Concentration Account or the Collection Account;

(vi) the Series Hedge Receipts, if any, received by the Securitization Entities in respect of any Series Hedge Agreements entered into by the Securitization Entities in connection with the issuance of Additional Notes following the Closing Date;

(vii) Investment Income earned on amounts on deposit in the Accounts;

(viii) equity contributions made to the Master Issuer directed to be deposited to a Concentration Account;

(ix) Securitization Entity Insurance Proceeds deposited into any Concentration Account;

(x) all Business Development Transaction Net Gains deposited into the Collection Account;

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(xi) to the extent not otherwise included above, any payments from Franchisees or any other Person in respect of Excluded Amounts deposited in any Concentration Account or otherwise included in Collections; and

(xii) any other payments or proceeds received with respect to the Collateral.

“Commitment” has the meaning set forth in the applicable Series Supplement.

“Commitment Fees Allocation Shortfall” has the meaning set forth in Section 5.12(d) of the Base Indenture.

“Company Order” means a written order or request signed in the name of the Master Issuer by any Authorized Officer of the Master Issuer and delivered to the Trustee, the Control Party or the Paying Agent.

“Company-owned POD” means the Owned PODs and Reacquired PODs.

“Competitor” means any Person that is a direct or indirect franchisor, franchisee, owner or operator of a large regional or national quick service, casual dining or family dining restaurant concept (including a Franchisee); provided, however, that (i) a Person will not be a “Competitor” solely by virtue of its direct or indirect ownership of less than 5% of the Equity Interests in a “Competitor” and (ii) a franchisee shall only be a “Competitor” if it, or its Affiliates, directly or indirectly, owns, franchises or licenses, in the aggregate, ten or more individual locations of a particular concept; and provided further, that (iii) a Person will not be a “Competitor” solely by virtue of its direct or indirect ownership of between 5% and 15% of the Equity Interests in a “Competitor” so long as (a) such Person has policies and procedures that prohibit such Person from disclosing or making available any confidential information that such Person may receive as a Noteholder or prospective investor in the Notes, to individuals involved in the business of buying, selling, holding or analyzing the Equity Interests of a “Competitor” or in the business of being a franchisor, franchisee, owner or operator of a large regional or national quick service, casual dining or family dining restaurant concept and (b) such person is a passive investor in a “Competitor” as described in Rule 13d-1(b)(1) of the Securities Exchange Act (or would be described as a passive investor under such rule if the “Competitor” were a publicly-traded company and the securities held were publicly-traded equity securities) and is not a franchisor, franchisee, owner (other than in its capacity as a passive investor as described in Rule 13d-1(b)(1) of the Securities Exchange Act) or operator of a large regional or national quick service, casual dining or family dining restaurant concept (including a Franchisee).

“Concentration Account” means each of the U.S. Concentration Account, the International Concentration Account, the U.K. Concentration Account and any additional concentration accounts maintained in the future by any Securitization Entity.

“Consent Recommendation” means a written recommendation by the Control Party to the Controlling Class Representative with respect to any Consent Request that requires the consent of the Controlling Class Representative.

“Consent Request” means any request for a waiver, amendment, consent or certain other action under the Related Documents and the Managed Documents.

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“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense, whether paid or accrued, of such Person and its Subsidiaries for such period, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit or derivative instruments, net costs or losses under interest rate hedging agreements (including any applicable termination payment), amortization of discount and deferred financing fees, any bank and financing fees, any costs of surety bonds in connection with financing activities, that portion of interest obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, including all Capitalized Lease Obligations incurred by such Person, commitment fees and acceleration of fees and expenses payable in connection with Indebtedness.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income of such Person and its Subsidiaries (whether positive or negative), determined in accordance with GAAP, for such period, excluding net income of noncontrolling interests (whether positive or negative).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation will include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation- or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation will be equal to the amount of the obligation so guaranteed or otherwise supported.

“Continuing Franchise Fees” means all royalty fees, transfer fees, renewal fees, license fees and any similar fees, late fees, interest on late fees, damages for breach, indemnities and insurance recoveries, due and to become due under or in connection with a Franchise Arrangement.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

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“Contributed Assets” means all assets contributed under the Contribution Agreements.

“Contribution Agreements” means the following agreements:

(a)	BR Franchised Shops – BR Franchisor Contribution Agreement dated as of January 26, 2015, among BR Franchised Shops and the BR Franchisor;

(b)	BRINT – Master Issuer Contribution Agreement dated as of January 26, 2015, among BRINT and the Master Issuer;

(c)	BRINT – Master Issuer Parent Contribution Agreement dated as of January 26, 2015, among BRINT and the Master Issuer Parent;

(d)	DBI – Dunkin’ Donuts LLC Contribution Agreement dated as of January 26, 2015, among DBI. and Dunkin’ Donuts LLC;

(e)	DD Franchised Restaurants – DD Franchisor Contribution Agreement dated as of January 26, 2015, among Dunkin’ Donuts Franchised Restaurants LLC and the DD Franchisor;

(f)	DD/BR Franchise Holdco – BR Franchised Shops and DD Franchised Restaurants Contribution Agreement dated as of January 26, 2015, among DD/BR Franchise Holdco and BR Franchised Shops and Dunkin’ Donuts Franchised Restaurants LLC;

(g)	Dunkin’ Donuts LLC – BRINT Contribution Agreement dated as of January 26, 2015, among Dunkin’ Donuts LLC, Dunkin’ Donuts USA LLC, Mister Donut of America LLC, Baskin-Robbins LLC, Baskin-Robbins USA LLC, Baskin-Robbins Flavors LLC and BRINT;

(h)	Former U.K. Franchisor – U.K. Franchisor Contribution Agreement dated as of January 26, 2015, among Former U.K. Franchisor and the U.K. Franchisor;

(i)	Master Issuer – BR Franchisor Contribution Agreement dated as of January 26, 2015, among the Master Issuer, DD/BR Franchise Holdco and the BR Franchisor;

(j)	Master Issuer – DB/BR Franchise Holdco Contribution Agreement dated as of January 26, 2015, among the Master Issuer and DD/BR Franchise Holdco;

(k)	Master Issuer – DD IP Holder Contribution Agreement dated as of January 26, 2015, among the Master Issuer and DD IP Holder; and

(l)	Master Issuer – U.K. Franchisor Contribution Agreement dated as of January 26, 2015, among the Master Issuer and U.K. Franchisor.

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“Controlled Foreign Corporation” has the meaning given to such term in Section 957 of the Internal Revenue Code.

“Controlled Group” means a group of trades or businesses (whether or not incorporated) under common control that is treated as a single employer for purposes of Section 302 or Title IV of ERISA.

“Control Party” means, at any time, the Servicer, who will direct the Trustee to act (or refrain from acting) or will act on behalf of the Trustee in connection with Consent Requests.

“Control Party Order” means a written order signed on behalf of the Control Party and delivered to the Trustee.

“Controlling Class” means the most senior Class of Notes then outstanding among all Series; provided that, as of the Closing Date, the “Controlling Class” will be the Senior Notes.

“Controlling Class Member” means, with respect to a Book-Entry Note of the Controlling Class, a Note Owner of such Note, and with respect to a Definitive Note of the Controlling Class, a Noteholder of such Definitive Note (excluding, in each case, any Securitization Entity or Affiliate thereof).

“Controlling Class Representative” means, at any time during which one or more Series of Notes is outstanding, the representative, if any, that has been elected pursuant to Section 11.1 of the Base Indenture by the Majority of Controlling Class Members; provided that, if no Controlling Class Representative has been elected or if the Controlling Class Representative does not respond to a Consent Request within the time period specified in Section 11.4 of the Base Indenture, the Control Party will be entitled to exercise the rights of the Controlling Class Representative with respect to such Consent Request other than with respect to Servicer Termination Events.

“Copyrights” means copyrights (whether registered or unregistered) in unpublished and published works.

“Core Marks” means (i) the Closing Date Core Marks and (ii) any After-Acquired Core Marks; provided, that the Core Marks shall at all times include the principal pending or registered Trademarks related to the Dunkin’ Donuts Brand and Baskin-Robbins Brand in countries comprising at least 90% of Dunkin’ Donuts/Baskin-Robbins Systemwide Sales.

“Corporate Development Transaction” means a transaction pursuant to which the Manager or the applicable Sub-Manager, on behalf of one or more Securitization Entities develops a restaurant (either alone or in partnership with one or more Franchisees) and subsequently sells such restaurant to one or more Franchisees for cash, a Franchisee Promissory Note, other non-cash consideration agreed by the Manager or the applicable Sub-Manager in accordance with the Managing Standard or any combination thereof.

“Corporate Trust Office” means the corporate trust office of the Trustee at (a) for Note transfer purposes and presentment of the Notes for final payment thereon, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Citibank Agency

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& Trust – DB Master Finance LLC and (b) for all other purposes, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank Agency & Trust – DB Master Finance LLC, telecopy no.: (212) 816-5527, or such other address as the Trustee may designate from time to time by notice to the Holders, each Rating Agency and the Master Issuer or the principal corporate trust office of any successor Trustee.

“Covenant Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period (a) plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense; (ii) provision for United States federal, state, local and foreign taxes based on income, profits or capital, including franchise, excise, withholding or similar taxes and any penalties and interest relating to any tax examinations; (iii) losses on disposed, abandoned or discontinued operations or attributable to asset dispositions not in the ordinary course of business, early extinguishment of Indebtedness or swap contracts; (iv) non-cash stock based compensation expense; (v) impairment losses on assets; (vi) depreciation and amortization expense, including the amortization of any step-up intangibles on equity method investments resulting from the application of purchase accounting; (vii) expenses or charges related to any actual or contemplated investment, acquisition or disposition, issuance of Equity Interests, recapitalization or incurrence or repayment of Indebtedness (including fees and expenses relating to the offering of any Notes and any amendments, supplements and modifications of the Base Indenture) (in each case, whether or not successful); (viii) costs related to business optimization (including relating to systems design, upgrade, implementation costs, franchise-related restructuring programs, non-recurring franchisee information technology and market research programs); (ix) other unusual, extraordinary or nonrecurring items; and (x) any net loss resulting from currency translation losses related to currency remeasurements of Indebtedness (including any net loss resulting from hedge agreements for currency exchange risk) and any foreign currency transaction or translation losses and (b) minus, without duplication, to the extent added in calculating such Consolidated Net Income, (i) gains on disposed, abandoned or discontinued operations or attributable to asset dispositions not in the ordinary course of business, early extinguishment of Indebtedness or swap contracts; (ii) any net gain resulting from currency translation gains related to currency remeasurements of Indebtedness (including any net gain resulting from hedge agreements for currency exchange risk) and any foreign currency transaction or translation gains; and (iii) unusual, extraordinary or nonrecurring gains.

“Covered Assets” means all Existing Assets (excluding any DD Franchisor China Asset) held by the Covered Securitization Entities on the Closing Date, without giving effect to the contributions made on the Closing Date pursuant to the Contribution Agreements.

“Covered Jurisdiction” means, (i) with respect to the Dunkin’ Donuts Brand, the United States, Aruba, Bahamas, Chile, Colombia, Ecuador, Guatemala, Honduras, Panama, Peru, Puerto Rico, Bulgaria, England, Germany, Luxembourg, Russia, Spain, Pakistan, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, United Arab Emirates, New Zealand, APAC Military, India, Indonesia, Korea, Malaysia, Philippines, Singapore, Thailand and Vietnam, and (ii) with respect to the Baskin-Robbins Brand, the United States, Aruba, Bahamas, Colombia, Curacao, Dominican Republic, Ecuador, Honduras, Mexico, Panama, Puerto Rico, Armenia, Azerbaijan, England, Georgia, Kazakhstan, Latvia, Moldova, Russia, Scotland, Spain, Ukraine, Wales, Bahrain, Egypt, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, United Arab Emirates, Yemen,

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Australia, Bangladesh, India, Indonesia, Japan, Korea, Malaysia, Maldives, Nepal, Philippines, Singapore, Sri Lanka, Taiwan, Thailand and Vietnam; provided, however, for so long as a country is subject to clause (s) of “Permitted Asset Disposition,” it shall not be considered a “Covered Jurisdiction.”

“Covered Securitization Entities” means, collectively, the Master Issuer, the DD IP Holder, the BR IP Holder, the DD/BR Franchise Holdco, the DD Franchisor, the BR Franchisor, the DB Real Estate Holder I, the DB Real Estate Holder II and the Mexican Franchisor.

“Current Practice” means, in respect of any action or inaction, the practices, standards and procedures of the Securitization Entities and the Non-Securitization Entities as performed on or that would have been performed immediately prior to the Closing Date.

“Cut-Off Date” means 12:00 a.m. (New York City time) on January 25, 2015.

“DB Real Estate Holder I” means DB Real Estate Assets I LLC, a Delaware limited liability company, and its successors and assigns.

“DB Real Estate Holder II” means DB Real Estate Assets II LLC, a Delaware limited liability company, and its successors and assigns.

“DBI” means Dunkin’ Brands, Inc., a Delaware corporation, and its successors and assigns.

“DBI IP License Agreement” means the Amendment to the DBI DD/BR IP License Agreement dated as of December 3, 2010, among DD IP Holder, BR IP Holder and DBI, as amended, supplemented or otherwise modified from time to time.

“DBI Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Indebtedness of the Non-Securitization Entities and the Securitization Entities (provided that, with respect to each Series of Class A-1 Notes Outstanding, the aggregate principal amount of each such Series of Class A-1 Notes will be deemed to be the Class A-1 Notes Maximum Principal Amount for each such Series) as of the end of the most recently ended Quarterly Fiscal Period less (ii) the sum of (w) the cash and Eligible Investments of the Securitization Entities credited to the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account and the Cash Trap Reserve Account as of the end of the most recently ended Quarterly Fiscal Period, (x) the cash and Eligible Investments of the Securitization Entities maintained in the Management Accounts as of the end of the most recently ended Quarterly Fiscal Period that, pursuant to a Weekly Manager’s Certificate delivered on or prior to such date, will be paid to the Manager or constitute the Residual Amount on the next succeeding Weekly Allocation Date, (y) the Unrestricted Cash and Eligible Investments of the Non-Securitization Entities as of the end of the most recently ended Quarterly Fiscal Period and (z) the available amount of each Interest Reserve Letter of Credit with respect to the Senior Notes or the Senior Subordinated Notes as of the end of the most recently ended Quarterly Fiscal Period to (b) Covenant Adjusted EBITDA of the Non-Securitization Entities and the Securitization Entities, for the immediately preceding four Quarterly Fiscal Periods most recently ended as of such date and for which financial statements have been prepared. The DBI Leverage Ratio shall be calculated in accordance with Section 14.18(a) of the Base Indenture.

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“DBID” means Dunkin’ Brands International DMCC.

“DBGI” means Dunkin’ Brands Group, Inc., a Delaware corporation, and its successors and assigns.

“DD/BR Franchise Holdco” means DB Franchising Holding Company LLC, a Delaware limited liability company, and its successors and assigns.

“DD/BR Franchise Holdco Capital Account” means the account maintained in the name of the DD/BR Franchise Holdco into which the DD/BR Franchise Holdco causes amounts to be deposited pursuant to Section 5.1(d) of the Base Indenture or any successor account established by the DD/BR Franchise Holdco for such purpose pursuant to the Base Indenture.

“DD/BR Franchise Holders” means the DD/BR Franchise Holdco, the DD Franchisor and the BR Franchisor.

“DD Franchisor” means Dunkin’ Donuts Franchising LLC, a Delaware limited liability company, and its successors and assigns.

“DD Franchisor Asset Disposition” means any sale, resale, transfer, assignment or other disposition by DD Franchisor of any DD Franchisor China Asset.

“DD Franchisor Capital Account” means the account maintained in the name of the DD Franchisor into which the DD Franchisor causes amounts to be deposited pursuant to Section 5.1(d) of the Base Indenture or any successor account established by the DD Franchisor for such purpose pursuant to the Base Indenture.

“DD Franchisor China Asset” means any Existing Franchise Agreements or license agreements relating to Franchise Assets located in, or related to franchised PODs or Franchised POD Business, in China.

“DD IP Holder” means DD IP Holder LLC, a Delaware limited liability company, and its successors and assigns.

“DD Sublicensees” means, collectively, the DD/BR Franchise Holdco, the DD Franchisor, the U.K. Franchisor, the Mexican Franchisor, the Canadian Franchisor, Brazil Holdings I and DDBRINT.

“DD System” means the system of PODs operating under the Dunkin’ Donuts Brand throughout the world.

“DDBRINT IP Sublicense Agreement” means the Amendment to the IP Sublicense Agreement dated as of December 3, 2010 between the Master Issuer and BR Franchised Shops, as amended, supplemented or otherwise modified from time to time.

“Debt Service” means, with respect to any Quarterly Payment Date, the sum of (i) the Senior Notes Quarterly Interest Amount plus (ii) the Senior Subordinated Notes Quarterly Interest Amount plus (iii) the Class A-1 Quarterly Commitment Fee Amount plus (iv) with

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respect to each Class of Senior Notes and Senior Subordinated Notes Outstanding, the aggregate amount of Scheduled Principal Payments due and payable on such Quarterly Payment Date, as ratably reduced by the aggregate amount of any (A) payments of Indemnification Amounts, Asset Disposition Proceeds or Insurance/Condemnation Proceeds, (B) repurchases and cancellations of such Class of Notes or (C) optional prepayments of principal of such Class of Notes (excluding Optional Scheduled Principal Prepayments), but without giving effect to any reductions of Scheduled Principal Payments available due to the satisfaction of the applicable Series Non-Amortization Test.

“Debt Service Advance” means an advance made by the Servicer (or, if the Servicer fails to do so, the Trustee) in respect of the Senior Notes Quarterly Interest Shortfall Amount on any Quarterly Payment Date.

“Default” means any Event of Default or any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Defeased Series” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Defective Assets” means, collectively, the Defective New Assets and the Defective Existing Assets.

“Defective New Asset” means any New Asset as to which there has been any breach of representations and warranties contained in the Management Agreement.

“Defective Existing Asset” means any Existing Asset as to which there has been any breach of representations and warranties contained in the applicable Contribution Agreement or the Representations and Warranties Agreement.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository” has the meaning set forth in Section 2.12(a) of the Base Indenture.

“Depository Agreement” means, with respect to a Series or Class of a Series of Notes having Book-Entry Notes, the agreement among the Master Issuer, the Trustee and the Clearing Agency governing the deposit of such Notes with the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Disentanglement Period” means the period of time designated by the Control Party, continuing for up to eighteen (18) months after the date of the Manager’s termination due to a Manager Termination Event.

“Dividends” means the Japan Dividends and the Korea Dividends.

“Donut IP” means all of the DD IP Holder’s Intellectual Property rights throughout the world that are involved in offering or selling Dunkin’ Donuts Brand goods and services throughout the world, or in serving as a “franchisor” of the DD System, or in otherwise administering the DD System.

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“DSCR” means, as of any Quarterly Calculation Date, an amount equal to (i) the Net Cash Flow over the four immediately preceding Quarterly Collection Periods, divided by (ii) the Debt Service with respect to such four Quarterly Collection Periods; provided that for purposes of calculating the DSCR as of the first four (4) Quarterly Calculation Dates, (a) “Net Cash Flow” for the Quarterly Collection Period ended June 28, 2014 shall be deemed to be $104,368,000, “Net Cash Flow” for the Quarterly Collection Period ended September 27, 2014 shall be deemed to be $112,560,000,“Net Cash Flow” for the Quarterly Collection Period ended December 27, 2014 shall be calculated by the Manager at the time of the first Quarterly Payment Date, May 20, 2015, and will be based on the methodology utilized in calculating Net Cash Flow for the preceding two quarters ending June 28, 2014 and September 27, 2014 utilizing DBGI’s financial results, and “Net Cash Flow” for the Quarterly Collection Period ended March 28, 2015 shall be deemed to be the product of (A) the actual Net Cash Flow with respect to the first Quarterly Collection Period multiplied by (B) a fraction the numerator of which is 91 and the denominator of which is the actual number of days in the first Quarterly Collection Period and (b) clause (ii) of such DSCR calculation will be deemed to equal the Debt Service for the most recently ended Quarterly Collection Period times four. For the purposes of calculating the DSCR as of the first Quarterly Payment Date, Debt Service will be deemed to be the sum of (A) the product of (x) the sum of the amounts referred to in clauses (i), (ii) and (iii) of the definition of “Debt Service” multiplied by (y) a fraction the numerator of which is 90 and the denominator of which is the actual number of days elapsed during the period commencing on and including the Closing Date and ending on but excluding the first Quarterly Payment Date plus (B) the amount referred to in clause (iv) of the definition of “Debt Service.” “Interest Only DSCR” means the calculation of DSCR without any application of clause (iv) of the definition of “Debt Service”.

“Dubai License Agreement” means the License Agreement between DBI and DBID dated as of December 30, 2012, as amended, supplemented or otherwise modified from time to time.

“Dunkin’ Donuts/Baskin-Robbins System” means the BR System and the DD System.

“Dunkin’ Donuts/Baskin-Robbins Systemwide Sales” means, with respect to any Quarterly Calculation Date, Gross Sales (which will be permitted to include estimated Gross Sales of up to 10% of the total) of the franchised PODs and the Company-owned PODs for the four Quarterly Fiscal Periods ended immediately prior to such Quarterly Calculation Date.

“Dunkin’ Donuts Brand” means the “Dunkin’ Donuts” and “DD” Trademarks (words and/or design including applicable logos), alone or in combination with other words or symbols, and any variations or derivatives thereof.

“Dunkin’ Donuts U.S. Sales” means, with respect to the Dunkin’ Donuts Brand, with respect to any Quarterly Calculation Date, Gross Sales in the United States (which will be permitted to include estimated Gross Sales of up to 10% of the total) of the franchised PODs and the Company-owned PODs for the four Quarterly Fiscal Periods ended immediately prior to such Quarterly Calculation Date.

“Dunkin’ Entities” means DBGI and each of its Subsidiaries, now existing or hereafter created.

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“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution, (b) a separately identifiable deposit or securities account established at a Qualified Institution or (c) an Exempted Additional Management Account.

“Eligible Assets” means any real property or other asset useful to the Securitization Entities in the operation of their business as conducted on the date of the purchase of such property or assets (without giving effect to such purchase) or of their other assets, including, without limitation, (i) capital assets, capital expenditures, renovations and improvements and (ii) assets intended to generate revenue for the Securitization Entities.

“Eligible Investments” means (a) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank or trust company that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) whose short-term debt is rated at least “P-1” (or then equivalent grade) by Moody’s and at least “A-1+” (or then equivalent grade) by S&P and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one (1) year from the date of acquisition thereof; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof; provided, that the full faith and credit of the United States of America is pledged in support thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “P-1” (or the then equivalent grade) by Moody’s and at least “A-1+” (or the then equivalent grade) by S&P, with maturities of not more than 180 days from the date of acquisition thereof; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (a) above and (e) investments, classified in accordance with GAAP as current assets of the relevant Person making such investment, in money market investment programs registered under the 1940 Act, which have the highest rating obtainable from Moody’s and S&P, and the portfolios of which are invested primarily in investments of the character, quality and maturity described in clauses (a) though (d) of this definition. Notwithstanding the foregoing, all Eligible Investments must either (A) be at all times available for withdrawal or liquidation at par (or for commercial paper issued at a discount, at the applicable purchase price) or (B) mature on or prior to the Business Day prior to the immediately succeeding Weekly Allocation Date.

“Eligible Third-Party Candidate” means an established enterprise in the business of providing credit support, governance or other advisory services to holders of notes similar to the Notes issued by the Master Issuer that is (i) not a Franchisee, (ii) not a Competitor and (iii) not formed solely to act as the Controlling Class Representative.

“Employee Benefit Plan” means (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, and (iii) any entity whose underlying assets are deemed to include assets of a plan described in clauses (i) or (ii) herein for purposes of Title I of ERISA and/or Section 4975 of the Code.

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“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement entered into by the Master Issuer in connection with the issuance of such Series of Notes as provided for in the applicable Series Supplement in accordance with the terms of the Base Indenture.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement.

“Environmental Law” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, binding guidelines, codes, decrees, agreements or other legally enforceable requirements (including common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health (as it relates to exposure to Materials of Environmental Concern), or employee health and safety (as it relates to exposure to Materials of Environmental Concern), as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equity Interests” means any (a) membership interest in any limited liability company, (b) general or limited partnership interest in any partnership, (c) common, preferred or other stock interest in any corporation, (d) share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) ownership or beneficial interest in any trust or (f) option, warrant or other right to convert any interest into or otherwise receive any of the foregoing.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“Event of Bankruptcy” will be deemed to have occurred with respect to a Person if:

(a) a case or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a

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trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person commences a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or

(c) the board of directors or board of managers (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of the Base Indenture.

“Excepted Securitization IP” means (i) any right to use third-party Intellectual Property pursuant to a license or other arrangement to the extent such rights are not able to be pledged; and (ii) any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of an assignment or security interest, including intent-to-use applications filed with the PTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. 1051(c) or (d); provided that at such time as the grant and/or enforcement of the assignment or security interest would not cause such application to be invalidated, canceled, voided or abandoned, such Trademark application will cease to be considered Excepted Securitization IP.

“Excess Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date, an amount equal to the amount by which (a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid exceed (b) the Capped Class A-1 Notes Administrative Expenses Amount for such Weekly Allocation Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means (i) Cash Management Obligations paid to Cash Management Banks and other account expenses and fees paid to the banks at which the Management Accounts are held, (ii) Advertising Fees, (iii) insurance and condemnation proceeds payable by the Securitization Entities to Franchisees, (iv) any statutory taxes included in Collections, but required to be remitted to a Governmental Authority, (v) tenant improvement allowances and similar amounts received from landlords, (vi) amounts identified as profit sharing liabilities in connection with certain third-party licensing arrangements, (vii) Product Sourcing Obligations, (viii) Unassigned Franchisee Lease Amounts, (ix) SVC Receipts and (x) any other amounts deposited into a Concentration Account or otherwise included in Collections that are not the property of a Securitization Entity.

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“Excluded IP” means rights associated with any commercially available Software licensed to or on behalf of any Non-Securitization Entity.

“Existing Assets” means all assets held by a Securitization Entity as of the Closing Date.

“Existing Development Agreements” means each SDA held by a Securitization Entity as of the Closing Date.

“Existing Franchise Agreements” means each Franchise Agreement held by a Securitization Entity as of the Closing Date.

“Existing Franchised POD Lease” means each Franchised POD Lease held by a Securitization Entity as of the Closing Date.

“Existing Indebtedness” means the Indebtedness pursuant to the Credit Agreement dated as of November 23, 2010, as amended, by and among Dunkin’ Finance Corp., Dunkin’ Brands Holdings, Inc., DBI, Barclays Bank PLC, as administrative agent, swingline lender and L/C issuer, and the other lenders party from time to time party thereto.

“Existing Owned Real Property” means real property (including the land, buildings and fixtures) that is held in fee by a Securitization Entity as of the Closing Date.

“Existing Prime Lease” means each Prime Lease to which a Securitization Entity is party as of the Closing Date.

“Existing Prime Leased Property” means Prime Leased Property held by a Securitization Entity as of the Closing Date.

“Existing Product Sourcing Arrangement” means each Product Sourcing Arrangement held by a Securitization Entity as of the Closing Date.

“Existing Real Estate Assets” means, collectively, the Existing Owned Real Property and the Existing Franchised POD Leases.

“Existing U.S. Franchise Arrangement” means each Franchise Arrangement in the United States held by a Securitization Entity as of the Closing Date.

“Extension Period” means with respect to any Series or any Class of any Series of Notes, the period from the Series Anticipated Repayment Date (or any previously extended Series Anticipated Repayment Date) with respect to such Series or Class to the Series Anticipated Repayment Date with respect to such Series or Class as extended in connection with the provisions of the applicable Series Supplement.

“FDIC” means the U.S. Federal Deposit Insurance Corporation.

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“Final Series Legal Final Maturity Date” means the Series Legal Final Maturity Date with respect the last Series of Notes Outstanding.

“Financial Assets” has the meaning set forth in Section 5.8(b) of the Base Indenture.

“Foreign Country” means, collectively, South Korea, Japan, Philippines, Indonesia, Canada, Saudi Arabia, Mexico, Thailand, India, United Kingdom, Russia, United Arab Emirates, Columbia, Australia, Puerto Rico, Malaysia, Kuwait, Qatar, China, Egypt, Lebanon, Ecuador, Chile, Pakistan, Turkey, Germany, Spain, Honduras, Aruba, Peru, Portugal, Dominican Republic, Bulgaria, Bahrain, Bahamas, Curacao, Panama, Oman, Greece, New Zealand, Yemen, Jamaica, Cayman Islands, Brunei and any country other than the United States in which a Franchisee operates a POD.

“Foreign Franchise Arrangement” means each Franchise Arrangement that is not a U.S. Franchise Arrangement.

“Form 8-K” means a Current Report pursuant to Section 13 or 15(d) of the Exchange Act.

“Form 10-K” means an Annual Report pursuant to Section 13 or 15(d) of the Exchange Act.

“Form 10-Q” means a Quarterly Report pursuant to Section 13 or 15(d) of the Exchange Act.

“Former Contributor” means each Dunkin’ Entity which, directly or indirectly, contributed assets to a Securitization Entity pursuant to the Prior Securitization Transaction.

“Former U.K. Franchisor” means DB UK Franchising LLC.

“Franchise Agreement” means a franchise agreement whereby a Franchisee agrees to operate a Branded Restaurant.

“Franchise Arrangement” means, depending on the context in which it is used, each Franchise Document, or the rights and obligations of the applicable Franchise Holder under such Franchise Document.

“Franchise Assets” means, with respect to each Franchise Holder, (a) the Existing Franchise Agreements and all Franchisee Payments thereon; (b) the Existing Development Agreements and all Franchisee Payments thereon; (c) the New Franchise Agreements and all Franchisee Payments thereon; (d) the New Development Agreements and all Franchisee Payments thereon; (e) all rights to enter into New Franchise Agreements and New Development Agreements; and (f) any and all other property of every nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of the Franchisees or other Persons, as applicable, to such Franchise Holder under the Franchise Agreements or the SDAs and all guarantees of such obligations and the rights evidenced by or reflected in the Franchise Agreements or the SDAs (the items described in clauses (a) through (f) of this paragraph together with all payments, proceeds and accrued and future rights to payment thereon.

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“Franchise Documents” means all Franchise Agreements (including master franchise agreements and related license agreements), SDAs and agreements related thereto, together with any modifications, amendments, extensions or replacements of the foregoing.

“Franchise Holders” means, collectively, the DD/BR Franchise Holders, the U.K. Franchisor, the Mexican Franchisor and any Additional Franchisors.

“Franchise Holdco IP Sublicense Agreement” means the Amendment to the Franchise Holdco IP Sublicense Agreement dated as of December 3, 2010 between Master Issuer and DD/BR Franchise Holdco, as amended, supplemented or otherwise modified from time to time.

“Franchise Lease Advance” has the meaning specified in the Management Agreement.

“Franchised POD Business” means the business of franchising or licensing Branded Restaurants and the provision of goods and services in connection therewith by a Securitization Entity. For the avoidance of doubt, the Franchised POD Business does not include any Company-owned PODs.

“Franchised POD Leases” means (i) leases from landlords unaffiliated with DBI in respect of which a Real Estate Holder is the prime lessee and a Franchisee or other Person is the sub-lessee and (ii) leases or subleases in respect of which a Real Estate Holder is the lessor or sublessor and a Franchisee or other Person is the lessee or sublessee.

“Franchisee” means any Person that is a franchisee under a Franchise Agreement.

“Franchisee Financing Program” means any financing program facilitated by a Securitization Entity pursuant to which a Franchisee receives financing from a third-party lender to open or operate a POD.

“Franchisee Insurance Policy” means any insurance policy or policies maintained by a Franchisee in accordance with the requirements of its Franchise Arrangement and/or its Franchised POD Lease.

“Franchisee Insurance Proceeds” means any amounts actually received by any Securitization Entity upon settlement of a claim filed under a Franchisee Insurance Policy.

“Franchisee Lease Payments” means all lease payments, taxes and any other amounts (including, without limitation, maintenance fees, common-area maintenance fees, management fees, brokerage fees, insurance fees and utilities costs) payable by Franchisees to a Real Estate Holder in respect of Real Estate Assets.

“Franchisee Note Payments” means all amounts payable to a Franchise Holder by a Franchisee pursuant to a Franchisee Promissory Note.

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“Franchisee Payments” means Continuing Franchise Fees, Initial Franchise Fees, Franchisee Lease Payments, Franchisee Insurance Proceeds, and Product Sourcing Proceeds and any other amounts payable in respect of the Franchise Arrangements by or on behalf of a Franchisee.

“Franchisee Promissory Note” means any franchisee note or other franchisee financing agreement entered into in order to finance the payment of franchisee fees or other amounts owing by a Franchisee.

“Franchisor Capital Account” means the BR Franchisor Capital Account, DD Franchisor Capital Account, the DD/BR Franchise Holdco Capital Account and any additional Management Account designated as a Franchisor Capital Account by the Manager in accordance with Section 5.1(a) of the Base Indenture.

“Franchisor IP Sublicense Agreements” means, collectively, the Amendment to the DD Franchisor IP Sublicense Agreement dated as of December 3, 2010 between the Master Issuer and the DD Franchisor, and the Amendment to the BR Franchisor IP Sublicense Agreement dated as of December 3, 2010 between the Master Issuer and the BR Franchisor, each as amended, supplemented or otherwise modified from time to time.

“Future Brand” means any restaurant or fast-food concept or business offered under or in connection with any name or trademark (including any trademarks related to, based on or derivative thereof) that (i) is acquired or developed by DBGI or any of its Affiliates and subsequently contributed to one or more Securitization Entities in a manner consistent with the terms of the Related Documents or (ii) that is acquired or developed by the Master Issuer or any one or more Securitization Entities in a manner consistent with the terms of the Related Documents; provided, however, that “Future Brand” shall not include the Dunkin’ Donuts Brand or the Baskin-Robbins Brand.

“Future Contributed Assets” means any assets contributed by the Manager to any Securitization Entity after the Closing Date.

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors in effect from time to time.

“Gifts of Joy Program” means the gift check or certificate program operated within the BR System.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

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“Gross Sales” means, with respect to a POD, the total amount of revenue received from the sale of all food, products, merchandise and performance of all services (except Manager-approved promotional items) and all other income of every kind and nature (including gift certificates when redeemed but not when purchased), whether for cash or credit and regardless of collection in the case of credit; provided, however, that Gross Sales shall not include (i) refunds and allowances; (ii) any sales taxes or other taxes, in each case collected from customers for transmittal to the appropriate taxing authority or (iii) revenues that are not subject to royalties in accordance with the related Franchise Agreement or other applicable agreement.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be (i) with respect to a Guarantee pursuant to clause (a) above, an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or (ii) with respect to a Guarantee pursuant to clause (b) above, the fair market value of the assets subject to (or that could be subject to) the related Lien. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of the Closing Date, by and among the Guarantors in favor of the Trustee, as amended, supplemented or otherwise modified from time to time.

“Guarantors” means, collectively, the Master Issuer Parent, the Franchise Holders, the IP Holders and the Real Estate Holders.

“Hedge Counterparty” means an institution that enters into a Swap Contract with one or more Securitization Entities to provide certain financial protections with respect to changes in interest rates applicable to a Series of Notes if and as specified in the applicable Series Supplement.

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“Hedge Payment Account” means account no. entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Hedge Payment Account”, which account is maintained by the Trustee pursuant to Section 5.7(a) of the Base Indenture or any successor securities account maintained pursuant to Section 5.7(a) of the Base Indenture.

“Hedge Payment Allocation Shortfall” has the meaning set forth in Section 5.12(s) of the Base Indenture.

“Hot Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Ice Cream IP” means all of the BR IP Holder’s intellectual property rights, of any kind throughout the world, that are involved in offering or selling Baskin-Robbins Brand goods and services throughout the world, or in serving as a “franchisor” of the BR System, or in otherwise administering the BR System.

“Ice Cream Products” means all ice cream, ice milk, sherbets, sorbets, water ices, yogurts, frozen novelties, frozen desserts and any other desserts and frozen drinks relating to the Baskin-Robbins Brand.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Improvements” means, with respect to Intellectual Property, proprietary rights in any additions, modifications, developments, variations, refinements, enhancements or improvements that are derivative works as defined and recognized by applicable Requirements of Law or, with respect to real estate, the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the real property constituting a part of each property.

“Indebtedness” means, as to any Person as of any date, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Capitalized Lease Obligations of such Person, (c) the net obligations of such Person under any swap contract, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (iii) liabilities associated with customer prepayments and deposits); and (e) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit, in the case of the foregoing clauses (a), (b), (c) and (d), to the extent such item would be classified as a liability on a consolidated balance sheet of such Person as of such date; provided, however, that guarantees by Securitization Entities for the benefit of Franchisees in an aggregate principal amount at any time outstanding of up to the greater of (x) $20,000,000 and (y) 5.0% of the Net Cash Flow for the preceding four Quarterly Collection Periods most recently ended as of such date and for which financial statements have been prepared shall not be considered Indebtedness. For purposes of the foregoing clause (c), the amount of any net obligation under any swap contract on any date shall be deemed to the swap termination value thereof. For the avoidance of doubt, guarantees with respect to operating leases and product volumes shall not be considered Indebtedness.

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“Indemnification Amounts” means with respect to any Franchise Arrangement or Real Estate Asset that is a Defective Asset, an amount, as calculated by the Manager, equal to the product of (i) the quotient obtained by dividing (A) the sum of all Retained Collections under such Franchise Arrangement received during the 12-month period immediately preceding the date such Franchise Arrangement became a Defective Asset by (B) the aggregate amount of all Retained Collections received during such 12-month period and (ii) the Aggregate Outstanding Principal Amount. With respect to any Franchise Arrangement or Real Estate Asset that does not have a 12-month operating period as of the date such Franchise Arrangement or Real Estate Asset was included in the Collateral such Franchise Arrangement or Real Estate Asset’s contribution to Retained Collections will equal (a) in the case of a Franchise Arrangement, the average of all collected Franchisee Payments under such Franchise Arrangement during the 12-month period ending as of the date such Franchise Arrangement was included in the Collateral and (b) in the case of any Real Estate Asset, the aggregate scheduled Franchisee Lease Payments due to the applicable Real Estate Holder in respect thereof during the 12-month period after such inclusion minus all Real Estate Obligations during such period with respect to such Real Estate Asset.

“Indemnification Amounts Threshold Amount” means, for any date of determination, (i) if the Threshold DSCR is greater than or equal to 2.75x, $1,000,000 and (ii) otherwise, $500,000.

“Indemnification, Asset Disposition or Insurance/Condemnation Payment Amounts” means the amount of funds on deposit in the Collection Account consisting of Indemnification Amounts, Asset Disposition Proceeds or Insurance/Condemnation Proceeds.

“Indemnitor” means DBI or any other Non-Securitization Entity.

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1 of the Base Indenture.

“Indenture Documents” means, collectively, with respect to any Series of Notes, the Base Indenture, the related Series Supplement, the Notes of such Series, the Guarantee and Collateral Agreement, the related Account Control Agreements, any related Variable Funding Note Purchase Agreement and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Indenture Trust Accounts” means, the Collection Account, the Collection Account Administrative Accounts, the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account, the Hedge Payment Account, the Series Distribution Accounts and such other accounts as the Trustee may establish from time to time pursuant to its authority to establish additional accounts pursuant to the Indenture (including, without limitation, any Tax Lien Reserve Account).

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“Independent” means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person and (ii) is not connected with such Person or an Affiliate of such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Independent Auditors” means the firm of Independent accountants appointed pursuant to the Management Agreement or any successor Independent accountant.

“Independent Manager” means, with respect to any Securitization Entity, the independent directors or managers appointed to the board of directors or board of managers, as the case may be, pursuant to the terms of the Charter Documents of such Securitization Entity.

“Ineligible Account” has the meaning set forth in Section 5.18 of the Base Indenture.

“Ineligible Interest Reserve Letter of Credit” means an Interest Reserve Letter of Credit with respect to which (i) the short-term debt credit rating of the L/C Provider with respect to such Interest Reserve Letter of Credit is withdrawn by S&P or downgraded by S&P below “A-2” or is withdrawn by Moody’s or downgraded by Moody’s below “P-2” or (ii) the long-term debt credit rating of such L/C Provider is withdrawn by S&P or downgraded by S&P below “BBB” or is withdrawn by Moody’s or downgraded by Moody’s below “Baa2”.

“Initial CCR Election” has the meaning set forth in Section 11.1(a) of the Base Indenture.

“Initial Controlling Class Member List” means the list of contact information to be provided to the Trustee on the Closing Date by the initial purchasers of the Series of Notes issued on such date and upon which the Trustee can conclusively rely.

“Initial Franchise Fees” means all initial franchise fees due and to become due under or in connection with any Franchise Arrangement.

“Initial Principal Amount” means, with respect to any Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Insolvency” means liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization or conservation; and when used as an adjective “Insolvent.”

“Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by the Securitization Entities (a) by reason of theft, physical destruction or

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damage or any other similar event with respect to any properties or assets of the Securitization Entities under any policy of insurance (other than liability insurance) in respect of a covered loss thereunder or (b) as a result of any non-temporary condemnation, taking, seizing or similar event with respect to any properties or assets of the Securitization Entities by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking minus (ii)(a) any actual and reasonable costs incurred by the Securitization Entities in connection with the adjustment or settlement of any claims of the Securitization Entities in respect thereof and (b) any bona fide direct costs incurred in connection with any disposition of such assets as referred to in clause (i)(b) of this definition, including taxes (or distributions for taxes) paid or reasonably estimated to be actually payable with respect to the Securitization Entities’ consolidated group as a result of any gain recognized in connection therewith. For the avoidance of doubt, “Insurance/Condemnation Proceeds” shall not include any proceeds of policies of insurance not described above, such as business interruption insurance, food safety insurance coverage and other insurance procured in the ordinary course of business, which shall be treated as Collections.

“Insurance/Condemnation Proceeds Threshold Amount” means, with respect to any Insurance/Condemnation Proceeds, for any date of determination, (i) if the Threshold DSCR is greater than or equal to 2.75x, $2,500,000 and (ii) otherwise, $1,500,000.

“Insurance Proceeds Account” means the account maintained in the name of the Master Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.10(f) of the Base Indenture or any successor account established for the Master Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Intellectual Property” or “IP” means all rights in intellectual property of any type throughout the world, including, to the extent such proprietary rights are recognized by the law of each applicable jurisdiction: (i) Trademarks; (ii) Patents; (iii) Software; (iv) Copyrights; (v) Trade Secrets; (vi) all Improvements of or to any of the foregoing; (vii) all social media account names or identifiers (e.g., Twitter® handle or FaceBook® account name); (viii) all registrations, applications for registration or issuances, recordings, renewals and extensions relating to any of the foregoing; and (ix) for the avoidance of doubt, the right to prosecute and maintain any of the foregoing, to seek remedy against any infringement, misappropriation or other violation of any of the foregoing, and to defend any pending or future challenges to the existence of any of the foregoing.

“Interest Accrual Period” means (a) solely with respect to any Class A-1 Notes of any Series of Notes, a period commencing on and including the day that is two (2) Business Days prior to a Quarterly Calculation Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Quarterly Calculation Date and (b) with respect to any other Class of Notes of any Series of Notes, a period commencing on and including the 20th day of the calendar month in which the immediately preceding Quarterly Payment Date occurred to but excluding the 20th day of the calendar month which includes the then-current Quarterly Payment Date; provided, however, that the initial Interest Accrual Period for any

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Series will commence on and include the Series Closing Date and end on the date specified above, unless otherwise specified in the applicable Series Supplement; provided further that the Interest Accrual Period, with respect to each Series of Notes Outstanding, immediately preceding the Quarterly Payment Date on which the last payment on the Notes of such Series is to be made will end on such Quarterly Payment Date.

“Interest Only DSCR” has the meaning assigned to such term under the definition of “DSCR.”

“Interest Reserve Letter of Credit” means any letter of credit issued under a Variable Funding Note Purchase Agreement for the benefit of the Trustee and the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, each in a face amount equal to the amounts required to be funded in respect of such account(s) had such Interest Reserve Letter of Credit not been issued.

“Interest Reserve Release Event” means, with respect to any Series of Notes, an event allowing funds to be released from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, identified as an Interest Reserve Release Event with respect to such Series of Notes pursuant to the applicable Series Supplement.

“International Change in Law Event” means, with respect to any Covered Jurisdiction except for the United States, any Change in Law in a Covered Jurisdiction with respect to the ability to transfer revenues from such Covered Jurisdiction to the United States which has an adverse effect on the amount of revenue transferred from such Covered Jurisdiction to the United States.

“International Concentration Account” means account no., which account is maintained in the name of the Master Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.10(a) of the Base Indenture or any successor account established for the Master Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“International JVs” means the joint ventures pursuant to which certain Affiliates of DBI operate the Baskin-Robbins Brand and/or the Dunkin’ Donuts Brand in Japan, South Korea, Australia and Spain.

“In-Transit Cash” means cash that has been withdrawn from the U.K. Concentration Account and delivered to a third-party financial services company for conversion into U.S. Dollars, but not yet deposited in the Collection Account; provided that such deposit shall occur within five (5) Business Days following the date that such cash was withdrawn from the U.K. Concentration Account.

“Investment Income” means the investment income earned on a specified account during a specified period, in each case net of all losses and expenses allocable thereto.

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“Investment Property” has the meaning set forth in Section 9-102(a)(49) of the applicable UCC.

“Investments” means, with respect to any Person(s), all investments by such Person(s) in other Persons in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel, moving and other similar advances to officers, directors, employees and consultants of such Person(s) (including Affiliates) made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.

“IP Holders” means the DD IP Holder and the BR IP Holder.

“IP Holder IP License Agreements” means, collectively, the License Agreement between DD IP Holder and BR IP Holder, dated as of October 1, 2012, and the License Agreement between BR IP Holder and DD IP Holder, dated as of October 1, 2012, each as amended, supplemented or otherwise modified from time to time.

“IP License Agreements” means the Master Issuer IP License Agreements, the Master Issuer IP Sublicense Agreements, the DBI IP License Agreement, the IP Holder IP License Agreements, the Dubai License Agreement and any similar agreement entered into after the Closing Date.

“Japan Dividends” means the dividends from the Japanese JV received by DBI (indirectly, through U.K. Holdco).

“Japanese JV” means B-R 31 Ice Cream Co., Ltd.

“Japanese JV Contribution” means a contribution of cash to the Master Issuer, pursuant to the Contribution Agreement by and between BRINT and Master Issuer, that is attributable to a distribution received by DBI from U.K. Holdco to the extent of the amount of any distribution received by U.K. Holdco from the Japanese JV.

“Jel Sert Agreement” means the Trademark Licensing Agreement, dated as of October 28, 2012, by and between DBI and The Jel Sert Co.

“JV Sale” means any disposition by a Non-Securitization Entity to a Person that is not an Affiliate of such Non-Securitization Entity of any of its Equity Interests in either the Korean JV or the Japanese JV.

“JV Sale Net Cash Flow Reduction Amount” means with respect to any JV Sale, the excess (if any) of (x) the discounted present value as of the effective date of such JV Sale of the Net Cash Flow that the Manager, on behalf of the Master Issuer, reasonably estimates (based on the average annual amount of all Korean JV Contributions or Japanese JV Contributions, as the case may be, that have been received by the Master Issuer during the period from the Closing Date to the effective date of such JV Sale) would have been generated with respect to such Equity Interests during the JV Sale Net Cash Flow Reduction Amount Calculation Period over (y) the discounted present value as of the effective date of such JV Sale of the Net Cash Flow

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that the Manager, on behalf of the Master Issuer, reasonably projects (based on binding agreements in effect after the consummation of such JV Sale) will be generated with respect to such Equity Interests during the JV Sale Net Cash Flow Reduction Amount Calculation Period. The discount rates for the purposes of the calculations set forth in the preceding sentence will equal the sum of: (x) the yield to maturity, determined as of a date no more than five Business Days prior to the effective date of the JV Sale, of the United States Treasury Securities having a maturity closest to the date that is halfway between the effective date of the JV Sale and the final day of the JV Sale Net Cash Flow Reduction Amount Calculation Period plus (y) 6%.

“JV Sale Net Cash Flow Reduction Amount Calculation Period” means with respect to any JV Sale, each Quarterly Collection Period (or portion thereof) from and including the effective date of such JV Sale but excluding the first day of the Quarterly Fiscal Period in which the latest occurring Series Anticipated Repayment Date with respect to the Series 2015-1 Notes that is outstanding as of the effective date of such JV Sale will occur.

“Keurig Green Mountain Agreement” means the K-Cup Licensing, Promotion, Manufacturing and Distribution Agreement, dated as of February 21, 2011, by and among Green Mountain Coffee Roasters, Inc., Dunkin’ Donuts LLC and Keurig, Incorporated.

“Know-How” means all trade secrets, know-how, inventions, processes, procedures, techniques, discoveries, technical information and data, specifications, research and development information, engineering drawings, operating and maintenance manuals, recipes and other similar information and rights.

“Korea Dividends” means the dividends from the Korean JV received by BRINT.

“Korean JV” means B-R Korea Co. Ltd.

“Korean JV Contribution” means a contribution of cash to the Master Issuer, pursuant to the Contribution Agreement by and between BRINT and Master Issuer, that is attributable to a distribution received by BRINT from the Korean JV.

“L/C Provider” means Rabobank, in its capacity as provider of any Letter of Credit under the Series 2015-1 Class A-1 Note Purchase Agreement, and its permitted successors and assigns in such capacity, and the provider of any other letter of credit.

“Leadership Team” means the persons at DBI holding the following offices immediately prior to the date of the occurrence of a Change of Control: Chief Executive Officer; Chief Financial Officer, President; Global Innovation; Chief Legal and Human Resources Officer; President, Baskin-Robbins U.S. and Canada; Chief Supply Officer; Chief Communications Officer; President Dunkin’ Donuts U.S. and Canada, Vice President, Dunkin’ Donuts & Baskin-Robbins, India, Middle East and Southeast Asia.

“Legacy Account” means, on or after the date that any Class or Series of Notes issued pursuant to the Base Indenture is no longer Outstanding, any account maintained by the Trustee to which funds have been allocated in accordance with the Priority of Payments for the payment of interest, fees or other amounts in respect of such Class or Series of Notes.

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“Letter of Credit Reimbursement Agreement” means the Letter of Credit Reimbursement Agreement, dated as of the Closing Date, among DBGI, DBI, and the Master Issuer, as amended, supplemented or otherwise modified from time to time.

“Licensees” means, collectively, the BR Sublicensees, the DD Sublicensees and the Master Issuer.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and will include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

“Liquidation Fees” has the meaning set forth in the Servicing Agreement.

“Luxembourg Agent” has the meaning specified in Section 2.4(c) of the Base Indenture.

“Majority of Controlling Class Members” means, with respect to the Controlling Class Members (or, if specified, any subset thereof) and as of any day of determination, Controlling Class Members that hold in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes) or any beneficial interest therein as of such day of determination (excluding any Notes or beneficial interests in Notes held by any Securitization Entity or any Affiliate of any Securitization Entity).

“Majority of Noteholders” means Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Notes other than Class A-1 Notes (excluding any Notes or beneficial interests in Notes held by any Securitization Entity or any Affiliate of any Securitization Entity).

“Majority of Senior Noteholders” means Senior Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Senior Notes other than Class A-1 Notes (excluding any Senior Notes or beneficial interests in Senior Notes held by any Securitization Entity or any Affiliate of any Securitization Entity).

“Managed Assets” means the assets that the Manager has agreed to manage and service pursuant to the Management Agreement in accordance with the standards and the procedures described therein.

“Managed Documents” means any contract, agreement, arrangement or understanding relating to any of the Managed Assets, including, without limitation, the Third-Party License Agreements, the Franchise Arrangements, the Sub-Management Arrangements, the SVC Program Agreement, the Prime Leases, the Franchised POD Leases and the IP License Agreements.

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“Management Accounts” means, collectively, the Real Estate Obligations Account, the Franchisor Capital Accounts, the Concentration Accounts, the Asset Disposition Proceeds Account, the Insurance Proceeds Account and such other accounts as may be established by the Manager from time to time pursuant to the Management Agreement that the Manager designates as a “Management Account” for purposes of the Management Agreement; provided each such other account is established with the Trustee or subject to an Account Control Agreement.

“Management Agreement” means the Management Agreement, dated as of the Closing Date, by and among the Securitization Entities, the Trustee, the Manager, and the Sub-Managers, as amended, supplemented or otherwise modified from time to time.

“Manager” means DBI, as Manager, under the Management Agreement, and any successor thereto.

“Manager Advances” has the meaning set forth in the Management Agreement.

“Manager-Developed IP” means all Intellectual Property (other than Excluded IP) created, developed, authored, acquired or owned by or on behalf of the Manager that is in the field of offering or selling Dunkin’ Donuts Brand or Baskin-Robbins Brand goods and services throughout the world, or in serving as a “franchisor” of the DD System or BR System, or in otherwise administering the DD System or BR System, including, without limitation, all Improvements to any Securitization IP.

“Manager Termination Event” means the occurrence of an event specified in Section 7.1 of the Management Agreement.

“Managing Standard” has the meaning set forth in the Management Agreement.

“Marketing Start-Up Fee” means the fee Franchisees are required to pay for a start up promotional program or advertising program specified by the franchisor of such Franchisee’s Brand.

“Master Issuer” means DB Master Finance, LLC, a Delaware limited liability company, and its successors and assigns.

“Master Issuer IP License Agreements” means, collectively, the Amendment to the Master Issuer Donut IP License Agreement dated as of December 3, 2010 between the DD IP Holder and the Master Issuer and the Amendment to the Master Issuer Ice Cream IP License Agreement dated as of December 3, 2010 between the BR IP Holder and the Master Issuer, each as amended, supplemented or otherwise modified from time to time.

“Master Issuer IP Sublicense Agreements” means, collectively, the Franchise Holdco IP Sublicense Agreement, the Franchisor IP Sublicense Agreements, the Mexican Franchisor IP Sublicense Agreement, the U.K. Franchisor IP Sublicense Agreement, the Canadian Franchisor IP Sublicense Agreement, the BR Australia IP Sublicense Agreement, the Brazil Holdings IP Sublicense Agreement and the DDBRINT IP Sublicense Agreement.

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“Master Issuer Parent” means DB Master Finance Parent LLC, a Delaware limited liability company, and its successors and assigns.

“Material Action” means to (i) file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal or state law relating to bankruptcy naming the applicable Securitization Entity as debtor or otherwise institute bankruptcy or insolvency proceedings by or against such Securitization Entity or otherwise seek with respect to such entity relief under any laws relating to the relief from debts or the protection of debtors generally; (ii) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the applicable Securitization Entity or all or any portion of any of its properties; (iii) make or consent to any assignment for the benefit of the applicable Securitization Entity’s creditors; (iv) admit in writing the inability of the applicable Securitization Entity to pay its debts generally as they become due; (v) consent to substantive consolidation with any owner of equity interests of the applicable Securitization Entity or any Affiliate of such owner of equity interests (other than any Securitization Entity); (vi) sell, exchange, lease or otherwise transfer all or substantially all of the assets of the applicable Securitization Entity or consolidate or merge such Securitization Entity with or into another Person whether by means of a single transaction or a series of related transactions; (vii) amend the applicable limited liability company or the certificate of formation (except as required by law), except for amendments to such documents in circumstances where the consent of the Independent Managers pursuant to the terms of the limited liability company agreement; or (viii) to the fullest extent permitted by law, dissolve, liquidate or wind up the applicable Securitization Entity or approve of any proposal relating thereto.

“Material Adverse Effect” means

(a) with respect to the Manager, a material adverse effect on (i) its results of operations, business, properties or financial condition, taken as a whole, (ii) its ability to conduct its business or to perform in any material respect its obligations under the Management Agreement or any other Related Document, (iii) the Collateral, taken as a whole, or (iv) the ability of the Securitization Entities to perform in any material respect their obligations under the Related Documents;

(b) with respect to the Collateral, a material adverse effect with respect to the Collateral taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, the ownership thereof by the Securitization Entities (as applicable) or the Lien of the Trustee thereon;

(c) with respect to the Securitization Entities, a materially adverse effect on the results of operations, business, properties or financial condition of the Securitization Entities, taken as a whole, or the ability of the Securitization Entities, taken as a whole, to conduct their business or to perform in any material respect their obligations under the Related Documents; or

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(d) with respect to any Person or matter, a material impairment to the rights of or benefits available to, taken as a whole, the Securitization Entities, the Trustee, or the Noteholders under any Related Document or the enforceability of any material provision of any Related Document;

provided, that where “Material Adverse Effect” is used in any Related Document without specific reference, such term will have the meaning specified in clauses (a) through (d), as the context may require.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

“Mexican Franchise Arrangement” means each Franchise Arrangement in Mexico.

“Mexican Franchisor” means DB Mexican Franchising LLC, a Delaware limited liability company, and its successors and assigns.

“Mexican Franchisor IP Sublicense Agreement” means the Mexican Franchisor IP Sublicense Agreement dated as of January 26, 2015 between the Mexican Franchisor and the Master Issuer, as amended, supplemented or otherwise modified from time to time.

“Monthly Fiscal Period” means the following monthly fiscal periods of the Securitization Entities: (a) with respect to each of the months in the fiscal quarters in the Securitization Entities’ 52-week fiscal years, one four-week fiscal period, followed by a five-week fiscal period, followed by a four-week fiscal period and (b) (i) with respect to each of the months in the first three fiscal quarters in the Securitization Entities’ 53-week fiscal years, one four-week fiscal period, followed by a five-week fiscal period, followed by a four-week fiscal period, and (ii) with respect to each of the months contained the last fiscal quarter in the Securitization Entities’ 53-week fiscal year, one four-week fiscal period followed by two five-week fiscal periods.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage Recordation Event” means the occurrence of any Rapid Amortization Event and the Trustee’s receipt of written notice thereof (unless such Mortgage Recordation Event is waived by the Control Party, acting at the direction of the Controlling Class Representative).

“Mortgage Recordation Fees” means any fees, taxes or other amounts required to be paid to any applicable Governmental Authority, or any reasonable expenses incurred by the Trustee, in connection with the recording of any Mortgages as required by the Base Indenture.

“Mortgages” means the mortgages, substantially in the form of Exhibit L to the Base Indenture, required, pursuant to Section 8.37 of the Base Indenture, to be prepared, executed and delivered by the applicable Real Estate Holder to the Trustee (for the benefit of the Secured Parties) to hold in escrow with respect to each Existing Owned Real Property and each New Owned Real Property.

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“Multiemployer Plan” means any Pension Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Net Cash Flow” means, with respect to any Quarterly Payment Date and the immediately preceding Quarterly Collection Period, the positive difference, if any, of:

(a) the Retained Collections with respect to such Quarterly Collection Period; minus

(b) the amount (without duplication) equal to the sum of (i) the Securitization Operating Expenses paid on each Weekly Allocation Date with respect to such Quarterly Collection Period pursuant to clause (v) of the Priority of Payments, (ii) the Weekly Management Fees and Supplemental Management Fees paid on each Weekly Allocation Date to the Manager with respect to such Quarterly Collection Period, (iii) the Servicing Fees, Liquidation Fees, and Workout Fees paid to the Servicer on each Weekly Allocation Date with respect to such Quarterly Collection Period; and (iv) the amount of Class A-1 Notes Administrative Expenses paid on each Weekly Allocation Date with respect to such Quarterly Collection Period; minus

(c) the amount, if any, by which equity contributions included in such Retained Collections exceeds the relevant amount of Retained Collections Contributions permitted to be included in Net Cash Flow pursuant to Section 5.16 of the Base Indenture;

provided, that funds released from the Cash Trap Reserve Account, the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account shall not constitute Retained Collections for purposes of this definition.

“Net Real Estate Holder Lease Payments” means, with respect to any Weekly Collection Period, the excess, if any, of (a) the sum of (i) the aggregate Franchisee Lease Payments deposited to the Real Estate Obligations Account during such Weekly Collection Period plus (ii) any amounts repaid during such Weekly Collection Period from any tax escrow account held by a third-party landlord over (b) the sum of (i) the aggregate payments with respect to Real Estate Obligations made from the Real Estate Obligations Account during such Weekly Collection Period plus (ii) the aggregate Real Estate Holder Advances repaid from a Real Estate Obligations Account during such Weekly Collection Period plus (iii) the aggregate payments of refunds, credits or other amounts owing to Franchisees made from a Real Estate Obligations Account during such Weekly Collection Period.

“New Assets” means a New Franchise Agreement, a New Development Agreement, a New Real Estate Asset, a New Product Sourcing Arrangement or any other Managed Asset contributed or otherwise entered into or acquired by the Securitization Entities after the Closing Date.

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“New Asset Addition Date” means with respect to any New Asset, the earliest of (i) the date on which such New Asset is acquired by the applicable Securitization Entity, (ii) the later of (a) the date upon which the closing occurs under the applicable contract giving rise to such New Asset and (b) the date upon which all of the diligence contingencies, if any, in the contract for purchase of the applicable New Asset expire and the Securitization Entity acquiring such New Asset no longer has the right to cancel such contract and (iii) the date on which a Securitization Entity begins receiving Continuing Franchise Fees, Franchisee Lease Payments or fees under a Third-Party License Agreement with respect to such New Asset.

“New Development Agreements” means all SDAs and related guaranty agreements contributed to, or otherwise entered into or acquired by a Securitization Entity after the Closing Date.

“New Foreign Country” means a Foreign Country in which no PODs were operating under the Dunkin’ Donuts/Baskin-Robbins System as of the Closing Date.

“New Foreign Franchise Arrangement” means each New Franchise Arrangement that is not a New U.S. Franchise Arrangement.

“New Franchise Agreements” means all Franchise Agreements and related guaranty agreements contributed to, or otherwise entered into or acquired by a Securitization Entity after the Closing Date.

“New Franchised POD Leases” means each Franchised POD Lease acquired or entered into by a Real Estate Holder after the Closing Date.

“New Franchise Arrangement” means each Franchise Arrangement entered into after the Closing Date.

“New Mexican Franchise Arrangement” means each Franchise Arrangement in Mexico entered into after the Closing Date.

“New Owned Real Property” means real property (including the land, buildings and fixtures) that is (i) acquired in fee after the Closing Date by a Real Estate Holder or (ii) acquired in fee after the Closing Date by a Non-Securitization Entity and contributed to a Real Estate Holder pursuant to a contribution agreement in form and substance reasonably acceptable to the Trustee.

“New Product Sourcing Arrangements” means all Product Sourcing Arrangements and related guaranty agreements contributed to, or otherwise entered into or acquired by a Securitization Entity after the Closing Date.

“New Real Estate Asset” means each Real Estate Asset entered into or acquired after the Closing Date.

“New Series Pro Forma DSCR” means, at any time of determination and with respect to the issuance of any Additional Notes, the ratio calculated by dividing (i) the Net Cash Flow over the four immediately preceding Quarterly Collection Periods over (ii) the Debt Service due

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during such period, in each case on a pro forma basis, calculated as if (a) such Additional Notes had been outstanding and any assets acquired with the proceeds of such Additional Notes had been acquired at the commencement of such period, and (b) any Notes that have been paid, prepaid or repurchased and cancelled during such period, or any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of the commencement of such period.

“New U.K. Franchise Arrangement” means each Franchise Arrangement in the United Kingdom entered into after the Closing Date.

“New U.S. Franchise Arrangement” means each Franchise Arrangement in the United States entered into after the Closing Date.

“New York UCC” has the meaning set forth in Section 5.8(b) of the Base Indenture.

“Nomination Record Date” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“Non-Perfected IP” means Securitization IP other than Core Marks.

“Nonrecoverable Advance” means any portion of an Advance previously made and not previously reimbursed, or proposed to be made, which, together with any then-outstanding Advances, and the interest accrued or that would reasonably be expected to accrue thereon, in the reasonable and good faith judgment of the Servicer or the Trustee, as applicable, would not be ultimately recoverable from subsequent payments or collections from any funds on deposit in the Collection Account, giving due consideration to allocations and disbursements of funds in such accounts and the limited assets of the Securitization Entities.

“Non-Securitization Entities” means the Dunkin’ Entities and their Affiliates from time to time other than the Securitization Entities.

“Non-Securitization Licensing Restrictive Covenants” means the following covenants, which will be agreed to by each of the Licensees to the licenses granted to a Non-Securitization Entity:

(a) Licensee covenants and agrees, that, notwithstanding the terms of the grant of rights it receives pursuant to this License Agreement to use the Securitization IP, Licensee shall not itself, nor permit a third party to (whether by way of license, sublicense or otherwise) use the Securitization IP (i) to grant franchise agreements (including, for the avoidance of doubt, master franchise agreements, area development agreements, SDAs or documents that have a substantially similar legal effect) under the Brands (x) in the United States, the United Kingdom or Mexico; or (y) in any Covered Jurisdiction (other than the United States, the United Kingdom or Mexico) unless a Securitization Entity receives an Arms-Length Royalty for such use of the Securitization IP in such Covered Jurisdiction; or (ii) operate Licensee-owned PODs under the Brands in any Covered Jurisdiction, other than (x) in order to test new menu items and operational or procedural systems and for other research and development purposes; or (y) pursuant to the payment of an Arms-Length Royalty to a Securitization Entity. The activities described in the foregoing sections (i) and (ii) are referred to as the “Restricted Activities.”

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(b) The Licensee may use or permit a third party to (whether by way of license, sublicense or otherwise), use the Securitization IP (x) to manufacture, sell, distribute, import or export products or services under the Brands or (y) for the business of franchising the Brands, including exploiting and authorizing the use of the Securitization IP in connection with goods and services offered, sold or purchased in connection with such franchising, other than the Restricted Activities, pursuant to the terms of the License Agreement; provided, however, that the applicable IP Holder or Master Issuer receives an Arms-Length Royalty for any such use of the Securitization IP. Notwithstanding the foregoing, Licensee shall not be required to remit an Arms-Length Royalty to the applicable IP Holder or Master Issuer in connection with any such use of the Securitization IP if such use by the Licensee itself or by way of a license, a sublicense or otherwise either (i) generates no more in Royalties or Other Compensation than $100,000 individually on an annual basis, or (ii) generates Royalties or Other Compensation of more than $100,000 on an annual basis individually and no more than $2,500,000 on an annual basis, taken together with all other uses for which an Arms-Length Royalty is not payable pursuant to this clause (ii); provided that Licensee shall not be required to remit an Arms-Length Royalty to the applicable IP Holder or Master Issuer in connection with royalty-free licenses that are granted in the ordinary course of business for uses that are determined by the Manager in its reasonable discretion to be consistent with the types of royalty-free permissions and grants that have been permitted by the licensor or its Affiliates prior to the date of this License Agreement, including, without limitation, to market, promote or advertise the Brands.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Owner Certificate” has the meaning specified in Section 11.5(b) of the Base Indenture.

“Note Rate” means, with respect to any Series or any Class of any Series of Notes, the annual rate at which interest (other than contingent additional interest) accrues on the Notes of such Series or such Class of such Series of Notes (or the formula on the basis of which such rate will be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof, subject to such reasonable regulations as the Master Issuer may prescribe.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Notes Discharge Date” means, with respect to any Class or Series of Notes, the first date on which such Class or Series of Notes is no longer Outstanding.

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“Obligations” means (a) all principal, interest and premium, if any, at any time and from time to time, owing by the Master Issuer on the Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement, (b) the payment and performance of all other obligations, covenants and liabilities of the Master Issuer or the Guarantors arising under the Indenture, the Notes, any other Indenture Document or the Servicing Agreement or of the Guarantors under the Guarantee and Collateral Agreement and (c) the obligation of the Master Issuer to pay to the Trustee all fees and expenses payable to the Trustee under the Indenture and the other Related Documents to which it is a party and all Mortgage Recordation Fees when due and payable as provided in the Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the party delivering such certificate.

“Ongoing Practice” means, in respect of any action or inaction, practices, standards and procedures that are at least as favorable or beneficial as the practices, standards and procedures of any Non-Securitization Entity as performed with respect to any comparable restaurant brand or restaurant concept owned or operated by such Non-Securitization Entity.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and the Control Party. The counsel may be an employee of, or counsel to, the Securitization Entities, DBGI, DBI, the Manager or the Back-Up Manager, as the case may be.

“Optional Scheduled Principal Prepayments” means, with respect to any Series or Class or Tranche of Notes, principal payments thereon designated as “Optional Scheduled Principal Prepayments” under the applicable Series Supplement.

“Outstanding” means, with respect to the Notes, as of any time, all of the Notes of any one or more Series, as the case may be, theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

(ii) Notes, or portions thereof, for whose payment or redemption funds in the necessary amount are on deposit in the appropriate account and are available for payment of such Notes or portions thereof;

(iii) Notes in exchange for, or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by a holder in due course or protected purchaser for value;

(iv) Notes that have been defeased in accordance with the Base Indenture; and

(v) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in the Indenture.

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provided that, (A) in determining whether the Noteholders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote under the Indenture, the following Notes shall be disregarded and deemed not to be Outstanding: (x) Notes owned by the Securitization Entities or any other obligor upon the Notes or any Affiliate of any of them and (y) Notes held in any accounts with respect to which the Manager or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Notes as described under clause (x) or (y) above that a Trust Officer actually knows to be so owned shall be so disregarded; and (B) Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Securitization Entity or any other obligor or the Manager, an Affiliate thereof, or an account for which the Manager or an Affiliate of the Manager exercises discretionary voting authority.

“Outstanding Principal Amount” means, with respect to each Series of Notes, the amount calculated in accordance with the applicable Series Supplement, which amount with respect to any Series of Class A-1 Notes may include outstanding amounts under swingline or letter of credit subfacilities thereunder.

“Owned PODs” means certain Dunkin’ Donuts and Baskin-Robbins restaurants that are owned and operated by Non-Securitization Entities that are (i) located in the United States and certain foreign countries for the purpose of testing new menu items and operational or procedural systems and for other research and development purposes or (ii) for other purposes pursuant to arm’s length agreements with one of the Franchise Holders.

“Owned Property Other Amounts” means, with respect to any Owned Real Property, any amounts payable by any Securitization Entity in connection with the ownership of such Owned Real Property including, without limitation, management fees, brokerage fees, insurance fees, utilities costs and insurance proceeds required to be reinvested in such Owned Real Property.

“Owned Real Property” means real property (including the land, buildings and fixtures) that is held in a fee by a Securitization Entity.

“Patents” means proprietary rights in or arising from the United States and non-U.S. patents (including, during the term of the patent, the inventions claimed thereunder), patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice), invention disclosures, and applications, divisions, continuations, continuations-in-part, provisionals, reexaminations and reissues for any of the foregoing.

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Payment Systems” means the FAST System and the EFTPay System.

“PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA.

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“Pension Plan” means any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA and to which any company in the same Controlled Group as the Master Issuer has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five (5) years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Asset Dispositions” has the meaning set forth in Section 8.16 of the Base Indenture.

“Permitted Lien” means (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Related Documents in favor of the Trustee for the benefit of the Secured Parties, (c) Liens existing on the Closing Date, which shall be released on such date; provided that (i) with respect to any unreleased Liens on trademarks in the United Arab Emirates and Korea in connection with the Prior Securitization Transaction, including certain Core Marks in such jurisdictions, such Liens shall be released shortly after the Closing Date and (ii) with respect to any unreleased Liens on Securitization IP in other Foreign Countries in connection with the Prior Securitization Transaction, that the Master Issuer shall use its best efforts to obtain the release of such Liens promptly following Actual Knowledge of such unreleased Liens, (d) encumbrances in the nature of (i) a ground lessor’s fee interest, (ii) zoning restrictions, (iii) easements, (iv) covenants, conditions, restrictions and other similar matters of record in respect of real property, which do not in the aggregate impair in any material respect the conduct of the business of the Securitization Entities taken as a whole on the use of real property, (v) landlords’ and lessors’ Liens on rented premises, (vi) restrictions on transfers or assignment of leases, which in each case do not detract from the value of the encumbered property or impair the use thereof in the business of any Securitization Entity, (vii) contractual transfer restrictions in existence on the Closing Date and thereafter any such contractual transfer restriction so long as the inclusion of such contractual transfer restriction in any contract entered into on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement, (viii) the interest of a lessee in property leased to a Franchisee, (ix) any encumbrance on Securitization IP created by entering into any Franchise Arrangement, any Third-Party License Agreement, the IP License Agreements, or other non-exclusive licenses of Securitization IP (A) granted in the ordinary course of business, (B) that when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement and (C) that would not reasonably expected to materially and adversely impact the Securitization IP (taken as a whole), and (x) Liens constituting (i) purchase money security interests (including mortgages, conditional sales, capitalized leases, synthetic leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired or within sixty (60) days thereafter and (ii) the renewal, extension or refunding of any security interest referred to in the foregoing subsection (i) of this clause (x) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness

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(including Indebtedness in respect of Capitalized Lease Obligations and synthetic lease obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property, (e) deposits or pledges made (i) in connection with casualty insurance maintained in accordance with the Related Documents, (ii) to secure the performance of bids, tenders, contracts or leases, (iii) to secure statutory obligations or surety or appeal bonds or (iv) to secure indemnity, performance or other similar bonds in the ordinary course of business of any Securitization Entity, (f) Liens of carriers, warehouses, mechanics and similar Liens, and Liens arising automatically upon the entry against any Securitization Entity of a judgment for the payment of money not constituting an Event of Default under Section 9.2(h) or 9.2(k), in each case (i) in existence less than forty-five (45) days from the date of creation thereof or (ii) being contested in good faith by any Securitization Entity in appropriate proceedings (so long as such Securitization Entity shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto), (g) restrictions under federal, state or foreign securities laws on the transfer of securities, (h) any Liens arising under law or pursuant to documentation governing permitted accounts in connection with the Securitization Entities’ cash management system and (i) Liens securing Cash Management Obligations.

“Person” means an individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated association or government or any agency or political subdivision thereof.

“Plan” means (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code and (iii) any entity whose underlying assets are deemed to include assets of a plan described in clause (i) or (ii) for purposes of Title I of ERISA and/or Section 4975 of the Code.

“POD” means a “point of distribution”.

“Post-ARD Contingent Interest” means any Senior Notes Quarterly Post-ARD Contingent Interest, Senior Subordinated Notes Quarterly Post-ARD Contingent Interest and Subordinated Notes Quarterly Post-ARD Contingent Interest.

“Post-Default Capped Trustee Expenses” has the meaning set forth in the definition of “Post-Default Capped Trustee Expenses Amount.”

“Post-Default Capped Trustee Expenses Amount” means an amount equal to the lesser of (a) all reasonable expenses payable by the Master Issuer to the Trustee pursuant to the Indenture (excluding Mortgage Recordation Fees) after the occurrence and during the continuation of an Event of Default in connection with any obligations of the Trustee in connection with such Event of Default that are in excess of the Capped Securitization Operating Expense Amount (“Post-Default Capped Trustee Expenses”) and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of Post-Default Capped Trustee Expenses previously paid on each Weekly Allocation Date that occurred in the annual period (measured from the Closing Date to the anniversary thereof and from each anniversary thereof to the next succeeding anniversary

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thereof) in which such Weekly Allocation Date occurs. For the avoidance of doubt, Mortgage Recordation Fees shall not be considered Trustee expenses for purposes of determining the Post-Default Capped Trustee Expenses Amount.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event; provided that any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event as described in clause (e) of the definition of Rapid Amortization Event, shall not constitute a Potential Rapid Amortization Event.

“Pre-Closing Date Litigation Liabilities” means any liability incurred or arising in connection with the Covered Assets relating to the existing litigation matters set forth in Schedule 1.1(c) to the Representations and Warranties Agreement.

“Prepayment Premium” means, with respect to any Series of Notes, the premium to be paid on any prepayment of principal with respect to such Series of Notes, identified as a “Prepayment Premium” pursuant to the applicable Series Supplement.

“Prime Lease” means any lease entered into by any Real Estate Holder as tenant, and a third-party landlord, as landlord.

“Prime Leased Property” means those parcels of real property and any Improvements thereon leased pursuant to any Prime Lease.

“Prime Lease Other Amounts” means, with respect to any Prime Lease, any amounts, other than rent, payable by any Securitization Entity to any third-party landlord or otherwise pursuant to the terms of such Prime Lease including, without limitation, management fees, brokerage fees, insurance fees, utilities costs and insurance proceeds required to be reinvested in the related Prime Leased Property.

“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by the Manager and the Servicer as its reference rate, base rate or prime rate.

“Principal Release Amount” means, with respect to any Series and any Quarterly Payment Date on which the related Series Non-Amortization Test is satisfied, unless the Master Issuer has elected to make the related Senior Notes Scheduled Principal Payment, the Senior Notes Quarterly Scheduled Principal Amounts with respect to such Series that have been allocated to the Senior Notes Principal Payment Account pursuant to the Priority of Payments since the immediately preceding Quarterly Payment Date.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

“Prior Securitization Transaction” means the securitization transaction contemplated by, and the transactions entered into in connection with, the Base Indenture, dated as of May 26,

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2006, by and among DB Master Finance LLC, Dunkin’ Donuts Franchised Restaurants LLC, Baskin-Robbins Franchised Shops LLC, Togo’s Franchised Eateries LLC, DD IP Holder LLC, BR IP Holder LLC and Citibank, N.A., a national banking association, as trustee and securities intermediary.

“Priority of Payments” means the allocation and payment obligations described in Section 5.11 and Section 5.12 of this Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement.

“pro forma event” has the meaning set forth in Section 14.18 of the Base Indenture.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“Product Sourcing Advance” has the meaning specified in the Management Agreement.

“Product Sourcing Arrangements” means any agreement or other arrangement, including the Silver Pail Sourcing Agreement, to manufacture Products for sale to a Securitization Entity for re-sale to Franchisees.

“Product Sourcing Assets” means with respect to each Franchise Holder, (i) the Existing Product Sourcing Arrangements and all Product Sourcing Proceeds thereon; (ii) the New Product Sourcing Arrangements and all Product Sourcing Proceeds thereon; (iii) all rights to enter into New Product Sourcing Arrangements; and (iv) any and all other property of every nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of any Person to such Franchise Holder under the Product Sourcing Arrangements and all guarantees of such obligations and the rights evidenced by or reflected in the Product Sourcing Arrangements (the items described in clauses (i) through (iv) of this paragraph together with all payments, proceeds and accrued and future rights to payment thereon.

“Product Sourcing Obligations” means all amounts payable by or on behalf of the Securitization Entities under or in connection with the Product Sourcing Arrangements.

“Product Sourcing Proceeds” means the gross revenues attributable to the sale of any Products, including any Ice Cream Products, by any Securitization Entity to any Franchisee.

“Products” means any good (as defined in section 2-105 of the New York UCC) produced for use in any POD pursuant to a Product Sourcing Arrangement, including, without limitation, any Ice Cream Products.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“PTO” means the U.S. Patent and Trademark Office and any successor U.S. Federal office.

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“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC; provided that, for the avoidance of doubt, on the Closing Date, Citibank, N.A and Barclays Bank PLC are deemed to meet the aforementioned criteria with respect to being a “Qualified Institution.”

“Qualified Institutional Buyer” or “QIB” means a Person who is a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser” or “QP” means a Person who is a “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $200,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than “Baa2” by Moody’s and “BBB” by S&P.

“Quarterly Calculation Date” means the date two (2) Business Days prior to each Quarterly Payment Date. Any reference to a Quarterly Calculation Date relating to a Quarterly Payment Date means the Quarterly Calculation Date occurring in the same calendar month as the Quarterly Payment Date and any reference to an Quarterly Calculation Date relating to a Quarterly Collection Period means the Quarterly Collection Period most recently ended on or prior to the related Quarterly Payment Date.

“Quarterly Collection Period” means each period commencing on and including the first day of a Quarterly Fiscal Period and ending on but excluding the first day of the immediately following Quarterly Fiscal Period. The first Quarterly Collection Period will be from the Cut-Off Date to and including March 28, 2015.

“Quarterly Compliance Certificate” has the meaning specified in Section 4.1(d) of the Base Indenture.

“Quarterly Fiscal Period” means the following quarterly fiscal periods of the Securitization Entities: (a) with respect to each of the Securitization Entities’ 52-week fiscal years, four 13-week quarters of the Securitization Entities and (b) with respect to each of the Securitization Entities’ 53-week fiscal years, three 13-week quarters followed by one 14-week quarter. The last day of the fourth Quarterly Fiscal Period of each fiscal year of the Securitization Entities is the last Saturday in December. References to “weeks” mean the Securitization Entities’ fiscal weeks, which commence on and include each Sunday of a week and end on but exclude Sunday of the following week.

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“Quarterly Noteholder’s Report” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit C to the applicable Series Supplement, including the Manager’s statement specified in such exhibit.

“Quarterly Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the 20th day of each of the following calendar months: February, May, August and November, or if such date is not a Business Day, the next succeeding Business Day, commencing on May 20, 2015. Any reference to a Quarterly Collection Period relating to a Quarterly Payment Date means the Quarterly Collection Period most recently ended prior to such Quarterly Payment Date, and any reference to an Interest Accrual Period relating to a Quarterly Payment Date means the Interest Accrual Period most recently ended prior to such Quarterly Payment Date.

“QIB/QP” means a Person who is both a QIB and a QP.

“Rabobank” means Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland,” New York Branch.

“Rapid Amortization DSCR Threshold” means a DSCR equal to 1.20x.

“Rapid Amortization Event” has the meaning specified in Section 9.1 of the Base Indenture.

“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.7 of the Base Indenture and the date on which there are no Notes Outstanding.

“Rating Agency” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” means, with respect to any Outstanding Series of Notes and any event or action to be taken or proposed to be taken requiring satisfaction of the Rating Agency Condition in the Indenture or in any other Related Document, a condition that is satisfied if the Manager has notified the Master Issuer, the Servicer and the Trustee in writing that the Manager has provided each Rating Agency and the Servicer with a written notification setting forth in reasonable detail such event or action and has actively solicited (by written request and by request via email and telephone) a Rating Agency Confirmation from each Rating Agency, and each Rating Agency has either provided the Manager with a Rating Agency Confirmation with respect to such event or action or informed the Manager that it declines to review such event or action; provided that:

(i) except in connection with the issuance of Additional Notes, as to which the conditions of clause (ii) below will apply in all cases, the Rating Agency Condition in respect of any Rating Agency will be required to be satisfied in connection with any such event or action only if the Manager determines in its sole discretion (and provides an Officer’s Certificate to the Trustee evidencing such determination) that the policies of such Rating Agency permit it to deliver such Rating Agency Confirmation;

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(ii) the Rating Agency Condition will not be required to be satisfied in respect of any Rating Agency if the Manager provides an Officer’s Certificate (along with copies of all written requests for such Rating Agency Confirmation and copies of all related email correspondence) to the Master Issuer, the Servicer and the Trustee certifying that:

(a) the Manager has not received any response from such Rating Agency after the Manager has repeated such active solicitation (by request via telephone and by email) on or about the tenth Business Day and the fifteenth Business Day following the date of delivery of the initial solicitation;

(b) the Manager has no reason to believe that such event or action would result in such Rating Agency withdrawing its credit ratings on such Outstanding Series of Notes or assigning credit ratings on such Outstanding Series of Notes below the lower of (1) the then-current credit ratings on such Outstanding Series of Notes or (2) the initial credit ratings assigned to such Outstanding Series of Notes by such Rating Agency (in each case, without negative implications); and

(c) solely in connection with any issuance of Additional Notes, either:

(1) at least one Rating Agency has provided a Rating Agency Confirmation; or

(2) each Rating Agency has rated the Additional Notes no lower than the lower of (x) the then-current credit rating assigned by such Rating Agency or (y) the initial credit rating assigned by such Rating Agency (in each case, without negative implications) to each Outstanding Series of Notes ranking on the same priority as the Additional Notes, or, if no Outstanding Series of Notes ranks on the same priority as such Additional Notes, the Control Party shall have provided its written consent to the issuance of such Additional Notes.

“Rating Agency Confirmation” means, with respect to any Outstanding Series of Notes, a confirmation from the Rating Agencies that a proposed event or action will not result in (i) a withdrawal of its credit ratings on such Outstanding Series of Notes or (ii) the assignment of credit ratings on such Outstanding Series of Notes below the lower of (A) the then-current credit ratings on such Outstanding Series of Notes or (B) the initial credit ratings assigned to such Outstanding Series of Notes by such Rating Agency (in each case, without negative implications).

“Rating Agency Notification” means, with respect to any prospective action or occurrence, a written notification to the Rating Agencies for each Series of Notes Outstanding setting forth in reasonable detail such action or occurrence.

“Reacquired POD” means a POD reacquired by a Non-Securitization Entity for financial and other reasons until such time as such restaurants are re-franchised to third party franchisees.

“Real Estate Assets” means any real property interests owned by a Real Estate Holder.

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“Real Estate Holder Advances” means, in the event sufficient funds are not available in the Real Estate Obligations Account to pay any Real Estate Obligation, the Manager may, but is not obligated to, make an advance to fund such Real Estate Holder Obligation to the extent that it reasonably expects to be reimbursed for such advances from the proceeds of future Franchisee Lease Payments, it being understood and agreed that any such advances shall not constitute Manager Advances. Each Real Estate Holder Advance shall be repaid solely from Franchisee Lease Payments received in the Real Estate Obligations Account after the date of such Real Estate Holder Advance in accordance with Section 5.10(c) of the Base Indenture.

“Real Estate Holders” means DB Real Estate Holder I, DB Real Estate Holder II and any Additional Real Estate Holders.

“Real Estate Obligations” means the amount of Owned Property Other Amounts, rent and Prime Lease Other Amounts owed by any Securitization Entity, whether to any third-party landlord or otherwise, in connection with any Prime Leased Property or any Owned Real Property.

“Real Estate Obligations Account” means the account maintained in the name of the Master Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.10(c) of the Base Indenture or any successor account established for the Master Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“Record Date” means, with respect to any Quarterly Payment Date (i) the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Quarterly Payment Date occurs or (ii) in the case of a Noteholder of a Definitive Note, fifteen (15) days (without regard to whether such day is a Business Day) prior to the applicable Quarterly Payment Date.

“Refranchising Asset Disposition” means any resale, transfer or other disposition of a Franchise Arrangement or Franchised POD Lease that results in the replacement of a Franchise Arrangement or Franchised POD Lease with one or more New Franchise Arrangements or New Franchised POD Leases, including, without limitation, any resale, transfer, termination or creation (or combination thereof) of a Securitization Entity’s interest in a Franchise Arrangement or Franchised POD Lease.

“Registrar” has the meaning specified in Section 2.5(a) of the Base Indenture.

“Related Documents” means the Indenture, the Notes, the Guarantee and Collateral Agreement, each Account Control Agreement, the Management Agreement, any Sub-Management Arrangement, the Servicing Agreement, the Back-Up Management Agreement, any Series Hedge Agreement, the Contribution Agreements, any agreement pursuant to which Future Contributed Assets are contributed to the Securitization Entities, any Variable Funding Note Purchase Agreement, each other note purchase agreement pursuant to which Notes are purchased, the IP License Agreements, any Enhancement Agreement, the Charter Documents, the Letter of Credit Reimbursement Agreement and any additional document identified as a “Related Document” in the Series Supplement for any Series of Notes Outstanding and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents.

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“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Single Employer Plan (other than an event for which the 30-day notice period is waived).

“Representations and Warranties Agreement” means the Representations and Warranties Agreement, dated as of the Closing Date, by and among the Manager and the Covered Securitization Entities.

“Repurchased POD” means a POD reacquired by a Securitization Entity for financial and other reasons until such time as such POD is re-franchised to third-party franchisees.

“Required Rating” means (i) a short-term certificate of deposit rating from Moody’s of “P-2” and from S&P of at least “A-2” and (ii) a long-term unsecured debt rating of not less than “Baa3” by Moody’s and “BBB-” by S&P.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Residual Amount” means for any Weekly Allocation Date with respect to any Quarterly Collection Period the amount, if any, by which the amount allocated to the Collection Account on such Weekly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Weekly Allocation Date pursuant to priorities (i) through (xxviii) of the Priority of Payments.

“Retained Collections” means, with respect to any specified period of time, the amount equal to (i) Collections received over such period minus without duplication (ii) the Excluded Amounts over such period.

“Retained Collections Contribution” means, with respect to any Quarterly Collection Period, an equity contribution made to the Master Issuer at any time prior to the Final Series Legal Final Maturity Date to be included in Net Cash Flow in accordance with Section 5.16 of the Base Indenture, which for all purposes of the Related Documents, except as otherwise specified therein, will be treated as Retained Collections received during such Quarterly Collection Period.

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“Royalties or Other Compensation” means the royalties, fees or other compensation equivalent to market-rate compensation, as determined by the Manager in its reasonable discretion and accounting for related transactions, without regard to the actual royalties, fees or compensation that are paid to or received by Licensee for any particular activity, license, sublicense or other agreement.

“Rule 144A” means Rule 144A under the 1933 Act.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Scheduled Principal Payments” means, with respect to any Series or any Class of any Series of Notes, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series or Class on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Quarterly Collection Period, as of the last Weekly Allocation Date with respect to such Quarterly Collection Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payment Account after the last Weekly Allocation Date with respect to such Quarterly Collection Period is less than the aggregate amount of Senior Notes Quarterly Scheduled Principal Amounts due and payable on all such Senior Notes for the next succeeding Quarterly Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(e) of the Base Indenture.

“SDA” means a store development agreement.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means the Noteholders and the Trustee in its individual capacity, together with their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 5.8(a) of the Base Indenture.

“Securitization Entities” means, collectively, the Master Issuer and the Guarantors, and each subsidiary thereof that is joined as a guarantor in accordance with the terms of the Base Indenture and the Guarantee and Collateral Agreement.

“Securitization Entity Insurance Proceeds” means any amounts received upon settlement of a claim filed under any insurance policy maintained by the Securitization Entities in accordance with the Base Indenture.

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“Securitization IP” means, collectively, the Closing Date IP and any After-Acquired Securitization IP, but excluding the Excluded IP.

“Securitization Operating Expense Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Securitization Operating Expenses” means all expenses incurred by the Securitization Entities and payable to third parties in connection with the maintenance and operation of the Securitization Entities and the transactions contemplated by the Related Documents to which they are a party (other than those paid for from a Concentration Account or the Real Estate Obligations Accounts as provided for herein), including (i) accrued and unpaid taxes (other than United States federal, state, local and foreign taxes based on income, profits or capital, including franchise, excise, withholding or similar taxes), filing fees and registration fees payable by the Securitization Entities to any federal, state, local or foreign Governmental Authority; (ii) fees and expenses payable to (A) the Trustee under the Indenture or the other Related Documents to which it is a party (excluding Mortgage Recordation Fees), (B) the Back-Up Manager as Back-Up Manager Fees, (C) the Rating Agencies, (D) independent certified public accountants (including, for the avoidance of doubt, any incremental auditor costs) or external legal counsel and (E) any stock exchange on which the Notes may be listed; (iii) the indemnification obligations of the Securitization Entities under the Related Documents to which they are a party (including any interest thereon at the Advance Interest Rate, if applicable); and (iv) independent director and manager fees.

“Senior ABS Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) the aggregate principal amount of each Series of Senior Notes Outstanding (provided that, with respect to each Series of Class A-1 Notes Outstanding, the aggregate principal amount of each such Series of Senior Notes will be deemed to be the Class A-1 Notes Maximum Principal Amount for each such Series) as of the end of the most recently ended Quarterly Fiscal Period less (ii) the sum of (x) the cash and cash equivalents of the Securitization Entities credited to the Senior Notes Interest Reserve Account and the Cash Trap Reserve Account as of the end of the most recently ended Quarterly Fiscal Period, (y) the cash and cash equivalents of the Securitization Entities maintained in the Management Accounts as of the end of the most recently ended Quarterly Fiscal Period that, pursuant to a Weekly Manager’s Certificate delivered on or prior to such date, will be paid to the Manager or constitute the Residual Amount on the next succeeding Weekly Allocation Date and (z) the available amount of the Interest Reserve Letter of Credit with respect to the Senior Notes as of the end of the most recently ended Quarterly Fiscal Period to (b) Net Cash Flow for the preceding four Quarterly Collection Periods most recently ended as of such date and for which financial statements have been prepared. The Senior ABS Leverage Ratio shall be calculated in accordance with Section 14.18(b) of the Base Indenture.

“Senior Debt” means the issuance of Indebtedness under the Indenture by the Master Issuer that by its terms (through its alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Indebtedness) is senior in the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Subordinated Notes or Subordinated Notes.

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“Senior Interest Allocation Shortfall” has the meaning set forth in Section 5.12(a) of the Base Indenture.

“Senior Noteholder” means any Holder of Senior Notes of any Series.

“Senior Notes” or “Class A Notes” means any Series or Class of any Series of Notes issued that are designated as “Class A” and identified as “Senior Notes” in the applicable Series Supplement that constitute Senior Debt.

“Senior Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, and with respect to any Senior Notes Outstanding, the amount identified as “Senior Notes Accrued Quarterly Interest Amount” in the applicable Series Supplement.

“Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period an amount equal to the lesser of (a) the sum of (i) the product of (1) the Weekly Accrual Percentage for the applicable Weekly Collection Period and (2) the Senior Notes Aggregate Quarterly Post-ARD Contingent Interest and (ii) the Carryover Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such Weekly Allocation Date and (b) the amount, if any, by which (i) Senior Notes Aggregate Quarterly Post-ARD Contingent Interest exceeds (ii) the aggregate amount previously allocated to the Senior Notes Post-ARD Contingent Interest Account with respect to Senior Notes Quarterly Post-ARD Contingent Interest on each preceding Weekly Allocation Date with respect to the Quarterly Collection Period.

“Senior Notes Accrued Quarterly Scheduled Principal Amount” means with respect to each Quarterly Payment Date, the aggregate amounts identified as the “Senior Notes Accrued Quarterly Scheduled Principal Amount” in the applicable Series Supplement.

“Senior Notes Aggregate Quarterly Post-ARD Contingent Interest” means, for any Interest Accrual Period, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Quarterly Post-ARD Contingent Interest accrued on all such Senior Notes with respect to such Interest Accrual Period.

“Senior Notes Interest Payment Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Notes Interest Reserve Account” means account no. entitled “Citibank, N.A. f/b/o DB Master Finance LLC, Senior Notes Interest Reserve Account”, which account is maintained by the Trustee pursuant to Section 5.2(a) of the Base Indenture or any successor securities account maintained pursuant to Section 5.2(a) of the Base Indenture.

“Senior Notes Interest Reserve Account Deficiency Amount” means, as of any date of determination the excess, if any, of the Senior Notes Interest Reserve Amount over the sum of (a) the amount on deposit in the Senior Notes Interest Reserve Account and (b) the amount available under any Interest Reserve Letter of Credit relating to the Senior Notes.

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“Senior Notes Interest Reserve Amount” means, with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto), the Senior Notes Quarterly Interest Amount due on the next Quarterly Payment Date (assuming that amounts available under the Variable Funding Note Purchase Agreements at such time (after giving effect to any commitment reductions on such date) are fully drawn); provided that, with respect to the first Interest Accrual Period following the Closing Date, the Senior Notes Interest Reserve Amount will be an amount equal to $24,150,000.

“Senior Notes Post-ARD Contingent Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture

“Senior Notes Principal Payment Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Notes Quarterly Interest” means, for any Interest Accrual Period, with respect to all Senior Notes Outstanding, the aggregate Senior Notes Accrued Quarterly Interest Amount due and payable on all such Senior Notes with respect to such Interest Accrual Period.

“Senior Notes Quarterly Interest Amount” means with respect to each Quarterly Payment Date, the aggregate amounts identified as the “Senior Notes Quarterly Interest Amount” in the applicable Series Supplement.

“Senior Notes Quarterly Interest Shortfall Amount” has the meaning set forth in Section 5.12(b) of the Base Indenture.

“Senior Notes Quarterly Post-ARD Contingent Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Notes that is identified as “Senior Notes Quarterly Post-ARD Contingent Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Notes Quarterly Post-ARD Contingent Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Senior Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Senior Notes Quarterly Post-ARD Contingent Interest.”

“Senior Notes Quarterly Scheduled Principal Amounts” means, with respect to any Class of Senior Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Notes.

“Senior Notes Quarterly Scheduled Principal Deficiency Amount” means, as of any date of determination, the aggregate amount, if any, of due and unpaid Senior Notes Quarterly Scheduled Principal Amounts on each Class of Senior Notes Outstanding with respect to each Quarterly Payment Date prior to such date of determination.

“Senior Subordinated Debt” means the issuance of Indebtedness under the Indenture by the Master Issuer that by its terms (through its alphabetical designation as “Class B” through

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“Class L” pursuant to the Series Supplement applicable to such Indebtedness) (i) is senior in the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Subordinated Notes and (ii) subordinates the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Notes.

“Senior Subordinated Noteholder” means any Holder of Senior Subordinated Notes of any Series.

“Senior Subordinated Notes” means any issuance of Notes under the Indenture by the Master Issuer that are part of a Class with an alphanumerical designation that contains any letter from “B” through “L” of the alphabet.

“Senior Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Quarterly Scheduled Principal Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Account” means an account established and maintained by the Trustee pursuant to Section 5.3(a) of the Base Indenture or any successor securities account maintained pursuant to Section 5.3(a) of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Account Deficiency Amount” means, as of any date of determination, the excess, if any, of the Senior Subordinated Notes Interest Reserve Amount over the sum of (a) the amount on deposit in the Senior Subordinated Notes Interest Reserve Account and (b) the amount available under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes.

“Senior Subordinated Notes Interest Reserve Amount” means, with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto), an amount equal to the Senior Subordinated Notes Quarterly Interest Amount due on the next Quarterly Payment Date.

“Senior Subordinated Notes Post-ARD Contingent Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Senior Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.6 of the Base Indenture.

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“Senior Subordinated Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amount of interest due and payable, with respect to the related Interest Accrual Period, on the Senior Subordinated Notes that is identified as “Senior Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement (other than any Post-ARD Contingent Interest); provided, that any amount identified as “Post-ARD Contingent Interest” in any Series Supplement shall under no circumstances be deemed to constitute part of the “Senior Subordinated Notes Quarterly Interest Amount.”

“Senior Subordinated Notes Quarterly Post-ARD Contingent Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Senior Subordinated Notes Quarterly Post-ARD Contingent Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as a “Senior Subordinated Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest.”

“Senior Subordinated Notes Quarterly Scheduled Principal Amounts” means, with respect to any Class of Senior Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Subordinated Notes.

“Senior Subordinated Notes Quarterly Scheduled Principal Deficiency Amount” means, as of any date of determination, the aggregate amount, if any, of due and unpaid Senior Subordinated Notes Quarterly Scheduled Principal Amounts on each Class of Senior Subordinated Notes Outstanding with respect to each Quarterly Payment Date prior to such date of determination.

“Series 2015-1 Class A-1 Note Purchase Agreement” means the Class A-1 Note Purchase Agreement, dated as of the Closing Date, executed in connection with the issuance of the Series 2015-1 Class A-1 Notes.

“Series 2015-1 Legal Final Maturity Date” has the meaning set forth in the Series 2015-1 Supplement.

“Series 2015-1 Notes” means the Notes issued pursuant to the Series 2015-1 Supplement to the Base Indenture, dated as of the date hereof, by and between the Master Issuer and the Trustee.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Anticipated Repayment Date” means, with respect to any Series of Notes, or Class or Tranche thereunder, the “Anticipated Repayment Date” as set forth in the related Series Supplement, which will be the Series Anticipated Repayment Date for such Series of Notes, or Class or Tranche thereunder, as adjusted pursuant to the terms of the applicable Series Supplement.

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“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the applicable Series Supplement.

“Series Defeasance Date” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement.

“Series Hedge Agreement” means, with respect to any Series of Notes, the relevant Swap Contract, if any, described in the applicable Series Supplement.

“Series Hedge Counterparty” means, with respect to any series of Notes, the relevant Hedge Counterparty, if any, described in the applicable Series Supplement.

“Series Hedge Payment Amount” means all amounts payable by the Master Issuer under a Series Hedge Agreement including any termination payment payable by the Master Issuer.

“Series Hedge Receipts” means all amounts received by the Securitization Entities under a Series Hedge Agreement.

“Series Legal Final Maturity Date” means, with respect to any Series, the “Legal Final Maturity Date” set forth in the related Series Supplement.

“Series Non-Amortization Test” means, with respect to any Series or Class of Notes, the test specified in the applicable Series Supplement or, if not specified therein, means a test that will be satisfied on any Quarterly Payment Date if the DBI Leverage Ratio is less than or equal to 5.00x as of the Quarterly Calculation Date immediately preceding such Quarterly Payment Date.

“Series Obligations” means, with respect to a Series of Notes, (a) all principal, interest, premiums, make-whole payments and Series Hedge Payment Amounts, at any time and from time to time, owing by the Master Issuer on such Series of Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement on such Series of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Master Issuer or the Guarantors arising under the Indenture, the Notes or any other Indenture Document, in each case, solely with respect to such Series of Notes.

“Series of Notes” or “Series” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

“Series Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

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“Servicer” means Midland Loan Services, a division of PNC Bank, National Association, as servicer under the Servicing Agreement, and any successor thereto.

“Servicer Termination Event” has the meaning set forth in the Servicing Agreement.

“Services” has the meaning set forth in the Management Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, by and among the Master Issuer, the other Securitization Entities party thereto, the Manager, the Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Servicing Fees” has the meaning set forth in the Servicing Agreement.

“Servicing Standard” has the meaning set forth in the Servicing Agreement.

“Silver Pail Sourcing Agreement” means the Silver Pail Dairy Ice Cream Manufacturing Agreement, dated as of February 26, 2013, by and between DB UK Limited and Silver Pail Dairy, Ltd., as amended, supplemented or otherwise modified from time to time.

“Single Employer Plan” means any Pension Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Software” means proprietary rights in computer programs, including in both source code and object code therefor, together with related documentation and explanatory materials and databases, including any Copyrights, Patents and Trade Secrets therein.

“Solvent” means with respect to any Persons as of any date of determination, (i) the fair value of the assets of such Persons, when taken as a whole, will exceed their debts and liabilities, including contingent liabilities; (ii) the present fair saleable value of the property of such Persons, when taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities as such debts and other liabilities become absolute and matured; (iii) such Persons, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature; and (iv) such Persons, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is presently conducted and is proposed to be conducted after such date of determination, and no Event of Bankruptcy has occurred with respect to any such Persons.

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinion(s) delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with any of DBI or DBGI.

“Specified Country” means, for the identified brands, the following listed countries: (i) for the Dunkin’ Donuts Brand: United States, Korea, Philippines, Saudi Arabia, and Germany; (ii) for the Baskin-Robbins Brand: United States, Korea, Japan, Saudi Arabia and the United Arab Emirates.

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“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Sub-Management Arrangement” means an arrangement whereby the Manager engages any other Person to perform certain of its duties under the Management Agreement; provided that any agreement between the Manager and third-party vendors pursuant to which the Manager purchases a specific product or service shall not be considered to be a Sub-Management Arrangement.

“Sub-Managers” means the U.K. Sub-Manager, the Ad Fund Administrator and any other sub-managers from time to time appointed by the Manager in compliance with the Management Agreement.

“Subordinated Debt” means any issuance of Indebtedness under the Indenture by the Master Issuer that by its terms (through its alphabetical designation as “Class M” through “Class Z” pursuant to the Series Supplement applicable to such Indebtedness) subordinates the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Notes or Senior Subordinated Notes.

“Subordinated Debt Provisions” means, with respect to the issuance of any Series of Notes that includes Subordinated Debt, the terms of such Subordinated Debt will include the following provisions: (a) if there is an Extension Period in effect with respect to the Senior Debt issued on the Closing Date, the principal of any Subordinated Debt will not be permitted to be repaid out of the Priority of Payments unless such Senior Debt is no longer Outstanding, (b) if the Senior Debt issued on the Closing Date is refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt and any such Subordinated Debt having a Series Anticipated Repayment Date on or before the Series Anticipated Repayment Date of such Senior Debt is not refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt, such Subordinated Debt will begin to amortize on the date that the Senior Debt is refinanced pursuant to a scheduled principal payment schedule to be set forth in the applicable Series Supplement and (c) if the Senior Debt issued on the Closing Date is not refinanced on or prior to the Quarterly Payment Date following the seventh anniversary of the Closing Date, such Subordinated Debt will not be permitted to be refinanced.

“Subordinated Noteholders” means, collectively, the holders of any Subordinated Notes.

“Subordinated Notes” means any issuance of Notes under the Indenture by the Master Issuer that are part of a Class with an alphanumerical designation that contains any letter from “M” through “Z” of the alphabet.

“Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

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“Subordinated Notes Accrued Quarterly Scheduled Principal Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Quarterly Interest Shortfall” has the meaning set forth in Section 5.12(k) of the Base Indenture.

“Subordinated Notes Post-ARD Contingent Interest Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.6 of the Base Indenture.

“Subordinated Notes Quarterly Interest Amount” means, for any Interest Accrual Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest due and payable, with respect to such Interest Accrual Period, on such Class of Subordinated Notes that is identified as a “Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest, fees or expenses cannot be ascertained, an estimate of such interest, fees or expenses will be used to calculate the Subordinated Notes Quarterly Interest Amount for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided further that any amount identified as “Subordinated Notes Quarterly Post-ARD Contingent Interest” in any Series Supplement will under no circumstances be deemed to constitute a “Subordinated Notes Quarterly Interest Amount”.

“Subordinated Notes Quarterly Post-ARD Contingent Interest” means, for any Interest Accrual Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Subordinated Notes that is identified as “Subordinated Notes Quarterly Post-ARD Contingent Interest” in the applicable Series Supplement; provided that if, on any Weekly Allocation Date or other date of determination, the actual amount of any such interest cannot be ascertained, an estimate of such interest will be used to calculate the Subordinated Notes Quarterly Post-ARD Contingent Interest for such Weekly Allocation Date or other date of determination in accordance with the terms and provisions of the applicable Series Supplement; provided, further, that any amount identified as “Subordinated Notes Quarterly Interest Amount” in any Series Supplement will under no circumstances be deemed to constitute “Subordinated Notes Quarterly Post-ARD Contingent Interest.”

“Subordinated Notes Quarterly Scheduled Principal Amounts” means, with respect to any Class of Subordinated Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Subordinated Notes.

“Subordinated Notes Quarterly Scheduled Principal Deficiency Amount” means, as of any date of determination, the aggregate amount, if any, of due and unpaid Subordinated Notes Quarterly Scheduled Principal Amounts on each Class of Subordinated Notes Outstanding with respect to each Quarterly Payment Date prior to such date of determination.

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“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Successor Manager” means any successor to the Manager selected by the Control Party (at the direction of the Controlling Class Representative) upon the resignation or removal of the Manager pursuant to the terms of the Management Agreement.

“Successor Manager Transition Expenses” means all costs and expenses incurred by a Successor Manager in connection with the termination, removal and replacement of the Manager under the Management Agreement.

“Successor Servicer Transition Expenses” means all costs and expenses incurred by a successor Servicer in connection with the termination, removal and replacement of the Servicer under the Servicing Agreement.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article XIII of the Base Indenture.

“Supplemental Management Fee” means for each Weekly Allocation Date with respect to any Quarterly Collection Period the sum of (A) the amount by which, with respect to such Quarterly Collection Period, (i) the expenses incurred or other amounts charged by the Manager since the beginning of such Quarterly Collection Period in connection with the performance of the Manager’s obligations under the Management Agreement, approved in writing by the Control Party acting at the direction of the Controlling Class Representative, exceeds (ii) the Weekly Management Fees received and to be received by the Manager on such Weekly Allocation Date and each preceding Weekly Allocation Date with respect to such Quarterly Collection Period, plus (B) the Accrued Tax Amount, approved in writing by the Control Party (with such approval not to be unreasonably withheld).

“SVC Administration Expenses” means all expenditures in respect of the administration of the SVC Program.

“SVC Program” means the stored value card operations for the Dunkin’ Donuts Brand and the Baskin-Robbins Brand.

“SVC Program Agreement” means the SVC Program Agreement, dated as of the Closing Date by and among the Master Issuer, DD Franchisor, BR Franchisor and SVC.

“SVC Receipts” means collectively, all amounts paid in connection with the sale or reloading of stored value cards.

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of one or more swap contracts, after taking into account the effect of any legally enforceable netting agreement relating to such swap contracts, (a) for any date on or after the date such swap contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such swap contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such swap contracts.

“Tax” means (i) any United States federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, escheat obligation, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto and (ii) any transferee liability in respect of any items described in clause (i) above.

“Tax Lien Reserve Amount” means any funds contributed by DBI or a Subsidiary thereof to satisfy Liens filed by the Internal Revenue Service pursuant to Section 6323 of the Code against any Securitization Entity.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, (a) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) treated as debt at the time of their issuance, (b) each Securitization Entity organized in the United States in existence as of the date of the delivery of such opinion, and each other direct or indirect Subsidiary of the Master Issuer organized in the United States in existence as of the date of delivery of such opinion (i) will as of the date of issuance be treated as a disregarded entity and (ii) will not as of the date of issuance be classified as a corporation or as an association or publicly traded partnership taxable as a corporation and (c) such new Series of Notes will as of the date of issuance be treated as debt.

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“Tax Payment Deficiency” means any Tax liability of DBI (or, if DBI is not the taxable parent entity of any Securitization Entity, such other taxable parent entity) (including Taxes imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of the Securitization Entities or their direct or indirect Subsidiaries that the Manager determines cannot be satisfied by DBI (or such other taxable parent entity) from its available funds.

“Tax Lien Reserve Account” has the meaning set forth in Section 8.36 of the Base Indenture.

“Third-Party License Agreements” means collectively, all license agreements (excluding all Franchise Documents and Product Sourcing Arrangements) entered into by a Securitization Entity pursuant to which such Securitization Entity will license Securitization IP to a third-party licensee for the production and/or sale of goods and services.

“Threshold DSCR” means, with respect to any Permitted Asset Disposition, Indemnification Amount or any Insurance/Condemnation Proceeds, the DSCR as of the Quarterly Payment Date occurring in the month of May immediately preceding the date of (i) in the case of any Permitted Asset Disposition or Insurance/Condemnation Proceeds, the receipt by a Securitization Entity of, respectively, the Net Cash Proceeds with respect to the applicable Permitted Asset Disposition or the applicable Insurance/Condemnation Proceeds, or (ii) in the case of an Indemnification Amount, the date that the applicable Non-Securitization Entity would be required to pay such Indemnification Amount to the applicable Securitization Entity but for the potential application of the materiality thresholds set forth in the definition of “Indemnification Amounts Threshold Amount”; provided that for the period commencing on the Closing Date and ending on the first Quarterly Payment Date occurring in the month of May thereafter, the Threshold DSCR shall be deemed to be greater than 2.75x.

“Trademark” means proprietary rights in or arising from all United States, state and non-U.S. trademarks, service marks, trade names, trade dress, designs, logos, slogans and other indicia of source or origin, whether registered or unregistered, registrations and pending applications to register the foregoing, internet domain names, and all goodwill of any business connected with the use of or symbolized thereby.

“Trade Secrets” means trade secrets and other confidential or proprietary information, including with respect to recipes, unpatented inventions, operating procedures, know how, procedures and formulas for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, customer service methods and financial control methods, and training techniques.

“Tranche” means, with respect to any Class of Notes, any one of the tranches of Notes of such Class as specified in the applicable Series Supplement

“Transaction Expenses” means all expenses and fees incurred in connection with the consummation of the transactions contemplated by the Indenture and application of the proceeds of the Notes, including, without limitation, professional, financing and accounting fees, costs and expenses, transfer taxes and any premiums, fees, discounts, expenses and losses (and any

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amortization thereof) payable in connection with a tender offer for and redemption or prepayment of Indebtedness (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties).

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time will be such officers, in each case having direct responsibility for the administration of this Indenture, and also any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder. On the Closing Date, the Trustee shall be Citibank, N.A., a national banking association.

“Trustee Accounts” has the meaning set forth in Section 5.8(a) of the Base Indenture.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“U.K. Concentration Account” means account no., which account is maintained in the name of the U.K. Franchisor and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.10(a) of the Base Indenture or any successor account established for the U.K. Franchisor by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“U.K. Franchise Arrangement” means each Franchise Arrangement in the United Kingdom.

“U.K. Franchisor” means BR UK Franchising LLC, a Delaware limited liability company, and its successors and assigns.

“U.K. Franchisor IP Sublicense Agreement” means the Amendment to the U.K. Franchisor IP Sublicense Agreement dated as of December 3, 2010 between the Master Issuer and the Former U.K. Franchisor, as amended, supplemented or otherwise modified from time to time.

“U.K. Holdco” means Dunkin’ Brands International Holdings, Ltd., and its successors and assigns.

“U.K. Intercompany Note” means that certain promissory note issued by U.K. Holdco to DBI in the initial principal amount of approximately $30,000,000.

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“U.K. Sub-Manager” or “DB UK Limited” means Dunkin Brands (UK) Limited, together with its permitted successors and assigns in such capacity.

“Unassigned Franchisee Lease” means as of any date, those subleases entered into by any Franchisee, as tenant or subtenant, and any Former Contributor, as landlord or sub-landlord related to the Unassigned Prime Leases as of such date.

“Unassigned Franchisee Lease Amounts” means all rent or any other payments due under or in connection with an Unassigned Franchisee Lease.

“Unassigned Prime Leases” means, as of any date, those leases entered into prior to the Closing Date by any Former Contributor, as tenant, and a third-party landlord, as landlord for which consent to transfer such leases to a Securitization Entity has not been obtained.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Unrestricted Cash” means as of any date, unrestricted cash and Eligible Investments owned by the Non-Securitization Entities that are not, and are not presently required under the terms of any agreement or other arrangement binding any Non-Securitization Entity on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of any Non-Securitization Entity or (b) otherwise segregated from the general assets of the Non-Securitization Entities, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Non-Securitization Entities. It is agreed that cash and Eligible Investments held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by any Non-Securitization Entity will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries.

“U.S. Concentration Account” means account no., which account is maintained in the name of the Master Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.10(a) of the Base Indenture or any successor account established for the Master Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of the Base Indenture.

“U.S. Dollars” or “$” refers to lawful money of the United States of America.

“U.S. Franchise Arrangement” means each Franchise Arrangement in the United States.

“U.S. System Sales” means the Dunkin’ Donuts U.S. Sales plus the Baskin-Robbins U.S. Sales.

“Variable Funding Note Purchase Agreement” means any note purchase agreement entered into by the Master Issuer in connection with the issuance of Class A-1 Notes that is identified as a “Variable Funding Note Purchase Agreement” in the applicable Series Supplement.

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“Warm Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Warm Back-Up Management Trigger Event” means the occurrence and continuation of (i) any event that causes a Cash Trapping Period to begin and that continues for at least two (2) consecutive Quarterly Calculation Dates or (ii) a Rapid Amortization Event, provided that any Rapid Amortization Event pursuant to clause (ii) of the definition thereof shall not be a Warm Back-Up Management Trigger Event unless such Rapid Amortization Event has not been cured within six (6) months from the date of such Rapid Amortization Event, in each case, that has not been waived or approved by the Controlling Class Representative.

“Weekly Accrual Percentage” means 10.0%.

“Weekly Allocation Date” means the sixth (6th) Business Day following the last day of each Weekly Collection Period, commencing on February 9, 2015.

“Weekly Collection Period” means each weekly period commencing at 12:00 a.m. (New York City time) on each Sunday and ending at 11:59:59 p.m. (New York City time) on each Saturday of the immediately following week, except that the first such period will be from 12:00 a.m. (New York City time) on the Cut-Off Date to 11:59:59 p.m. (New York City time) on January 31, 2015.

“Weekly Management Fee” has the meaning set forth in the Management Agreement.

“Weekly Manager’s Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Welfare Plan” means any “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA.

“Whitewave Foods Agreement” means the Dunkin Donuts Licensing, Manufacturing, Marketing and Distribution Agreement, dated as of May 16, 2013, between Creamer Nation, LLC, DBI and The White Wave Foods Company.

“Workout Fees” has the meaning set forth in the Servicing Agreement.

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